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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Amendment No. 1
to Definitive Proxy Statement

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
Synaptic Pharmaceutical Corporation
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No Fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
$11,280
☒	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

215 College Road
Paramus, New Jersey 07652

January 10, 2003

Dear Stockholder:

        We cordially invite you to attend a special meeting of stockholders of Synaptic Pharmaceutical Corporation to be held on February 11, 2003 at 10:00 a.m., local time, at the offices of the company located at 215 College Road, Paramus, New Jersey 07652.

        At the special meeting, we will ask you to consider and vote on a proposal to adopt the Agreement and Plan of Merger, or merger agreement, we entered into on November 21, 2002 with H. Lundbeck A/S, or Lundbeck, and its wholly owned subsidiary, Viking Sub Corporation, or Merger Sub, providing for the acquisition of Synaptic by Lundbeck. In the proposed merger, Merger Sub will merge with and into Synaptic, and each issued and outstanding share of:

  •
  our common stock will be converted into the right to receive $6.50 in cash, without interest;

  •
  our Series B Convertible Preferred Stock will be converted into the right to receive $1,499.15 in cash, without interest; and

  •
  our Series C Convertible Preferred Stock will be converted into the right to receive $1,088.54 in cash, without interest.

        After the merger, Synaptic will be a wholly owned subsidiary of Lundbeck.

        The merger consideration represents an 8% premium over the closing price of our common stock on November 20, 2002, and a 62.5% premium over the closing price of our common stock on November 14, 2002, one week prior to signing the merger agreement.

        Our Board of Directors carefully considered and evaluated the merger. In connection with the Board's evaluation of the merger, the Board received an opinion from our financial advisor, Banc of America Securities LLC, stating that, as of the date of the opinion and subject to the assumptions and limitations set forth in its opinion, the merger consideration to be received by the holders of our capital stock in the proposed merger was fair, from a financial point of view, to the holders of our capital stock.

        OUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT IS ADVISABLE AND IN THE BEST INTERESTS OF OUR STOCKHOLDERS. OUR BOARD OF DIRECTORS ALSO HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

        We cannot complete the merger unless the merger agreement is adopted by the affirmative vote of holders representing a majority in voting power of the outstanding shares entitled to vote on the adoption of the merger agreement.

        WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR GRANT YOUR PROXY ELECTRONICALLY BY THE INTERNET OR TELEPHONE AS DESCRIBED IN THE PROXY STATEMENT TO ENSURE YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. IF YOU DO NOT SEND IN YOUR PROXY OR DO NOT INSTRUCT YOUR

BROKER TO VOTE YOUR SHARES OR IF YOU ABSTAIN FROM VOTING, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT.

        The enclosed proxy statement provides you with detailed information about the merger and related matters. We urge you to read the proxy statement carefully, including the annexes. If the merger agreement is adopted and the merger is completed, you will be sent written instructions for exchanging your Synaptic common and preferred stock certificates for a cash payment. If you hold Synaptic stock certificates, please do not send your certificates until you receive these instructions.

        On behalf of our Board of Directors, I thank you in advance for your participation.

Yours truly,

Errol B. De Souza, President and Chief Executive Officer

THIS PROXY STATEMENT IS DATED JANUARY 10, 2003 AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT JANUARY 14, 2003.

SYNAPTIC PHARMACEUTICAL CORPORATION
215 COLLEGE ROAD
PARAMUS, NEW JERSEY 07652

NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 11, 2003

To the Stockholders of Synaptic Pharmaceutical Corporation:

        NOTICE IS HEREBY GIVEN that we will hold a special meeting of the stockholders of Synaptic Pharmaceutical Corporation (we, us, Synaptic or our company) on February 11, 2003, at 10:00 a.m., local time, at the offices of the company located at 215 College Road, Paramus, New Jersey 07652, and any adjournments or postponements thereof, to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 21, 2002, among Synaptic Pharmaceutical Corporation, H. Lundbeck A/S, or Lundbeck, and Viking Sub Corporation, or Merger Sub, a wholly owned subsidiary of Lundbeck, pursuant to which, upon the merger becoming effective, each share of:

  •
  common stock, par value $0.01 per share, of Synaptic will be converted into the right to receive $6.50 in cash, without interest;

  •
  Series B Convertible Preferred Stock, par value $0.01 per share, of Synaptic will be converted into the right to receive $1,499.15 in cash, without interest; and

  •
  Series C Convertible Preferred Stock, par value $0.01 per share, of Synaptic will be converted into the right to receive $1,088.54 in cash, without interest.

        After the merger, Synaptic will be a wholly owned subsidiary of Lundbeck.

        Adoption of the merger agreement requires the affirmative vote of holders representing a majority in voting power of the outstanding shares entitled to vote on the adoption of the merger agreement.

        Only stockholders of record as of the close of business on January 9, 2003 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the meeting. Each holder of common stock will be entitled to one vote per share and each holder of preferred stock will be entitled to one vote for each share of common stock issuable upon conversion of the shares of preferred stock it holds. The holders of Synaptic's common stock and preferred stock will vote together as a single class. On January 9, 2003, the number of votes entitled to be cast at the special meeting was 18,542,374, consisting of 10,977,790 shares of common stock and 41,000 shares of preferred stock which are convertible into 7,564,584 shares of common stock. A stockholders' list will be available for inspection by any stockholder entitled to vote at the meeting beginning ten days prior the meeting and continuing through the meeting.

        Under Delaware law, holders of our capital stock who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the merger agreement and they comply with the Delaware law procedures explained in the accompanying proxy statement. A copy of Section 262 of the Delaware General Corporation Law is attached as Annex D to the proxy statement.

        A form of proxy and a proxy statement containing more detailed information with respect to the matter to be considered at the special meeting, including a copy of the merger agreement, accompany and form a part of this notice. You may grant a proxy by completing and returning the enclosed proxy card. You may also grant your proxy electronically by the Internet or telephone or vote in person at the meeting. You should not send any certificates representing your shares of Synaptic common or preferred stock with your proxy card.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE MARK, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR GRANT YOUR PROXY ELECTRONICALLY BY THE INTERNET OR TELEPHONE BY 4:00 P.M. EASTERN STANDARD TIME ON THE BUSINESS DAY PRIOR TO THE SPECIAL MEETING.

        If you attend the special meeting and vote in person, your proxy will be revoked automatically and only your vote at the meeting will be counted. Your prompt return of the proxy included with this proxy statement or electronic proxy will assist us in preparing for the special meeting.

By order of the Board of Directors,

Errol B. De Souza, President and Chief Executive Officer

Paramus, New Jersey
January 10, 2003

2

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING	1
SUMMARY	4
The Parties to the Merger Agreement	4
Merger Consideration	4
Stock Options	5
United States Federal Income Tax Consequences	5
Appraisal Rights	5
The Special Meeting	5
Stockholder Agreement	6
Recommendation of Our Board of Directors	7
Opinion of Our Financial Advisor	7
Antitrust Matters	7
Interests of Certain Persons in the Merger	7
No Solicitation of Transactions	8
Conditions to the Merger	8
Termination of the Merger Agreement	9
Termination Fee; Expenses	9
Additional Information	9
THE PARTIES TO THE MERGER AGREEMENT	10
THE SPECIAL MEETING	10
General	10
Date, Time and Place	10
The Proposal	10
Record Date	11
Voting Rights; Quorum	11
Votes Required	11
How You Can Vote	11
Voting of Proxies	12
Revocation of Proxies	13
Effect of Failure to Vote, Broker Non-Votes and Abstentions	13
Solicitation of Proxies	13
THE MERGER	13
Background of the Merger	13
Purpose and Effects of the Merger	18
Reasons for the Merger; Recommendation of Our Board of Directors	18
Opinion of Our Financial Advisor	20
Merger Financing; Source and Amount of Funds	24
Interests of Certain Persons in the Merger	24
Stockholder Agreement	27
Rights Agreement	28
United States Federal Income Tax Consequences	28
Appraisal Rights	29
THE MERGER AGREEMENT	31
Structure and Effective Time of the Merger	31
Merger Consideration	31
Stock Options	32
Certificate of Incorporation and By-Laws	32
Directors and Officers	33
Representations and Warranties	33

i

Covenants Relating to the Conduct of Our Business	35
No Solicitation of Transactions	38
Additional Agreements	40
Employee Benefit Matters	42
Conditions to the Merger	42
Termination of the Merger Agreement	44
Termination Fee; Expenses	45
Amendment; Waiver	46
ACCOUNTING TREATMENT	46
ANTITRUST MATTERS	46
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	47
PRICE RANGE OF COMMON STOCK AND DIVIDENDS	50
STOCKHOLDER PROPOSALS	50
WHERE YOU CAN FIND MORE INFORMATION	50
ADDITIONAL INFORMATION	51
ANNEX A—AGREEMENT AND PLAN OF MERGER	A-1
ANNEX B—STOCKHOLDER AGREEMENT	B-1
ANNEX C—OPINION OF BANC OF AMERICA SECURITIES LLC	C-1
ANNEX D—SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE	D-1

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

        Below are brief answers to frequently asked questions concerning the merger and the special meeting. These questions and answers do not, and are not intended to, address all the information that may be important to you. You should read the summary and the remainder of this proxy statement, including all annexes, carefully.

Q:
WHAT IS THE PROPOSED MERGER?

A:    In the proposed merger, Viking Sub Corporation or Merger Sub, a wholly owned subsidiary of H. Lundbeck A/S, or Lundbeck, will merge with and into our company and our company will continue as the surviving corporation. As a result of the merger, we will cease to be a publicly traded company and will become a wholly owned subsidiary of Lundbeck. The merger agreement is attached to this proxy statement as Annex A. We encourage you to read it carefully.

Q:
WHAT WILL I RECEIVE IN THE MERGER?

A:    Upon completion of the merger, you will be entitled to receive:

  •
  $6.50 in cash, without interest, in exchange for each share of common stock that you own;

  •
  $1,499.15 in cash, without interest, in exchange for each share of Series B Convertible Preferred Stock that you own; and

  •
  $1,088.54 in cash, without interest, in exchange for each share of Series C Convertible Preferred Stock that you own.

In this proxy statement, we refer to these cash payments as the merger consideration. In addition, each holder of an option to purchase our common stock that is outstanding immediately prior to completion of the merger will be entitled to receive, in exchange for the cancelation of the option, an amount in cash equal to the excess, if any, of $6.50 over the exercise price per share of our common stock subject to the option, multiplied by the number of shares of our common stock subject to the outstanding portion of the option. The payment of the merger consideration and the payment of cash to option holders will be made net of applicable withholding taxes.

Q:
WILL THE HOLDERS OF PREFERRED STOCK BE ENTITLED TO RECEIVE MERGER CONSIDERATION THAT IS DIFFERENT FROM THE HOLDERS OF COMMON STOCK?

A:    No. Upon completion of the merger, holders of our preferred stock will be entitled to receive the same merger consideration for each share of preferred stock that they would have received had they converted their preferred stock into common stock immediately prior to the merger. Under our certificate of designation, each share of Series B Convertible Preferred Stock may be converted into 230.6379 shares of common stock and each share of Series C Convertible Preferred Stock may be converted into 167.4677 shares of common stock.

Q:
WHAT ARE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

A:    The exchange of shares of common and/or preferred stock for cash pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, a stockholder who is a United States person and who receives cash in exchange for shares of our common and/or preferred stock pursuant to the merger will recognize capital gain or loss for United States federal income tax purposes (assuming the common and/or preferred stock was held as a capital asset) in an amount equal to the difference, if any, between the amount of cash received and the stockholder's adjusted tax basis in the shares exchanged for cash pursuant to the merger. Because the tax consequences of the merger are complex and may vary depending on your particular circumstances, we recommend that you contact your tax advisor concerning the Federal (and any state, local or foreign) tax consequences to you of the merger.

Q:
WHAT IS THE VOTE REQUIRED TO APPROVE THE MERGER AGREEMENT?

A:    Adoption of the merger agreement requires the affirmative vote of holders representing a majority in voting power of the outstanding shares entitled to vote on the adoption of the merger agreement. Holders of our common stock and preferred stock will vote together as a single class. One of our stockholders who holds approximately 35% of the votes eligible to be cast at the special meeting has signed a stockholder agreement with Lundbeck, which we refer to in this proxy statement as the stockholder agreement, under which it has agreed to vote to adopt the merger agreement. The stockholder agreement is attached to this proxy statement as Annex B.

Q:
IS OUR BOARD OF DIRECTORS RECOMMENDING THAT I VOTE FOR THE MERGER AGREEMENT?

A:    Yes. After considering a number of factors, our Board of Directors unanimously believes that the merger is advisable and in the best interests of our stockholders. Our Board of Directors recommends that you vote FOR adoption of the merger agreement. In connection with our Board's evaluation of the merger, among other things, the Board received an opinion from our financial advisor stating that, as of the date of the opinion and subject to the assumptions and limitations set forth in the opinion, the merger consideration to be received by the holders of our capital stock in the proposed merger was fair, from a financial point of view, to the holders of our capital stock. A copy of the fairness opinion is attached to this proxy statement as Annex C.

Q:
WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A:    We expect to complete the merger in March 2003 after the special meeting and after all the conditions to the merger are satisfied or waived.

Q:
WHAT DO I NEED TO DO NOW?

A:    We urge you to read this proxy statement carefully, including all of the annexes, and consider how the merger would affect you as a stockholder. You should then complete, sign and date your proxy card and mail it in the enclosed return envelope or grant your proxy electronically by the Internet or telephone as described in this proxy statement as soon as possible, even if you plan to attend the special meeting in person, so that your shares may be represented at the special meeting. If you sign, date and send in your proxy card without indicating how you want to vote, all of your shares will be voted FOR adoption of the merger agreement. If you do not vote or if you abstain, it will have the effect of a vote against adopting the merger agreement.

Q:
IF MY BROKER HOLDS MY SHARES IN "STREET NAME", WILL MY BROKER VOTE MY SHARES FOR ME?

A:    Your broker will only be permitted to vote your shares if you provide instructions to your broker on how to vote. You should follow the procedures provided by your broker regarding the voting of your shares and be sure to provide your broker with instructions on how to vote your shares. Without instructions, your shares will not be voted, which will have the effect of a vote against adopting the merger agreement.

Q:
WHAT IF I WANT TO CHANGE MY VOTE?

A:    You can revoke your proxy by sending a later-dated, signed proxy card or a written revocation to the Assistant Secretary of Synaptic at Synaptic Pharmaceutical Corporation, 215 College Road, Paramus, New Jersey 07652, who must receive it before your proxy has been voted at the special meeting. You can also revoke your proxy by electronically granting a proxy at a later date by the Internet or telephone, but no later than 4:00 p.m. Eastern Standard Time on the business day prior to the meeting, or by attending the meeting in person and voting. Your attendance at the special meeting will not, by itself, revoke your proxy. It will only be revoked if you actually vote at the special meeting. If you have instructed your broker to vote your shares, you must follow the directions received from your broker to change those voting instructions.

Q:
WHAT HAPPENS IF I DO NOT SEND IN MY PROXY, IF I DO NOT INSTRUCT MY BROKER TO VOTE MY SHARES OR IF I ABSTAIN FROM VOTING?

A:    If you do not send in your proxy or do not instruct your broker to vote your shares, or if you abstain from voting, it will have the same effect as if you voted against adoption of the merger agreement.

Q:
SHOULD I SEND MY SYNAPTIC STOCK CERTIFICATES NOW?

A:    No. Please do not send your Synaptic stock certificates now. If we complete the merger, you will receive written instructions for exchanging your Synaptic stock certificates for your merger consideration.

Q:
MAY I EXERCISE APPRAISAL RIGHTS IN THE MERGER?

A:    Yes. Our stockholders of record are entitled to exercise appraisal rights if they do not vote in favor of the merger agreement and if they comply with the procedures set forth in Section 262 of the Delaware General Corporation Law, or the DGCL. A copy of Section 262 of the DGCL is attached to this proxy statement as Annex D. Please read it carefully.

Q:
WHAT HAPPENS IF THE MERGER IS NOT COMPLETED?

A:    It is possible that the merger will not be completed. That might happen if, for example, antitrust approval is not obtained or an injunction has been issued by a court that has the effect of preventing the completion of the merger. If that occurs, none of Lundbeck, Synaptic or Merger Sub nor any third party is under any obligation to make or consider any alternative proposals regarding the purchase of shares of our common stock or preferred stock.

Q:
WHERE CAN I FIND MORE INFORMATION ABOUT SYNAPTIC?

A:    Synaptic files periodic reports and other information with the Securities and Exchange Commission, or the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the Internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available about Synaptic, see "Where You Can Find More Information."

Q:
WHOM SHOULD I CALL IF I HAVE QUESTIONS OR WANT ADDITIONAL COPIES OF DOCUMENTS?

A:    If you have any questions about the merger or this proxy statement or you would like additional copies of this proxy statement or the proxy card, you should call Mellon Investor Services LLC at 1-888-224-2734.

SUMMARY

        This summary, together with the preceding question and answer section, highlights important information discussed in greater detail elsewhere in this proxy statement. This summary includes parenthetical references to pages in other portions of this proxy statement containing a more detailed description of the topics presented in this summary. This summary may not contain all of the information you should consider before voting on the merger agreement. To more fully understand the merger, you should read carefully this entire proxy statement and all of its annexes, including the merger agreement, which is attached as Annex A, before voting on whether to adopt the merger agreement.

The Parties to the Merger Agreement (Page 10)

  •
  Synaptic Pharmaceutical Corporation

        Synaptic Pharmaceutical Corporation, a Delaware corporation, is a drug discovery company using its proprietary portfolio of G protein-coupled receptors as the basis for developing new drugs for the treatment of a variety of human disorders. The address and phone number of our principal executive office is:

Synaptic Pharmaceutical Corporation
215 College Road
Paramus, New Jersey 07652
(201) 261-1331

  •
  H. Lundbeck A/S

        H. Lundbeck A/S, a Danish company, is an international pharmaceutical company engaged in the research and development, production, marketing and sale of drugs for the treatment of psychiatric and neurological disorders. The address and telephone of Lundbeck's principal executive office is:

H. Lundbeck A/S
9 Ottiliavej
DK-2500 Valby
Copenhagen, Denmark
+45 36 30 13 11

  •
  Viking Sub Corporation

        Viking Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Lundbeck, was formed solely for the purpose of effecting the merger. The address and phone number of Merger Sub's principal executive office is:

Viking Sub Corporation
c/o H. Lundbeck A/S
9 Ottiliavej
DK-2500 Valby
Copenhagen, Denmark
+45 36 30 13 11

Merger Consideration (Page 31)

  •
  At the effective time of the merger:
  •
  each issued and outstanding share of our common stock (other than those shares held by stockholders who validly exercise appraisal rights) will be canceled and converted into the right to receive $6.50 in cash, without interest;
  •
  each issued and outstanding share of our Series B Convertible Preferred Stock (other than those shares held by stockholders who validly exercise appraisal rights) will be canceled and converted into the right to receive $1,499.15 in cash, without interest; and

    •
    each issued and outstanding share of our Series C Convertible Preferred Stock (other than those shares held by stockholders who validly exercise appraisal rights) will be canceled and converted into the right to receive $1,088.54 in cash, without interest.

        Holders of our preferred stock will be entitled to receive the same merger consideration for each share of preferred stock that they would have received had they converted their preferred stock into common stock immediately prior to the merger. After the merger is completed, you will have the right to receive the merger consideration, and you will no longer have any rights as a Synaptic stockholder, including voting or other rights with respect to the shares. Synaptic stockholders will receive the merger consideration after turning in their stock certificates in accordance with the instructions contained in the letter of transmittal to be sent by Lundbeck's paying agent to stockholders shortly after the completion of the merger.

Stock Options (Page 32)

        Each holder of an option to purchase our common stock granted under our various stock option plans or otherwise that is outstanding immediately prior to completion of the merger will be entitled to receive, in exchange for the cancelation of the option, an amount in cash equal to the excess, if any, of $6.50 over the exercise price per share of common stock subject to the option multiplied by the number of shares of our common stock subject to the outstanding portion of the option, net of any applicable withholding taxes.

United States Federal Income Tax Consequences (Page 28)

  •
  The exchange of shares of common and/or preferred stock for cash pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, a stockholder who is a United States person and who receives cash in exchange for shares of our common and/or preferred stock pursuant to the merger will recognize a capital gain or loss for United States federal income tax purposes (assuming the common and/or preferred stock was held as a capital asset) in an amount equal to the difference, if any, between the amount of cash received and the stockholder's adjusted tax basis in the shares exchanged for cash pursuant to the merger.
  •
  BECAUSE THE TAX CONSEQUENCES OF THE MERGER ARE COMPLEX AND MAY VARY DEPENDING ON YOUR PARTICULAR CIRCUMSTANCES, WE RECOMMEND THAT YOU CONSULT YOUR TAX ADVISOR CONCERNING THE FEDERAL AND ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES TO YOU OF THE MERGER.

Appraisal Rights (Page 29)

  •
  Delaware law entitles a holder of record of shares of Synaptic capital stock who does not vote in favor of the merger agreement to exercise appraisal rights. A stockholder who duly exercises his or her appraisal rights and follows the procedures specified in Section 262 of the DGCL may have his or her shares appraised by the Delaware Court of Chancery and receive the "fair value" of these shares as of the completion of the merger as determined by the court instead of the merger consideration. In order to exercise these rights, you must demand and perfect your rights in accordance with Section 262 of the DGCL. A copy of Section 262 of the DGCL is attached to this proxy statement as Annex D. Please read it carefully.

The Special Meeting (Page 10)

  •
  Date, Time and Place.  The special meeting will take place on February 11, 2003, at 10:00 a.m., local time, at the offices of the company located at 215 College Road, Paramus, New Jersey 07652.

  •
  The Proposal.  At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement that provides for Synaptic to be acquired by Lundbeck. A copy of the merger agreement is attached to this proxy statement as Annex A.
  •
  Record Date.  The record date for determining the holders of shares of our capital stock entitled to notice of, and to vote at, the special meeting is January 9, 2003.
  •
  Voting Rights; Quorum.  Each holder of common stock will be entitled to one vote per share. Each holder of preferred stock will be entitled to one vote for each share of common stock issuable upon conversion of the shares of preferred stock it holds. At the close of business on the record date, the number of votes entitled to be cast at the special meeting was 18,542,374, consisting of 10,977,790 shares of common stock and 41,000 shares of preferred stock which are convertible into 7,564,584 shares of common stock.

    A quorum must be present at the special meeting in order to take action with respect to any proposal voted upon at such meeting. The presence, in person or by proxy, of holders of a majority of the shares of common stock and preferred stock outstanding on the record date, taken together as a single class, will constitute a quorum for the transaction of business at the special meeting.

  •
  Votes Required.  Adoption of the merger agreement requires the affirmative vote of holders representing a majority in voting power of the outstanding shares entitled to vote on the adoption of the merger agreement. One of our stockholders who held as of the record date approximately 35% of the votes eligible to be cast at the special meeting has signed the stockholder agreement under which it has agreed to vote to adopt the merger agreement. The stockholder agreement terminates upon the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms. A copy of the stockholder agreement is attached to this proxy statement as Annex B.
  •
  Voting of Proxies.  Shares of our common and preferred stock represented by properly executed proxies received at or prior to the special meeting (or in the case of electronic proxies, no later than 4:00 p.m. Eastern Standard Time on the business day prior to the meeting) that have not been revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies. Shares of our common and preferred stock represented by properly executed proxies for which no instruction is given will be voted FOR adoption of the merger agreement.
  •
  Revocability of Proxies.  You may revoke your proxy prior to the special meeting by:
  •
  executing a later-dated proxy card relating to the same shares and delivering it to our Assistant Secretary before the taking of the vote at the special meeting;
  •
  granting a proxy electronically at a later date by the Internet or telephone, but no later than 4:00 p.m. Eastern Standard Time the day prior to the meeting (only your last electronic proxy is counted);
  •
  filing with our Assistant Secretary, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the original proxy; or
  •
  attending the special meeting and voting in person (attending the special meeting without voting will not revoke a proxy).

Stockholder Agreement (Page 27)

  •
  As a condition to its entering into the merger agreement, Lundbeck required that Warburg Pincus Private Equity VIII, L.P. (which we refer to in this proxy statement as Warburg Pincus) enter into the stockholder agreement under which Warburg Pincus agreed to vote its shares of our capital stock in favor of the merger agreement and related matters and against any competing transaction or proposal or any proposal or transaction which could reasonably be expected to prevent or impede the completion of the merger, which we refer to in this proxy statement as a frustrating transaction. The stockholder agreement terminates upon the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms. As of the close of business on the record date, Warburg Pincus held approximately 35% of the votes eligible to be cast at the special meeting. The stockholder agreement is attached to this proxy statement as Annex B.

Recommendation of Our Board of Directors (Page 18)

  •
  Our Board of Directors has unanimously determined that it is advisable and in the best interests of our stockholders that we enter into the merger agreement and complete the merger and the transactions contemplated thereby subject to the terms and conditions set forth in the merger agreement. Our Board has unanimously approved the merger agreement and the transactions contemplated by the merger agreement.
  •
  OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

Opinion of Our Financial Advisor (Page 20)

  •
  In connection with the proposed merger, our financial advisor, Banc of America Securities LLC (which we refer to in this proxy statement as Banc of America Securities or our financial advisor), delivered to our Board of Directors an opinion that, as of the date of the opinion, and subject to the various assumptions and limitations set forth therein, the merger consideration to be received by the holders of our capital stock in the proposed merger was fair, from a financial point of view, to the holders of our capital stock.
  •
  The full text of the written opinion of our financial advisor, dated November 21, 2002, is attached to this proxy statement as Annex C. We encourage you to read this opinion carefully for a description of the procedures followed, assumptions made, matters considered and limitations on our financial advisor's review.
  •
  THE OPINION OF OUR FINANCIAL ADVISOR IS ADDRESSED TO OUR BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO ANY MATTER RELATING TO THE MERGER.

Antitrust Matters (Page 46)

  •
  The completion of the merger is subject to expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to in this proxy statement as the HSR Act), and the rules and regulations promulgated thereunder, and under any applicable foreign competition law. Based upon filings made to date with the U.S. antitrust authorities, there has not been a request for additional information and materials. On January 10, 2003, Lundbeck advised us that its HSR filing must be resubmitted to include information about its ultimate parent entity, Lundbeck Foundation. We anticipate the waiting period under the HSR Act to expire or terminate on or about February 18, 2003 unless early termination is granted or the U.S. antitrust authorities make a request for additional information and materials. In addition, the completion of the merger is also subject to the prior notification of the proposed transaction to the Mexican Antitrust Commission which we refer to in this proxy statement as the Mexican Commission. The Mexican Commission must rule on the notification prior to the completion of the merger.

Interests of Certain Persons in the Merger (Page 24)

  •
  When considering the recommendation of our Board of Directors, you should be aware that some of our directors and executive officers have interests in the merger that are different from, or in addition to, yours. These interests may present actual, apparent or potential conflicts of interest. These interests include, among other things, the payment of compensation and benefits to some of our executive officers if their employment is terminated under some circumstances following the merger, the unvested options held by directors and executive officers automatically becoming exercisable as a result of the merger, and cash payments in exchange for the cancelation of stock options held by our directors and executive officers upon completion of the merger. These interests are described on pages 24 through 27 and the holdings of our directors and executive officers of our capital stock are set forth on page 47. In addition, our directors and executive officers will be indemnified against certain liabilities both before and after the merger.

No Solicitation of Transactions (Page 38)

  •
  Until the merger agreement is terminated, we have agreed not to initiate, solicit, encourage or discuss any proposals or offers or provide any information with respect to a merger or other specified similar transaction involving us or any of our subsidiaries, except as described below.
  •
  Prior to the special meeting, we may provide information and engage in discussions and negotiations relating to a proposal that neither we nor Warburg Pincus has solicited if our Board of Directors, after consultation with its financial advisors and outside legal counsel, determines in good faith that such proposal is or is reasonably likely to lead to a superior proposal (as defined on page 40).
  •
  We may terminate the merger agreement and enter into an agreement with another potential acquiror with respect to a superior proposal only if, among other things, our Board of Directors has determined in good faith that such action is or is reasonably likely to be required by its fiduciary duties.
  •
  However, we cannot terminate the merger agreement under these circumstances until we have paid Lundbeck a termination fee of $4,235,000 and reimbursed certain of its expenses and until after the third business day following Lundbeck's receipt of our written notice advising Lundbeck of the superior proposal, specifying the material terms and conditions of the superior proposal.

Conditions to the Merger (Page 42)

        The completion of the merger depends on the satisfaction or waiver of a number of conditions, including the following:

  •
  the adoption of the merger agreement by our stockholders;
  •
  the expiration or termination of the applicable waiting period under the HSR Act and the obtaining of any necessary consents or approvals required to consummate the merger under any applicable foreign competition law;
  •
  the absence of any legal restraint or prohibition preventing the completion of the merger;
  •
  the accuracy of the parties' representations and warranties in the merger agreement, subject in some instances to qualifications as to materiality; and
  •
  the performance by each party of its obligations under the merger agreement in all material respects.

        The obligations of Lundbeck and Merger Sub to complete the merger are also subject to there being no pending or threatened proceedings by any governmental entity challenging the merger or seeking to prohibit or limit the ownership or operation by us, Lundbeck or our or their affiliates of our or their respective businesses or assets as a result of the merger, there having been no material adverse effect on our business since December 31, 2001, and obtaining or having in full force and effect all governmental and third party consents, approvals, qualifications, licenses, permits, orders and authorizations legally required in connection with the merger and the merger agreement, subject to qualifications as to materiality.

Termination of the Merger Agreement (Page 44)

        The parties may agree to terminate the merger agreement. In addition, either we or Lundbeck may terminate the merger agreement if:

  •
  the merger is not completed by April 30, 2003;
  •
  a legal restraint or prohibition preventing the completion of the merger is in effect and has become final and nonappealable;
  •
  our stockholders do not adopt the merger agreement at the special meeting; or
  •
  the other party breaches any of its representations, warranties or covenants in the merger agreement, which breach is incurable or is not cured within 15 business days of written notice of the breach.

        In addition, we may terminate the merger agreement if we have received a superior proposal, have entered into an acquisition agreement with a third party and have paid Lundbeck a termination fee and reimbursed certain of Lundbeck's expenses as described in this proxy statement.

        Lundbeck may terminate the merger agreement if our Board of Directors withdraws its approval or recommendation of the merger agreement or the transactions contemplated thereby or if we fail to reconfirm our recommendation within ten calendar days upon Lundbeck's written request following the receipt of a takeover proposal.

Termination Fee; Expenses (Page 45)

        We have agreed to pay Lundbeck a termination fee of $4,235,000 upon termination under the following circumstances:

  •
  Lundbeck terminates the merger agreement because our Board of Directors (or any committee of the Board) has withdrawn or modified its recommendation of the merger agreement or the merger, or failed to confirm its recommendation within ten calendar days after a written request by Lundbeck to do so, if such request is made following a takeover proposal; or
  •
  We terminate the merger agreement because we have received a superior proposal and have entered into an acquisition agreement with a third party.

        We have also agreed to pay a termination fee of $4,235,000 upon the first to occur of:

    •
    consummation of a takeover proposal within twelve months after termination of the merger agreement; or
    •
    consummation of a takeover proposal pursuant to the terms of an acquisition agreement entered into within twelve months after termination of the merger agreement;

if a takeover proposal has been made known to us or our stockholders, or any person has announced an intention to make a takeover proposal, and the merger agreement is terminated by either us or Lundbeck because the merger has not been completed by April 30, 2003 (but only if the special meeting has not been held within five business days prior to such date) or our stockholders did not adopt the merger agreement at the special meeting.

        For the purpose of determining if a termination fee is payable if we enter into an acquisition agreement with a third party with respect to, or consummate, any takeover proposal within twelve months of the merger agreement being terminated, the term "takeover proposal" is defined as a transaction to purchase 50% of the assets, capital stock or voting power of Synaptic.

        We have agreed to pay all filing, printing, mailing and other fees including fees in connection with the HSR filing, and to promptly reimburse Lundbeck for any expenses paid by Lundbeck in connection with the foregoing.

Additional Information (Page 51)

  •
  If you have questions about the merger or this proxy statement or you would like additional copies of this proxy statement or the proxy card, you should call Mellon Investor Services LLC at 1-888-224-2734.

THE PARTIES TO THE MERGER AGREEMENT

Synaptic Pharmaceutical Corporation

        We are a drug discovery company using our proprietary portfolio of G protein-coupled receptors as the basis for developing new drugs for the treatment of a variety of human disorders. Our common stock is traded on The Nasdaq Stock Market under the symbol "SNAP". Our principal executive office is located at Synaptic Pharmaceutical Corporation, 215 College Road, Paramus, New Jersey 07652, and our telephone number is (201) 261-1331. We are incorporated in the State of Delaware.

H. Lundbeck A/S

        Lundbeck is an international pharmaceutical company engaged in the research and development, production, marketing and sale of drugs for the treatment of psychiatric and neurological disorders. Lundbeck's shares trade on the Copenhagen Stock Exchange under the symbol "LUN.CO". Lundbeck's principal executive office is located at 9 Ottiliavej, DK-2500 Valby, Copenhagen, Denmark, and its telephone number is +45 36 30 13 11. Lundbeck is organized in Denmark.

Viking Sub Corporation

        Merger Sub is a Delaware corporation and a wholly owned subsidiary of Lundbeck. Merger Sub was formed solely for the purpose of effecting the merger. Merger Sub's principal executive office is c/o H. Lundbeck A/S, 9 Ottiliavej, DK-2500, Valby, Copenhagen, Denmark, and its telephone number is +45 36 30 13 11.

THE SPECIAL MEETING

General

        This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at the special meeting.

Date, Time and Place

        We will hold our special meeting of stockholders on February 11, 2003, at 10:00 a.m., local time, at the offices of the company located at 215 College Road, Paramus, New Jersey 07652.

        This proxy statement and the enclosed proxy card are first being mailed to our stockholders on or about January 14, 2003.

The Proposal

        The purpose of the special meeting is for our stockholders to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of November 21, 2002, among Lundbeck, Merger Sub and our company. Under the merger agreement, Merger Sub will merge with and into our company and our company will become a wholly owned subsidiary of Lundbeck. A copy of the merger agreement is attached to this proxy statement as Annex A.

        We are not aware of any business to be acted upon at the special meeting other than the consideration and vote on the merger agreement. If other matters are duly brought before the special meeting or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act on these matters according to their best judgment.

Record Date

        The holders of record of Synaptic common and preferred stock as of the close of business on January 9, 2003 are entitled to receive notice of, and to vote at, the special meeting. On the record date, the number of votes entitled to be cast at the special meeting was 18,542,374, consisting of 10,977,790 shares of Synaptic common stock and 41,000 shares of Synaptic preferred stock which are convertible into 7,564,584 shares of common stock.

Voting Rights; Quorum

        Each holder of common stock will be entitled to one vote per share. Each holder of preferred stock will be entitled to one vote for each share of common stock issuable upon conversion of the shares of preferred stock it holds. For purposes of voting on the merger agreement, the holders of preferred stock will vote together with the holders of common stock as a single class.

        A quorum must be present at the special meeting in order to hold the special meeting and take action with respect to any proposal voted upon at such meeting. The presence, in person or by proxy, of holders of a majority of the shares of common stock and preferred stock outstanding on the record date, taken together as a single class, will constitute a quorum for the transaction of business at the special meeting.

        If you hold your shares of common stock or preferred stock in an account with a broker or bank, you must instruct the broker or bank on how to vote your shares. If an executed proxy card returned by a broker or bank does not have authority to vote on a proposal, the shares will be considered present at the meeting for purposes of determining the presence of a quorum but will not be voted on the adoption of the merger agreement. This is called a broker non-vote. A broker non-vote will have the same effect as a vote against adoption of the merger agreement. Any shares of stock held in treasury by Synaptic are not considered to be outstanding for purposes of determining a quorum. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies.

Votes Required

        Under Delaware law, we are required to submit the merger agreement to our stockholders for adoption. Adoption of the merger agreement requires the affirmative vote of holders representing a majority in voting power of the outstanding shares entitled to vote on the adoption of the merger agreement.

        Under the terms of the stockholder agreement, Warburg Pincus agreed to vote its shares, representing approximately 35% of the votes eligible to be cast at the special meeting as of the record date, in favor of adoption of the merger agreement and related matters and against any competing transaction or proposal or any frustrating transaction. See "The Merger—Stockholder Agreement." The stockholder agreement terminates upon the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms.

How You Can Vote

        Each share of common stock and preferred stock outstanding on January 9, 2003 is entitled to vote at the special meeting. You may grant a proxy or vote your shares in any of four ways:

  •
  Granting a Proxy by Mail. If you choose to grant a proxy by mail, simply mark your proxy card "for," "against" or "abstain" with respect to the merger agreement, date and sign it, and return it in the postage paid envelope provided.

  •
  Granting a Proxy by Internet. You can also grant your proxy by the Internet no later than 4:00 p.m. Eastern Standard Time on the business day prior to the special meeting. To grant your proxy by the Internet:

  •
  go to the website address provided on your proxy card;

  •
  enter your control number located on your proxy card; and

  •
  follow the prompts to create and submit an electronic ballot.

  •
  Granting a Proxy by Telephone. You can grant your proxy by telephone no later than 4:00 p.m. Eastern Standard Time on the business day prior to the special meeting. To grant your proxy by telephone:

  •
  call the toll-free number provided on your proxy card;

  •
  enter your control number located on your proxy card; and

  •
  follow the directions given.

  •
  Voting in Person. You can also vote by appearing and voting in person at the special meeting.

        If you grant your proxy by the Internet or telephone, you should not return your proxy card.

Voting of Proxies

        If you wish to vote by proxy, whether or not you plan to attend the special meeting in person, you are requested to complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided for this purpose or grant your proxy electronically by the Internet or telephone no later than 4:00 p.m. Eastern Standard Time on the business day prior to the meeting to ensure that your shares are voted. Shares of our common and preferred stock represented by properly executed proxies received at or prior to the special meeting that have not been revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies as to the proposal to adopt the merger agreement and in accordance with the judgment of the persons named in the proxies on all other matters that may properly come before the special meeting. Shares of our common and preferred stock represented by properly executed proxies for which no instruction is given on the proxy card will be voted FOR adoption of the merger agreement. The persons named as proxies may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any such adjournment or postponement.

        Please return your marked proxy card promptly so your shares can be represented at the special meeting, even if you plan to attend the meeting in person.

        PLEASE DO NOT SEND YOUR SYNAPTIC STOCK CERTIFICATES NOW. AS SOON AS REASONABLY PRACTICABLE AFTER THE COMPLETION OF THE MERGER, THE PAYING AGENT WILL MAIL A LETTER OF TRANSMITTAL TO YOU. YOU SHOULD SEND YOUR SYNAPTIC STOCK CERTIFICATES ONLY IN COMPLIANCE WITH THE INSTRUCTIONS THAT WILL BE PROVIDED IN THE LETTER OF TRANSMITTAL.

Revocation of Proxies

        You may revoke your proxy prior to the special meeting by:

  •
  executing a later-dated proxy card relating to the same shares and delivering it to our Assistant Secretary before the taking of the vote at the special meeting;

  •
  granting a proxy electronically at a later date by the Internet or telephone, but no later than 4:00 p.m. Eastern Standard Time on the business day prior to the special meeting (only your last electronic proxy is counted);

  •
  filing with our Assistant Secretary, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the original proxy; or

  •
  attending the special meeting and voting in person (attending the special meeting without voting will not revoke a proxy).

        Any written revocation or subsequent proxy card should be delivered to Synaptic Pharmaceutical Corporation, 215 College Road, Paramus, New Jersey 07652, Attention: Assistant Secretary, or hand delivered to our Assistant Secretary or his representative before the taking of the vote at the special meeting.

Effect of Failure to Vote, Broker Non-Votes and Abstentions

        If your shares are held by your broker (or a bank), your broker will vote your shares for you only if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your broker cannot vote your shares without specific instructions from you. If you do not send in your proxy or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against the adoption of the merger agreement.

Solicitation of Proxies

        This proxy solicitation is being made on behalf of our Board of Directors. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail, Internet or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of our common stock they hold of record. We have retained Mellon Investor Services LLC to assist us in the solicitation of proxies using the means referred to above, and they will receive fees of up to approximately $5,500 in the aggregate plus reimbursement of out-of-pocket expenses. We will pay the expenses incurred in connection with printing, filing and mailing of this proxy statement.

THE MERGER

Background of the Merger

        We are a drug discovery company using our proprietary portfolio of G protein-coupled receptors (GPCRs) as the basis for developing new drugs for the treatment of a variety of human disorders. In connection with our business, we regularly enter into research collaborations, license agreements and other arrangements with pharmaceutical companies and other life science and biotechnology companies.

        Until late 2000, our primary focus was in the area of receptor discovery and function and early stage drug discovery. Our research efforts were aimed primarily at developing a broad-based technology platform focused on the discovery and function of GPCRs that would be useful in the development of compounds to treat a variety of human disorders. Our strategy was to enter into collaborations with major pharmaceutical companies during the early stages of drug research and development. From 1990 to 2000, we entered into collaborative agreements with a number of large multinational pharmaceutical companies. During 2000, we had several meetings with Lundbeck that focused on a prospective collaboration for orphan GPCRs, but no collaboration or other transaction was completed.

        In late 2000, we implemented a new business strategy under which we planned to devote more of our own resources to internal drug development programs. Our goal was to bring selected drug candidates through clinical proof of concept in Phase II studies prior to partnering with pharmaceutical companies. In the third quarter of 2001, we obtained $41.0 million of equity financing to continue the internal development of our products consistent with our new business strategy. In addition, in November 2001, we initiated a CEO succession plan to retain a chief executive officer with significant drug development experience to lead our company as we implemented our new strategy, which resulted in the appointment of Dr. Errol B. De Souza as our new President and Chief Executive Officer on September 10, 2002. In December 2001, consistent with our new strategy, we filed an IND on our first internal drug development program, a drug candidate to treat depression.

        In 2001, we were approached by two biotechnology companies concerning a possible business combination, however, we did not enter into or finalize any arrangements.

        At various times during 2001 and during the first quarter of 2002, we met with a pharmaceutical company regarding a possible broad-based collaboration relating to GPCRs, including pooling of certain core technology resources and programs. During this period we also met with several other pharmaceutical companies to identify other possible broad-based collaborative partnerships. During the first three quarters of 2002, we also continued to seek some earlier stage collaborations to help develop some of our other compounds, while still retaining a significant ownership interest in these compounds for our company. In addition, we continued our ongoing licensing program under which we granted pharmaceutical and other companies licenses to use certain of our intellectual property in their drug development efforts.

        During the first three quarters of 2002, we also met with two biotechnology companies to discuss the possibility of forming partnerships that would allow us to advance several of our earlier stage discovery programs. We did not have adequate resources to pursue these early stage programs on our own. Under these arrangements, our prospective partner would have brought our programs to a later stage of discovery and/or development after which we would have been able to re-enter as a co-development partner. We did not enter into or finalize any of these arrangements.

        In April 2002, a representative of Lundbeck contacted us and expressed an interest in entering into a strategic collaboration. Between June and September of 2002, representatives of Synaptic and Lundbeck met several times to discuss various transaction structures. During August 2002, we signed a customary confidentiality and nondisclosure agreement with Lundbeck, including customary standstill provisions.

        On September 10, 2002, the Board appointed Dr. Errol B. De Souza as our new President and Chief Executive Officer. Dr. Kathleen Mullinix, who had served as our President and Chief Executive Officer and led our drug discovery effort for 15 years, resigned.

        To further our business strategy, beginning in the late third quarter and the fourth quarter of 2002, we initiated discussions with pharmaceutical companies and other life science companies that could potentially serve as collaboration partners for the later stage drug development of some of our more advanced drug compounds. We anticipated that these collaboration arrangements would include the investment of significant capital by prospective partners. From September through November 2002, we met with three pharmaceutical companies to discuss potential collaborations for the Company's lead depression compound, SNEC-2.

        In late September 2002, we received a non-binding letter from Lundbeck indicating Lundbeck's interest in acquiring 100% of our capital stock in an all cash transaction. Lundbeck indicated that it would consider paying $6.50 per share in cash for our common stock and common stock equivalents, subject to due diligence and the ability to negotiate a satisfactory agreement with us. The letter also requested that we commit to exclusive negotiations with Lundbeck. Shortly after that, representatives of our company contacted our financial advisor, Banc of America Securities, and asked them to assist the Board of Directors in considering Lundbeck's indication of interest.

        In October 2002, our representatives met with representatives of Lundbeck on several occasions to discuss our company, the economic terms of the proposed acquisition of our company and the framework for carrying out due diligence activities. Our representatives expressed the company's interest in pursuing a transaction with Lundbeck, but indicated that we would not agree to exclusive negotiations.

        In addition, in early October 2002, representatives of Banc of America Securities worked with members of our senior management in reviewing and analyzing our strategic alternatives. Representatives of Synaptic also requested that Banc of America Securities prepare a preliminary valuation analysis to assist the Board of Directors in its evaluation of Lundbeck's interest.

        On October 14, 2002, our Board of Directors held a special meeting to consider Lundbeck's indication of interest. Dr. De Souza provided the Board with an analysis of the strategic options available to our company including continuing our current business strategy, entering into a major collaborative partnership with Lundbeck or another company, or entering into a business combination with Lundbeck or another company. Representatives of our financial advisor, Banc of America Securities, discussed with the Board a preliminary valuation of our company for purposes of considering our strategic options and Lundbeck's indication of interest. The Board determined that we should continue our discussions with Lundbeck, and that the Executive Committee of the Board, comprised of Mr. Stewart Hen and Mr. Patrick McDonald, should advise and assist Dr. De Souza in those negotiations.

        On October 21, 2002, at a regular Board meeting, Dr. De Souza reviewed with the Board our major ongoing discovery and development programs and patent position, and the strategic options available to us. The Board also discussed Lundbeck's letter in greater detail, including the tentative price being proposed by Lundbeck as well as possible strategies for obtaining a higher price. At that meeting, the Board determined that we should continue discussions with Lundbeck in parallel with discussions about an acquisition or collaboration with a group of other companies.

        As a result of Lundbeck's letter, and at the request of the Board, from October 15 to October 25, representatives of Banc of America Securities met with members of the Executive Committee and senior management to review a list of potential parties who would most likely be interested in acquiring us based on past expressions of interest and/or strategic synergies. Thereafter, at the direction of the Board, representatives of Banc of America Securities contacted several pharmaceutical and biotechnology companies to discuss their possible interest in acquiring our company.

        In addition, on or about October 16, 2002, Dr. De Souza contacted another large multinational pharmaceutical company to determine if it had any interest in acquiring our company. We believed that this company would be interested in acquiring us because it already had an existing arrangement with us in one area and because of other strategic synergies. We met with that company on October 24, 2002.

        During late October 2002, representatives of Lundbeck and its advisors conducted a due diligence review of our company, including meetings with members of our senior management at our offices in Paramus, New Jersey.

        On October 29, 2002, at a special meeting of our Board, Dr. De Souza updated the Board on our discussions with Lundbeck and others concerning possible alternative transactions. Dr. De Souza reported that none of the companies contacted by him or Banc of America Securities were interested in pursuing an acquisition of our company, although one company conducted initial due diligence and expressed an interest in a possible collaboration involving our lead program, SNEC-2 for the treatment of depression and anxiety related disorders. Dr. De Souza and representatives of Banc of America Securities also reported on their discussions with Lundbeck and its advisors concerning the price per share Lundbeck was willing to pay in the proposed transaction and the likelihood of achieving an increase in Lundbeck's price. The Board decided that Dr. De Souza should request Lundbeck to provide us with a written proposal that included its best price.

        In response to our request, on November 4, 2002, we received another letter from Lundbeck indicating its continued interest in acquiring our company at $6.50 in cash for each share of common stock and common stock equivalent. The letter requested that we commit to exclusive negotiations over a three-week period. As a condition to entering into a definitive agreement, Lundbeck also requested that two of our principal stockholders, including Warburg Pincus, enter into a written agreement with Lundbeck committing to vote to adopt the merger agreement. Lundbeck's letter was expressly non-binding and subject to continued due diligence and the ability to negotiate a satisfactory agreement with us.

        On November 4, 2002, the Executive Committee of the Board and Dr. De Souza met with representatives of Banc of America Securities and representatives of our outside counsel to discuss Lundbeck's proposal.

        On November 5, 2002, at a special meeting of our Board, Dr. De Souza described his discussions with Mr. Ole Vahlgren, Lundbeck's Vice President of U.S. Operations, concerning the terms of the offer, and Lundbeck's position that it would not increase its proposed price above $6.50 per share. During the meeting, representatives of our outside counsel discussed the Board's fiduciary duties in considering Lundbeck's indication of interest. The Board discussed Lundbeck's requests for an exclusive negotiating period and a voting agreement with Warburg Pincus and a second principal stockholder. Dr. De Souza reported that he had advised Lundbeck that we would not pursue any proposal that included a voting commitment from the second principal stockholder. Dr. De Souza also reported that he informed Lundbeck of our desire to continue to pursue discussions with other pharmaceutical companies concerning possible collaborations involving certain projects in our pipeline as well as discussions concerning an equity financing. However, Lundbeck had not agreed to our request.

        During that meeting, Dr. Richard Weinshank, our Vice President of Business Development, updated the Board on the status of our discussions concerning possible collaborations with other pharmaceutical companies and the timing of upcoming meetings with those companies. Dr. Weinshank reported that we had a number of meetings scheduled with several large multinational pharmaceutical companies regarding our two lead programs.

        During the meeting, the Board determined that further discussions would not likely result in a higher price and could jeopardize a potential transaction with Lundbeck. After further discussion, the Board authorized us to enter into an exclusivity period with Lundbeck to determine whether the parties could enter into a definitive merger agreement at a price of $6.50 per share on the terms set forth in Lundbeck's letter received on November 4, 2002.

        On November 11, 2002, we signed an exclusivity agreement with Lundbeck whereby we agreed to negotiate solely with Lundbeck until the earlier of November 25, 2002 or the execution of a definitive merger agreement. We had the option to terminate the exclusivity agreement on November 20, 2002 if we determined not to go forward with the proposed merger. On November 11, 2002, Dr. De Souza visited Lundbeck's offices in Copenhagen to discuss transition issues arising out of the proposed merger, including the retention of employees.

        During the period from November 11, 2002 through November 17, 2002, the Executive Committee and Dr. De Souza met with representatives of our outside counsel several times to discuss the drafts of the merger agreement and stockholder agreement we received from Lundbeck. In addition, during this time period, Dr. De Souza and Mr. Vahlgren had numerous discussions concerning the terms of the merger agreement and stockholder agreement.

        On November 18, 2002, Dr. De Souza, Dr. Weinshank, Mr. Edmund Caviasco, our Controller, and representatives of our outside counsel met with Mr. Vahlgren and representatives of Lundbeck's outside counsel to negotiate the terms of the merger agreement.

        On November 18, 2002, at a special meeting of our Board, Dr. De Souza reported on his visit to Lundbeck's offices in Copenhagen the previous week and described his perception of Lundbeck's high level of commitment to the proposed transaction. At that meeting, representatives of our outside counsel described the negotiations concerning the merger agreement during the prior week and some of the material terms of the merger agreement.

        On November 19 and 20, 2002, a member of our Executive Committee and Dr. De Souza met with representatives of our outside counsel to discuss the terms of the draft merger agreement.

        From November 20 to November 21, 2002, Dr. De Souza, Dr. Weinshank, Mr. Caviasco, our financial advisors and representatives of our outside counsel met with Mr. Vahlgren, Lundbeck's financial advisor and representatives of its outside counsel to further negotiate the terms of the proposed merger agreement.

        On November 21, 2002, at a special meeting of the Board, representatives of our outside counsel made a presentation to the Board as to the material terms of the proposed merger agreement and related transactions and again advised the Board members with respect to their fiduciary duties in considering the merger agreement. In addition, representatives of Banc of America Securities made a presentation to the Board concerning several valuation analyses to assist the Board in considering the proposed merger. The Board also received an oral opinion from Banc of America Securities that, as of that date and based upon and subject to the various assumptions and limitations set forth therein, the merger consideration to be received by the holders of our capital stock in the proposed merger was fair, from a financial point of view, to the holders of our capital stock. The Board then unanimously determined that the merger agreement is advisable and in the best interests of our stockholders, approved the terms of the merger agreement and recommended that our stockholders adopt the merger agreement. Later that day, Banc of America Securities delivered its written opinion to our Board that, as of November 21, 2002 and based upon and subject to the various assumptions and limitations set forth therein, the consideration to be received by the holders of our capital stock in the proposed merger was fair, from a financial point of view, to the holders of our capital stock.

        On November 21, 2002, we, Lundbeck and Merger Sub executed the merger agreement and issued a press release describing the proposed merger. The $6.50 per share merger consideration provided in the merger agreement represents an 8% premium over the closing price of our common stock on

November 20, 2002 and a 62.5% premium over the closing price of our common stock on November 14, 2002, one week prior to signing the merger agreement.

Purpose and Effects of the Merger

        The principal purpose of the merger is to enable Lundbeck to own all of the equity interests in our company and afford our stockholders the opportunity, upon completion of the merger, to receive a cash price for their shares. The merger will be accomplished by merging a wholly owned subsidiary of Lundbeck with and into our company, with our company becoming the surviving corporation of the merger. As a result of the merger, our company will become a wholly owned subsidiary of Lundbeck.

        The merger will terminate all equity interests in Synaptic held by our stockholders and all options held by our option holders and Lundbeck will be the sole beneficiary of our business following the merger. Our common stock is currently registered under the Securities Exchange Act of 1934, as amended, which we refer to in this proxy statement to as the Exchange Act, and is listed for trading on The Nasdaq Stock Market under the symbol "SNAP". Upon the completion of the merger, our common stock will be delisted from The Nasdaq Stock Market and registration of our common stock under the Exchange Act will be terminated.

        Upon completion of the merger, our stockholders will be entitled to receive:

  •
  $6.50 in cash, without interest, in exchange for each share of common stock that they own;

  •
  $1,499.15 in cash, without interest, in exchange for each share of Series B Convertible Preferred Stock that they own; and

  •
  $1,088.54 in cash, without interest, in exchange for each share of Series C Convertible Preferred Stock that they own.

        Each holder of an option to purchase our common stock granted under our various stock option plans or otherwise that is outstanding immediately prior to completion of the merger will be entitled to receive, in exchange for the cancelation of the option, an amount in cash equal to the excess, if any, of $6.50 over the exercise price per share of our common stock subject to the option, multiplied by the number of shares of our common stock subject to the option, net of any applicable withholding taxes.

        If any condition to the merger is not satisfied or waived, including the necessary regulatory clearances, the merger will not be completed. In such an event, you will not receive any cash or other consideration in exchange for your shares of common stock and preferred stock.

Reasons for the Merger; Recommendation of Our Board of Directors

        Our Board of Directors has unanimously approved the merger agreement and determined that the merger agreement is advisable and in the best interests of our stockholders. In reaching its decision to approve the merger agreement and to recommend that our stockholders vote to adopt the merger agreement, our Board considered a number of factors, including the following:

  •
  Our Business, Financial Condition And Prospects.  Our Board considered information with respect to our business, financial condition, results of operations, competitive position and business strategy, on both a historical and prospective basis, as well as current industry, economic and market conditions;

  •
  Alternative Transactions. Our Board considered the fact that it had discussions with several other companies to explore possible alternatives to the merger and none of those companies made a proposal to acquire our company;

  •
  Financing Considerations. Our Board considered our substantial liquidity needs over the near and medium term and the advice of Banc of America Securities as to the significant risks involved in obtaining financing on acceptable terms or at all under current market conditions and conditions expected to be in effect in the near to medium term. Our Board also considered the likely significant dilution our stockholders would suffer as a result of obtaining financing under current market conditions.

  •
  Form of Merger Consideration. Our Board considered the cash only merger consideration to be received by our stockholders and the desirability of the liquidity and certainty of value that an all cash transaction would afford our stockholders.

  •
  Limited Conditionality. Our Board considered the fact that the transaction is not conditioned on obtaining financing and that the conditions to the completion of the transaction were customary and, in the Board's judgment, likely to be satisfied.

  •
  Potential Risks. Our Board considered a number of potential risks in connection with its evaluation of the merger. These risks included the potential diversion of management resources from operational matters and the opportunity costs associated with pursuing the proposed merger. In addition, our Board considered, among others, the following:

  •
  the merger agreement prohibits us from soliciting alternative transactions and would require us to pay a termination fee if we terminated the merger agreement and entered into an acquisition agreement for a superior proposal, as described herein;

  •
  that we will spend a significant amount of cash to fund our operations during the period between signing the merger agreement and completing the merger while being restricted under the terms of the merger agreement from raising additional cash, and therefore, should the merger not be completed, we likely would be required to raise capital immediately to continue to operate independently; and

  •
  we would be required to conduct our business only in the ordinary course consistent with past practice and subject to operational restrictions until the completion of the merger.

  •
  Opinion of Our Financial Advisor. Our Board considered the opinion of our financial advisor, dated November 21, 2002, that the merger consideration to be received by the holders of our capital stock is fair, from a financial point of view, to the holders of our capital stock.

  •
  Market Price. Our Board considered the relationship of the merger consideration to the historical market prices, volatility and trading information with respect to our common stock. In particular, our Board considered the fact that the merger consideration of $6.50 per share of common stock represented an 8% premium over the closing price of our common stock on November 20, 2002, the day before we signed the merger agreement, and a 62.5% premium over the closing price on November 14, 2002, one week before we signed the merger agreement.

  •
  Additional Considerations.  In the course of its deliberations regarding the merger, our Board consulted with members of our senior management and representatives of our legal and financial advisors on various legal, business and financial matters. Additional factors considered by our Board in determining whether to approve the merger agreement included:

  •
  the possibility that, under certain circumstances specified in the merger agreement, we could conduct negotiations with a third party and terminate the merger agreement if a superior proposal was made by a third party, subject to the payment of a termination fee;

  •
  the current industry, economic and marketplace conditions and trends;

  •
  the terms and conditions of the merger agreement;

  •
  the belief of our management and our advisors that, after extensive negotiations with Lundbeck and its representatives, we have obtained the highest price per share that Lundbeck is willing to pay;

  •
  the fact that our largest stockholder was willing to support the proposed transaction;

  •
  the likelihood and anticipated timing of receipt of required regulatory approvals and satisfaction of all other conditions;

  •
  the volatility of the capital markets in general;

  •
  current financial market conditions and historical market prices with respect to our common stock; and

  •
  the appraisal rights provided to our stockholders under Delaware law.

        The above discussion is not intended to be exhaustive, but we believe it addresses the material information and factors considered by our Board of Directors in its consideration of the merger, including factors that support the merger as well as those that may weigh against it. In view of the number and variety of factors and the amount of information considered, our Board did not find it practicable to make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, our Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of our Board may have given different weights to different factors.

        Our Board of Directors has unanimously approved the merger agreement and declared its advisability and unanimously recommends that our stockholders vote FOR adoption of the merger agreement.

Opinion of Our Financial Advisor

        As part of its engagement as financial advisor to Synaptic in connection with the merger, Banc of America Securities was asked to render an opinion to our Board of Directors as to the fairness, from a financial point of view, to the holders of Synaptic's capital stock of the consideration to be received by such holders in the proposed merger. On November 21, 2002, Banc of America Securities delivered its written opinion to our Board of Directors that, as of that date and subject to the various assumptions and limitations summarized below, the consideration to be received by the holders of Synaptic's capital stock in the proposed merger was fair, from a financial point of view, to the holders of Synaptic's capital stock. The full text of Banc of America Securities' written opinion, dated November 21, 2002, is attached as Annex C to this proxy statement. The opinion sets forth the assumptions made, procedures followed, other matters considered and limits of the review undertaken. We incorporate the Banc of America Securities opinion into this proxy statement and summary of opinion by reference, and urge you to read the opinion in its entirety. This section is only a summary of the Banc of America Securities opinion and as a summary is qualified by reference to, and is not a substitute for, the full text of the opinion. Banc of America Securities' analyses and opinion were prepared for and addressed to our Board of Directors and are directed only to the fairness, from a financial point of view, of the consideration to be received by the holders of Synaptic's capital stock pursuant to the merger as of the date of such opinion and do not constitute an opinion as to the merits of the merger or a recommendation to any stockholder as to how to vote on the proposed merger.

        In arriving at its opinion, Banc of America Securities has reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

  •
  certain publicly available financial statements and other business and financial information of our company;

  •
  certain internal financial statements and other financial and operating data concerning our company;

  •
  certain financial forecasts prepared by the management of our company;

  •
  discussions Banc of America Securities had with our senior executives regarding the past and current operations, financial condition and prospects of our company;

  •
  the reported prices and trading activity for Synaptic's common stock;

  •
  the financial performance of our company and the prices and trading activity of Synaptic's common stock as compared with that of certain other publicly traded companies Banc of America Securities deemed relevant;

  •
  certain financial terms of the merger as compared to financial terms, to the extent publicly available, of certain other business combination transactions Banc of America Securities deemed relevant;

  •
  discussions and negotiations among representatives of Synaptic and Lundbeck and their financial and legal advisors;

  •
  the November 19, 2002 draft of the merger agreement, the November 19, 2002 draft of the stockholder agreement between Lundbeck and Warburg Pincus and certain related documents; and

  •
  such other analyses and factors as Banc of America Securities deemed appropriate.

        In conducting its review and arriving at its opinion, Banc of America Securities assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by Banc of America Securities for the purposes of its opinion. Banc of America Securities assumed that the final form of the merger agreement and related agreements would be substantially similar to the last drafts reviewed by Banc of America Securities. With respect to the financial forecasts, Banc of America Securities assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of our company. Banc of America Securities did not make any independent valuation or appraisal of our assets or liabilities, nor has Banc of America Securities been furnished with any such appraisals.

        As is customary in the rendering of fairness opinions, Banc of America Securities based its opinion on financial, economic, market and other conditions as in effect on, and the information made available to Banc of America Securities as of, November 21, 2002. It was understood that, although subsequent developments may affect Banc of America Securities' opinion, Banc of America Securities does not have any obligation to update, revise or reaffirm its opinion. Banc of America Securities expressed no opinion as to whether any alternative transaction might produce consideration for the holders of Synaptic's capital stock in an amount in excess of that contemplated in the merger. The opinion of Banc of America Securities expressed in the opinion letter was provided for the information of our Board of Directors. Banc of America Securities expressed no opinion or recommendation as to how the holders of Synaptic's capital stock should vote with respect to the merger.

        In accordance with customary investment banking practice, Banc of America Securities employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses that Banc of America Securities utilized in providing its opinion.

        Illustrative Asset-Based Valuation.    Based on the estimates provided to Banc of America Securities by our management, Banc of America Securities projected future cash flows from our lead product programs, discovery programs, intellectual property assets and partnered programs. Using selected discount rates, Banc of America Securities then calculated the net present value of these future cash flows and applied a probability weight to each net present value based on the particular stage of development of each such program, asset and product. After taking into account our total cash position as of September 30, 2002, this analysis yielded an implied total equity value of our company ranging from approximately $98.9 million to approximately $147.1 million, and a range of implied diluted equity value per share of our company of $5.33 to $7.67.

        Selected Public Company Technology Valuation.    Using publicly available information, Banc of America Securities calculated the "technology value" (which Banc of America Securities defined as equity market value plus total debt, minority interest and preferred stock, less cash and cash equivalents) of selected publicly traded biotechnology companies that have products at a similar stage of development as our company. These companies were:

• Arena Pharmaceuticals, Inc.;	• Keryx Biopharmaceuticals, Inc.;
• Array Biopharma Inc.;	• Neurogen Corporation;
• Atherogenics, Inc.;	• Rigel Pharmaceuticals, Inc.; and
• Dov Pharmaceuticals, Inc.;	• 3-Dimensional Pharmaceuticals, Inc.
• Esperion Therapeutics, Inc.;

        Banc of America Securities' analysis of these technology values yielded a reference range technology value for our company of approximately $40 million to approximately $75 million, which implied a diluted equity value per share of our company of $3.65 to $5.54.

        Although the selected companies were used for comparative purposes, none of these companies is directly comparable to our company. Accordingly, an analysis of the results of such a comparison is not mathematical but instead involves complex considerations and judgments concerning differences in the products of such companies and other factors that could affect the public trading value of such companies.

        Present Value of 2008 Equity Value.    Based on estimates provided to Banc of America Securities by our management, Banc of America Securities derived an integrated projected income statement for our company. Based on such projected income statement, Banc of America Securities determined that our first full fiscal year of profitability would be 2009. Banc of America Securities then selected certain profitable publicly traded biotech companies. These companies were:

• Amgen Inc.;	• Genentech, Inc.;
• Biogen, Inc.;	• Genzyme Corporation;
• Cephalon, Inc.;	• IDEC Pharmaceuticals Corporation; and
• Chiron Corporation;	• MedImmune, Inc.

        For each selected publicly traded company, Banc of America Securities used First Call earnings per share estimates for the year ending December 31, 2003 in order to calculate a price to earnings per share multiple. This analysis yielded a mean multiple of 29.1x and a median multiple of 28.5x. Banc of America Securities then applied a range of multiples to our projected 2009 fully taxed net income to derive a theoretical range of 2008 aggregate equity values for our company.

        Banc of America Securities then determined the net present value for the range of 2008 aggregate equity values by using a range of discount rates from 20.0% to 25.0%, and deducting the present value of future financing requirements, net of the present value of net operating losses. This analysis yielded a range of implied diluted equity value per share of our company of $4.06 to $7.02.

        Although the selected companies used in the present value of 2008 equity value analysis were used for comparative purposes, none of those companies is directly comparable to our company. Accordingly, an analysis of the results of such a comparison is not mathematical but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of such companies and other factors that could affect the public trading value of these companies or our company.

        The summary set forth above does not purport to be a complete description of all the analyses performed by Banc of America Securities. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Banc of America Securities did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Banc of America Securities believes, and has advised our Board of Directors, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Banc of America Securities made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond our control. These analyses performed by Banc of America Securities are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, and none of our company, Banc of America Securities or any other person assumes responsibility if future results are materially different from those projected. The analyses supplied by Banc of America Securities and its opinion were among the many factors taken into consideration by our Board of Directors in making its decision to enter into the merger agreement and should not be considered as determinative of such decision. The consideration to be received by the holders of shares of our capital stock pursuant to the merger agreement was determined through arms-length negotiations between Lundbeck and us and was approved by our Board of Directors.

        Banc of America Securities was selected by our Board of Directors as its financial advisor, and to render an opinion to our Board of Directors, because Banc of America Securities is a nationally recognized investment banking firm and because, as part of its investment banking business, Banc of America Securities is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, Banc of America Securities and its affiliates are engaged in a broad range of securities activities and financial services, including trading or otherwise effecting transactions in debt or equity securities of Synaptic and Lundbeck or any of their affiliates for their own account and for the accounts of their customers, and accordingly, may at any time hold a long or short position in such securities.

        Pursuant to a letter agreement, we have agreed to pay Banc of America Securities a fee of $2,000,000 for its services, which is contingent upon completion of the merger. Regardless of whether a transaction is proposed or completed, Synaptic has agreed to reimburse Banc of America Securities, immediately upon Banc of America Securities' request, for all reasonable expenses, including reasonable fees and disbursements of Banc of America Securities' counsel, up to $25,000, and has agreed to indemnify Banc of America Securities against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with Banc of America Securities, which are customary in transactions of this nature, were negotiated at arm's length between us and Banc of America Securities, and our Board of Directors was aware of such arrangement, including the fact that Banc of America Securities' fee was contingent upon completion of the merger.

Merger Financing; Source and Amount of Funds

        Lundbeck expects to fund the approximately $122 million of merger consideration and payment to option holders through available cash and existing credit facilities. The merger is not conditioned on any financing arrangements.

Interests of Certain Persons in the Merger

        Some of our directors and executive officers have interests in the merger that are different from, or in addition to, their interests as stockholders. These interests may present actual, apparent or potential conflicts of interest. Our Board of Directors was aware of these interests and took these interests into account in approving the merger.

        Employment Agreements.    We have employment agreements with Errol B. De Souza, our President and Chief Executive Officer, Richard L. Weinshank, our Vice President for Business Development, and Theresa A. Branchek, our Vice President of Research. These employment agreements include change of control provisions which provide that under certain circumstances the executives will receive fees, among other things, following a change of control.

        Dr. De Souza.    We entered into an employment agreement with Dr. De Souza on September 9, 2002, which expires on September 9, 2006, subject to the renewal provisions contained therein. Pursuant to the terms of his employment agreement, Dr. De Souza would be entitled to the following payments and benefits if his employment is terminated after the merger by the surviving corporation without cause (as defined in the employment agreement) or upon his resignation from the surviving corporation for good reason (as defined in the employment agreement):

  •
  12 months' base salary ($475,000), payable in one lump sum upon execution by Dr. De Souza of a general release in favor of the surviving corporation;
  •
  a pro-rated bonus for the year of termination if Dr. De Souza is terminated by the surviving corporation without cause; and
  •
  continuation of his life insurance coverage and medical benefits for one year.

Dr. De Souza is subject to non-competition and non-solicitation covenants that continue for one year after termination of employment. The non-competition covenant does not apply if the surviving corporation terminates Dr. De Souza without cause. Dr. De Souza is also subject to a confidentiality covenant that continues after termination of his employment.

        Drs. Weinshank and Branchek.    The employment agreements with Dr. Weinshank and Dr. Branchek have one-year terms which renew for one additional year on each anniversary of the date of the applicable employment agreement unless either we or the executive provides 90 days' advance notice of his or her intent not to renew the employment agreement. Pursuant to the terms of the employment agreements with Dr. Weinshank and Dr. Branchek, each of them would be entitled to the following payments and benefits if his or her employment is terminated by the surviving corporation without cause (as defined in the applicable employment agreement) or the executive resigns for good reason (as defined in the applicable employment agreement) in contemplation of, or within one year following, the merger:

  •
  50% of one year's base salary, payable at the same times and in the same manner in which the base salary would have been payable to the employee had the termination of employment not occurred; and
  •
  the benefits he or she is entitled to receive under our benefit plans as in effect at the time of the termination of employment.

Accordingly, if the merger is completed and the employment of Dr. Weinshank or Dr. Branchek is terminated by the surviving corporation within one year of the completion of the merger without cause or the executive resigns for good reason, the total severance payments due under the agreements described above would be approximately $105,500 for Dr. Weinshank and approximately $121,750 for Dr. Branchek.

        Stock Options.    Under the terms of the merger agreement and our stock option agreements with our directors, officers, employees and consultants, as a result of the merger all of the options granted to such individuals have automatically become exercisable, whether or not then previously vested, until immediately prior to the completion of the merger.

        The table set forth below indicates the total number of shares subject to stock options that have automatically become exercisable in connection with the merger (until immediately prior to the completion of the merger) for each director and executive officer of the Company.

NAME OF EXECUTIVE OFFICER OR DIRECTOR	NUMBER OF SHARES UNDERLYING STOCK OPTIONS THAT HAVE AUTOMATICALLY BECOME EXERCISABLE
Errol B. De Souza, Ph. D.	937,502
Thomas P. Blackburn, Ph. D.	16,250
Theresa A. Branchek, Ph. D.	12,500
Richard L. Weinshank, Ph. D.	12,500
Stewart J. Hen	7,814
Zola P. Horovitz, Ph. D.	7,605
Jonathan S. Leff	7,814
John E. Lyons	7,605
Patrick J. McDonald	7,605
Alison Taunton-Rigby, Ph. D.	7,605
Robert L. Zerbe, M.D.	8,543

        Under the terms of our stock option agreements with our directors, officers, employees and consultants, and in accordance with the terms of the merger agreement, each option to acquire our common stock granted under our various stock option plans or otherwise that is outstanding immediately prior to the completion of the merger will be canceled and the holder of the option will be entitled to receive a cash payment for each share subject to the option equal to the excess, if any, of $6.50 over the exercise price per share of the option, net of any applicable withholding taxes, to be paid within five business days following the completion of the merger.

        The total number of stock options for all option holders that have an exercise price of less than $6.50, which we refer to as "in-the-money" options, and the weighted average exercise price of such "in-the-money" options as of the record date are 2,188,483 and $5.634, respectively. The following table sets forth information with respect to "in-the-money" stock options, held as of the record date, by our executive officers and directors:

NAME OF EXECUTIVE OFFICER OR DIRECTOR	NUMBER OF SHARES UNDERLYING "IN-THE-MONEY" STOCK OPTIONS	WEIGHTED AVERAGE EXERCISE PRICE OF "IN-THE-MONEY" STOCK OPTIONS
Errol B. De Souza, President, Chief Executive Officer and Director	1,000,000	$5.75
Thomas P. Blackburn, Vice President for Drug Development Operations	70,000	$5.99
Theresa A. Branchek, Vice President of Research	73,033	$5.22
Richard L. Weinshank, Vice President for Business Development	68,750	$5.48
Stewart J. Hen, Director	12,500	$6.01
Zola P. Horovitz, Director	17,500	$5.81
Jonathan S. Leff, Director	12,500	$6.01
John E. Lyons, Director	17,500	$5.81
Patrick J. McDonald, Director	17,500	$5.81
Alison Taunton-Rigby, Director	17,500	$5.81
Robert L. Zerbe, Director	12,500	$6.06
Kathleen Mullinix (Former President and Chief Executive Officer)	150,000	$5.52
Robert Spence (Former Chief Financial Officer)	30,000	$5.18

        Retention Bonuses.    Lundbeck plans to pay a retention bonus to each person who was an employee on the date of the merger agreement and who continues his or her employment with the surviving corporation, including the executive officers of our company. The amount of the retention bonus will be determined by Lundbeck in its sole discretion and may vary among employees. An employee who remains continuously employed with the surviving corporation for:

  •
  3 months after the date of the completion of the merger will be entitled to receive 25% of his or her retention bonus;
  •
  6 months after the date of the completion of the merger will be entitled to receive an additional 25% of his or her retention bonus; and
  •
  1 year after the date of the completion of the merger will be entitled to receive the remaining 50% of his or her retention bonus.

        Nothing in the merger agreement, however, prevents Lundbeck from terminating the employment of any employee for any reason.

        Directors' and Officers' Indemnification.    The merger agreement provides that Lundbeck will cause the surviving corporation to assume all rights to indemnification and exculpation from liabilities for acts or omissions at or prior to the completion of the merger, and rights to advancement of expenses existing as of the date of the merger agreement in favor of our current or former directors or officers, as provided in our organizational documents or in written agreements with any of our current or former directors or officers in effect as of the date of the merger agreement.

        The surviving corporation will either maintain our current directors' and officers' liability insurance for at least six years, with terms and amounts no less favorable in any material respect than the policy in effect as of the date of the merger agreement, or provide alternative coverage that is no less favorable in any material respect to our directors and officers than the directors' and officers' liability insurance policy in effect as of the date of the merger agreement. However, if the annual premium for coverage exceeds 200% of the last annual premium we paid prior to the date of the merger agreement, then the surviving corporation will be required to provide only that amount and coverage that can be obtained for 200% of the last annual premium.

        Interests of Certain Directors.    Jonathan S. Leff, a director of our company, is a managing director and member of Warburg Pincus LLC, and Stewart J. Hen, also a director of our company, is a vice president of Warburg Pincus LLC. Both Messrs. Leff and Hen serve on our Board as designees of our preferred stockholders. Warburg Pincus LLC manages Warburg Pincus, which owns 9,398 shares of Series B Convertible Preferred Stock and 25,452 shares of Series C Convertible Preferred Stock, which are convertible into a total of 6,429,923 shares of common stock (see the section entitled "Security Ownership of Certain Beneficial Owners and Management"). If the merger agreement is adopted by our stockholders and the merger is completed, Warburg Pincus will be entitled to receive approximately $41,794,530 pursuant to the terms of the merger agreement in exchange for its shares of preferred stock. As a condition to Lundbeck entering into the merger agreement, Lundbeck required that Warburg Pincus enter into the stockholder agreement.

Stockholder Agreement

        As a condition to its entering into the merger agreement, Lundbeck required that Warburg Pincus enter into the stockholder agreement under which Warburg Pincus agreed to vote for adoption of the merger agreement and related matters, and against any competing transaction or proposal or any frustrating transaction. The following summary of the material provisions of the stockholder agreement is qualified in its entirety by reference to the stockholder agreement, which is attached to this proxy statement as Annex B. We urge you to read carefully the full text of the stockholder agreement. As of the record date for the special meeting, Warburg Pincus held approximately 35% of the votes eligible to be cast at the special meeting.

        Under the stockholder agreement, Warburg Pincus has:

  •
  agreed to vote in favor of the adoption of the merger agreement, the merger and related transactions;
  •
  agreed to vote against:
  •
  any takeover proposal (as defined in the section entitled "The Merger Agreement—No Solicitations of Transactions") or transaction or occurrence that if proposed and offered would constitute a takeover proposal; or
  •
  any amendment of our certificate of incorporation, by-laws or the rights agreement or other proposal, action or transaction involving us or any of our stockholders which could reasonably be expected to prevent, materially impede or delay the completion of the merger or any of the other transactions contemplated by the merger agreement, or to dilute the benefits to Lundbeck of the merger and the other transactions contemplated by the merger agreement, or change the voting rights of our common stock;

  •
  irrevocably granted to and appointed Lundbeck, and certain officers of Lundbeck, as its proxy and attorney-in-fact to vote all the shares of our capital stock subject to the stockholder agreement; and
  •
  agreed not to permit any of its directors, officers, employees, consultants or other representatives to and agreed not to facilitate any action by any of its subsidiaries to:
  •
  solicit, initiate or encourage, or knowingly take any other action to facilitate, any takeover proposal or frustrating transaction;

    •
    enter into any agreement with respect to any takeover proposal or frustrating transaction; or
    •
    enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any takeover proposal or frustrating transaction.

        The stockholder agreement terminates upon the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms. Termination of the stockholder agreement will not relieve the parties from any liability for any breach of the stockholder agreement prior to termination.

Rights Agreement

        The Company is a party to a Rights Agreement, dated December 11, 1995, with Mellon Investor Services LLC (formerly known as Chemical Mellon Shareholder Services) as the Rights Agent, which we refer to as the rights agreement. The rights agreement has the effect of making an acquisition of our company prohibitively expensive for any potential acquiror not approved by our Board of Directors. As a condition to Lundbeck entering into the merger agreement, Lundbeck required us to amend our rights agreement to render it inapplicable to the merger agreement, the stockholder agreement, the merger and the other transactions contemplated by the merger agreement. On November 21, 2002, we amended the rights agreement in accordance with the merger agreement.

United States Federal Income Tax Consequences

        General.    The following is a summary of the United States federal income tax consequences of the merger to our stockholders who are United States persons for federal income tax purposes and whose shares are converted into the right to receive cash in the merger. The discussion does not purport to consider all aspects of United States federal income taxation that might be relevant to those stockholders. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, and existing, proposed and temporary regulations promulgated under the Code and administrative and judicial interpretations of the Code and regulations, all of which are subject to change, possibly with retroactive effects. The discussion applies only to stockholders whose shares of our common and/or preferred stock are held as capital assets within the meaning of Section 1221 of the Code. This discussion does not apply to shares of our common stock received upon to the exercise of employee stock options or otherwise as compensation, to stockholders who hold shares of our common stock as part of a hedging, "straddle", conversion or other integrated transaction, or to certain types of stockholders (such as insurance companies, tax-exempt organizations, financial institutions, broker-dealers and traders) who may be subject to special rules. Except for the discussion under "—Information Reporting and Backup Tax Withholding," this discussion does not consider the United States federal income tax consequences of the merger to any stockholder who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any foreign, state or local tax or any United States federal tax other than income tax.

        BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY TO YOU OF THE RULES DISCUSSED BELOW AND THE PARTICULAR TAX EFFECTS TO YOU OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF THE ALTERNATIVE MINIMUM TAX, AND ANY STATE, LOCAL AND FOREIGN TAX LAWS AND OF CHANGES IN SUCH LAWS.

        Consequences of the Merger to Synaptic Stockholders.    The exchange of shares of common and/or preferred stock for cash pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, a stockholder who is a United States person and who receives cash in exchange for shares of our common and/or preferred stock pursuant to the merger will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received and the stockholder's adjusted tax basis in the shares exchanged for cash pursuant to the merger. Gain or loss will be determined separately for each block of shares (shares acquired at the same cost in a single transaction) exchanged for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss provided that a stockholder's holding period for such shares of common stock is more than one year at the time of completion of the merger. Certain limitations apply to the use of a stockholder's capital losses.

        Information Reporting and Backup Tax Withholding.    Under the "backup withholding" provisions of United States federal income tax law, the paying agent for the merger may be required to withhold and pay over to the Internal Revenue Service, referred to in this proxy statement as the IRS, a portion of the amount of any payments you receive in connection with the merger unless you:

  •
  provide a correct taxpayer identification number (which, if you are an individual, is your Social Security number) and any other required information to the paying agent, or
  •
  are a corporation or come within certain exempt categories and, when required, demonstrate this fact and otherwise comply with applicable requirements of the backup withholding rules.

If you do not provide a correct taxpayer identification number, you may be subject to penalties imposed by the IRS. Any amount withheld as backup withholding will be creditable against your United States federal income tax liability, provided the required information is provided to the IRS. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the IRS. You should consult with your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining an exemption.

        If you are a United States person (as defined for United States federal income tax purposes), you may prevent backup withholding by completing the IRS Form W-9 that will be included with the letter of transmittal mailed to you by the paying agent and submitting the completed IRS Form W-9 to the paying agent when you submit your stock certificate(s) following the effective time of the merger. Foreign stockholders should complete and sign the appropriate IRS Form W-8 (a copy of which may be obtained from the paying agent) in order to avoid backup withholding. Such stockholders should consult a tax advisor to determine which IRS Form W-8 is appropriate. Please see the instructions in the letter of transmittal for more details.

Appraisal Rights

        Under Delaware law, the holders of record of shares of Synaptic capital stock that follow the procedures specified in Section 262 of the DGCL are entitled to appraisal rights under the DGCL and may have their shares appraised by the Delaware Court of Chancery and receive, instead of the merger consideration, the "fair value" of these shares as of the completion of the merger as determined by the court. In order to exercise these rights, you must comply with the procedures established by Section 262 of the DGCL. The following is a summary of the material provisions of Section 262. A complete copy of Section 262 is attached as Annex D to this proxy statement and this summary is qualified in its entirety by reference to Annex D. This summary and Annex D should be reviewed carefully by you if you wish to exercise statutory appraisal rights or if you wish to preserve the right to do so, as failure to comply with the statutory procedures will result in the loss of your appraisal rights.

        In order to exercise a right of appraisal under Section 262, you must do all of the following:

  •
  File with Synaptic at its main office in Paramus, New Jersey, a written demand for appraisal of the shares of Synaptic capital stock which you hold. The demand must be filed before the vote is taken on the merger agreement at our special meeting. The demand must identify the Synaptic stockholder demanding an appraisal and expressly request an appraisal. The demand must be in addition to, and separate from, any proxy or vote as to the merger agreement. Merely voting, abstaining from voting or failing to vote, on the merger agreement will not constitute a demand for appraisal for the purposes of Section 262 of the DGCL.

  •
  Not vote in favor of, or consent in writing to, the merger agreement. Failing to vote or abstaining from voting will satisfy this requirement, but a vote in favor of adopting the merger agreement, by proxy or in person, or the return of a signed proxy card that does not specify a vote against adoption of the merger agreement, or that does not specify that you abstain from voting on the merger agreement, will constitute a waiver of your right of appraisal and will nullify any previously filed written demand for appraisal.
  •
  Continuously hold of record your shares of Synaptic stock through the completion of the merger.

        All written demands for appraisal should be addressed to Synaptic Pharmaceutical Corporation, 215 College Road, Paramus, New Jersey 07652, Attention: Assistant Secretary. Demands for appraisal must be received before the vote is taken on the merger agreement at the special meeting. Demands for appraisal must be executed by, or on behalf of, the holder of record of the relevant shares of Synaptic capital stock. A beneficial owner of shares that are held of record by a broker or other nominee must take all necessary action to cause such broker or other nominee, as the record holder of the shares, duly and timely to file a written demand for appraisal and otherwise comply with the statutory procedures.

        Within ten days after the completion of the merger, the surviving corporation of the merger will give written notice of the completion of the merger to each Synaptic stockholder that has satisfied the requirements of Section 262 of the DGCL and has not voted for or consented to the proposal to adopt the merger agreement. We refer to such a stockholder as a "dissenting stockholder." Within 120 days after the completion of the merger, the surviving corporation or any dissenting stockholder may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Synaptic stock that are held by all dissenting stockholders. We advise any dissenting stockholder desiring to file this petition to file on a timely basis. Synaptic has no obligation, nor any present intention, to file a petition for appraisal.

        If a petition for appraisal is timely filed, the court will determine which stockholders are entitled to appraisal rights. The court then will determine the fair value of the shares of Synaptic stock held by the dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining the fair value, the court will take into account all relevant factors. The fair value so determined may be more than, less than or equal to the consideration that the dissenting stockholder would otherwise be entitled to receive under the merger agreement. If a petition for appraisal is not timely filed, then the right to an appraisal will be forfeited. The costs of the appraisal proceeding may be determined by the court and charged against the parties as the court determines to be equitable under the circumstances. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Synaptic stock entitled to appraisal.

        From and after the completion of the merger, no dissenting stockholder will have any rights of a Synaptic stockholder with respect to that dissenting stockholder's shares for any purpose, except to receive payment of its fair value and to receive payment of dividends or other distributions on that dissenting stockholder's shares of Synaptic stock, if any, payable to Synaptic stockholders of record as of a date prior to the completion of the merger. If a dissenting stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger within 60 days after the completion of the merger, or thereafter with the written approval of the surviving corporation, or otherwise is determined not to be entitled to appraisal of his shares, then the right of that dissenting stockholder to an appraisal will cease and the dissenting stockholder will be entitled to receive only the merger consideration, without interest. No proceeding in the Court of Chancery may be dismissed as to any dissenting stockholder without the approval of such court.

THE MERGER AGREEMENT

        The following is a summary of the material terms of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated by reference in this section of the proxy statement. We urge you to read carefully the full text of the merger agreement.

Structure and Effective Time of the Merger

        Following the adoption of the merger agreement by our stockholders and the satisfaction or waiver of the other conditions to the merger, including receipt of requisite regulatory approvals, Merger Sub will be merged with and into our company, and we will be the surviving corporation of the merger. As a result of the merger, we will become a wholly owned subsidiary of Lundbeck. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at a later time agreed to by the parties and specified in the certificate of merger.

        While we anticipate that the merger will be completed in March 2003, we cannot specify when, or assure you that, all conditions to the merger will be satisfied or waived. We intend to complete the merger as promptly as practicable subject to receipt of stockholder approval and all requisite regulatory approvals, and satisfaction of all other conditions to the merger.

Merger Consideration

        At the effective time of the merger:

  •
  each issued and outstanding share of our common stock (other than those shares held by stockholders who validly exercise appraisal rights) will be canceled and converted into the right to receive $6.50 in cash, without interest;

  •
  each issued and outstanding share of our Series B Convertible Preferred Stock (other than those shares held by stockholders who validly exercise appraisal rights), will be canceled and converted into the right to receive $1,499.15 in cash, without interest; and

  •
  each issued and outstanding share of our Series C Convertible Preferred Stock (other than those shares held by stockholders who validly exercise appraisal rights), will be canceled and converted into the right to receive $1,088.54 in cash, without interest.

        Holders of preferred stock will be entitled to receive the same merger consideration for each share of preferred stock that they would have received had they converted their preferred stock into common stock immediately prior to the merger.

        After the merger is completed, stockholders of record will have the right to receive the merger consideration, and will no longer have any rights as Synaptic stockholders, including voting or other rights with respect to the shares. Synaptic stockholders will receive the merger consideration after turning in their stock certificates in accordance with the instructions contained in the letter of transmittal to be sent by Lundbeck's paying agent to stockholders shortly after completion of the merger.

        Shares of our common stock and preferred stock that are outstanding immediately prior to the effective time of the merger and held by any stockholder who properly perfects his or her appraisal rights will not be converted into the right to receive the merger consideration. Rather such stockholder will be entitled to payment of the fair value of his or her dissenting shares in accordance with and subject to Section 262 of the DGCL. For more information concerning appraisal rights, see the section entitled "The Merger—Appraisal Rights."

        Lundbeck will engage a paying agent for the payment of the merger consideration. After the effective time of the merger, Lundbeck will deliver or will cause to be delivered to the paying agent, when and as needed, funds necessary for the payment of the merger consideration. As soon as reasonably practicable after the effective time of the merger, the paying agent will mail a letter of transmittal to you. The letter of transmittal will tell you how to surrender your Synaptic stock certificates in exchange for the merger consideration. Please do not send your Synaptic stock certificates to us or the paying agent now. You should send them only in compliance with the instructions that will be provided in the letter of transmittal. In all cases, the merger consideration will be paid only in accordance with the procedures set forth in the merger agreement and the letter of transmittal.

        Stockholders whose certificates are lost, stolen or destroyed will be required to provide an affidavit identifying the certificate or certificates as lost, stolen or destroyed and, if required by Lundbeck, to post a bond in a reasonable amount or deliver a reasonable indemnity as directed by Lundbeck to indemnify against any claim that may be made against the surviving corporation with respect to the certificates.

        Nine months after the completion of the merger, the paying agent will return to Lundbeck all cash in its possession that constitutes any portion of the merger consideration, and the paying agent's duties will terminate. None of Lundbeck, Merger Sub, Synaptic, the surviving corporation or the paying agent will be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificate has not been surrendered prior to five years after the completion of the merger, any cash with respect to such certificate will, to the extent permitted by applicable law, become the property of the surviving corporation, free and clear of all claims of any person.

        Lundbeck, the surviving corporation or the paying agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable to our stockholders such amounts as are required to be withheld under any tax laws.

Stock Options

        As of the record date, there are outstanding options to purchase a total of 2,708,724 shares of our common stock, all of which are exercisable. In accordance with our stock option agreements and the merger agreement, as a result of the merger, all outstanding options have automatically become exercisable until immediately prior to the completion of the merger. Any options not exercised immediately prior to the effective time of the merger will be canceled.

        Upon completion of the merger, each holder of an option to purchase our common stock that is outstanding immediately prior to completion of the merger will be entitled to receive, in exchange for the cancelation of the option, an amount in cash equal to the excess, if any, of $6.50 over the exercise price per share of our common stock subject to the option, multiplied by the number of shares of our common stock subject to the outstanding portion of the option, net of any applicable withholding taxes. Payments to option holders will be made within five business days following the completion of the merger.

Certificate of Incorporation and By-Laws

        When the merger becomes effective:

  •
  the certificate of incorporation of the surviving corporation will be amended at the effective time of the merger so that the certificate of incorporation of Merger Sub, as in effect immediately prior to the effective time of the merger, will in all material respects be the certificate of incorporation of the surviving corporation until changed or amended; and

  •
  the by-laws of Merger Sub, as in effect immediately prior to the effective time of the merger, will in all material respects be the by-laws of the surviving corporation until changed or amended.

Directors and Officers

        The directors of Merger Sub immediately prior to the effective time of the merger will be the directors of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. The directors of Synaptic will resign effective as of the effective time of the merger. Our officers immediately prior to the effective time of the merger will be the officers of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

Representations and Warranties

        The merger agreement contains various representations and warranties with respect to our company. The representations and warranties are subject, in some cases, to specified exceptions and qualifications. All of the representations and warranties will expire at the effective time of the merger. These representations and warranties relate to, among other things:

  •
  organization, standing, corporate power and authority;

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  the execution, delivery, performance and enforceability of the merger agreement and related matters;

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  the adoption of board resolutions to render Delaware's anti-takeover statute inapplicable to Lundbeck, Merger Sub, the merger agreement and any other transaction contemplated by the merger agreement;

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  the stockholder vote required to adopt the merger agreement;

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  the absence of any violation of, or conflict with, our organizational documents, contracts, judgments, orders, laws or regulations as a result of entering into the merger agreement or completing the merger or any other transaction contemplated by the merger agreement;

  •
  capitalization of Synaptic, the issuance of shares of common stock and preferred stock and the issuance of options to purchase capital stock pursuant to our benefit plans or otherwise;

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  the consents we are required to obtain and the filings we are required to make in connection with the merger agreement and the transactions contemplated by the merger agreement;

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  the accuracy of the information contained in the reports and financial statements that we filed with the SEC, and the compliance of our SEC filings with applicable federal securities laws;

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  the absence, since December 31, 2001, of any undisclosed material liabilities;

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  the absence, since December 31, 2001, of any adoption or amendment in any material respect of our benefit plans and agreements, and other matters related to our benefit plans;

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  the accuracy of this proxy statement at the time it is mailed to our stockholders and at the time of the special meeting;

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  the accuracy of any premerger notification and report form filed under the HSR Act at the time it is filed;

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  the conduct of our business, and the absence, since December 31, 2001, of a material adverse effect;

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  the absence, since December 31, 2001, of changes in our financial reporting methods, accounting principles and tax elections;

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  the adequacy of the governmental authorizations and permits needed to conduct our business, compliance with applicable laws and governmental orders and the absence of material legal proceedings;

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  tax, environmental, insurance, real property, labor and employment, employee welfare and benefit plan matters;

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  a representation that we presented Lundbeck with a true and complete list of various agreements such as all contracts made outside of the ordinary course of business, all confidentiality and standstill agreements and all contracts that involve future royalty payments by us of more than $75,000;

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  our compliance in all material respects with all applicable laws, regulations, judgments and orders;

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  the ownership of our intellectual property, our right to license our intellectual property to third parties, the absence of infringement of any third party's intellectual property rights and actions taken by us to protect our intellectual property rights;

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  the maintenance of our registration files, dossiers and other documentation of our pharmaceutical products in accordance with industry standards;

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  regulatory compliance with respect to each of our products and product candidates subject to the Federal Food, Drug and Cosmetic Act of 1938, as amended;

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  the absence of undisclosed broker's fees;

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  our receipt of a fairness opinion from our financial advisor;

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  the inapplicability of our rights agreement to the merger agreement, the stockholder agreement and the merger and any other transaction;

  •
  our minute books; and

  •
  our audit committee and its correspondence with our independent auditors.

        The merger agreement contains representations and warranties by Lundbeck and Merger Sub relating to, among other things:

  •
  their organization, standing and corporate power;

  •
  their corporate power and authority as it relates to their ability to execute and deliver the merger agreement and to complete the merger;

  •
  the absence of any violation of, or conflicts with, their organizational documents, contracts, judgments, orders, laws and regulations as a result of entering into the merger agreement or completing the merger or any other transaction contemplated by the merger agreement;

  •
  the consents Lundbeck and Merger Sub are required to obtain and the filings they are required to make in connection with the merger agreement and the transactions contemplated by the merger agreement;

  •
  the accuracy and completeness of the information supplied for inclusion in this proxy statement;

  •
  the accuracy and completeness of any premerger notification and report form filed under the HSR Act at the time it is filed;

  •
  the sufficiency of Lundbeck's funds on or prior to the closing date to pay the merger consideration and amounts payable to option holders;

  •
  the formation of Merger Sub solely for the purpose of effecting the merger; and

  •
  a representation that neither Lundbeck, Merger Sub nor any of their respective subsidiaries owns or has ever owned any shares of our capital stock.

Covenants Relating to the Conduct of Our Business

        In the merger agreement, we agreed that between November 21, 2002 and the completion of the merger, except for matters set forth in our disclosure schedule, expressly permitted by the merger agreement or consented to in advance in writing by Lundbeck, which consent shall not be unreasonably withheld, we will, among other things:

  •
  conduct our business in the usual, regular and ordinary course consistent with past practice;

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  use our commercially reasonable efforts to preserve our current business organization, assets and intellectual property, keep available the services of our current officers and employees and keep our third-party relationships;

  •
  confer with Lundbeck on a regular and frequent basis to report on our operational matters and other matters as reasonably requested by Lundbeck;

  •
  timely file all tax returns required to be filed and timely pay all taxes due and payable;

  •
  with respect to our leased property in Paramus, New Jersey, fully comply with the New Jersey Industrial Site Recovery Act as it applies to the merger and any other transaction contemplated by the merger agreement;

  •
  consult with Lundbeck with respect to the Phase II clinical trial of our SNEC-2 compound, and keep Lundbeck reasonably informed as to any developments in such clinical trial;

  •
  promptly advise Lundbeck of any change or event that would reasonably be expected to have a material adverse effect on our company; and

  •
  promptly provide Lundbeck with copies of filings we make with governmental entities in connection with the merger.

        In addition, we have agreed that between November 21, 2002 and the completion of the merger, we will not take any of the following actions, except for matters set forth in our disclosure schedule, expressly permitted by the merger agreement or consented to in advance in writing by Lundbeck, which consent shall not be unreasonably withheld:

  •
  declare, set aside or pay any dividends on, or make any other distributions in respect of, our capital stock;

  •
  split, combine or reclassify any of our capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of our capital stock;

  •
  purchase, redeem or otherwise acquire any shares of our capital stock or any other securities or any rights, warrants or options to acquire any such shares or other securities;

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  acquire, form or create a subsidiary;

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  take any action which results in us acquiring or otherwise owning an equity interest in any other person;

  •
  issue, deliver, sell, pledge, grant or otherwise encumber any shares of our capital stock or any other voting securities, any securities convertible into, or exchangeable for, or any options,

    warrants, calls or rights to acquire, any shares of capital stock, voting securities, convertible or exchangeable securities, or any other rights or interests based on or linked to the value of our common stock, other than the issuance of shares of our common stock upon the exercise of stock options outstanding on the date of the merger agreement or upon the conversion of our convertible preferred stock;

  •
  amend our certificate of incorporation or by-laws;

  •
  directly or indirectly acquire or agree to acquire by merger, consolidation, purchasing all or a portion of the assets of, or any other manner, any equity interest in any business, corporation, partnership, joint venture or any other business organization or division thereof, or any assets, other than the acquisition of research supplies and office supplies in the ordinary course of business, or capital assets as permitted by the merger agreement;

  •
  grant to any current or former director, officer, employee, consultant or independent contractor any increase in compensation, except in the ordinary course of business consistent with past practice (which on an annualized basis will not exceed $600,000 in the aggregate);

  •
  grant or pay any bonus to any current or former director, officer, employee, consultant or independent contractor, except in the ordinary course of business consistent with past practice or to the extent required under an employment agreement in effect as of December 31, 2001 or to the extent required under the employment agreement with Dr. De Souza dated September 9, 2002; provided that such amounts granted or paid (including amounts paid under our announced 2002 bonus program) may not exceed $800,000 in the aggregate;

  •
  grant to any current or former director, officer, employee, consultant or independent contractor any increase in severance or termination pay;

  •
  establish, adopt, enter into or amend in any material respect any collective bargaining agreement or other labor union agreement or benefit plan or agreement;

  •
  take any action to accelerate any rights or benefits or take any action to fund or in any other way secure the payment of compensation or benefits under any benefit plan or agreement, other than as provided in the merger agreement;

  •
  make any material determination not in the ordinary course of business consistent with past practice under any collective bargaining agreement or other labor union agreement or benefit plan or agreement;

  •
  amend or modify any stock option, other than as contemplated in the merger agreement;

  •
  grant or promise any tax offset payment award under any stock option plan;

  •
  make any loan or cash advance to, or engage in any transaction with, any current or former director, officer or employee, other than travel and other business expenses advanced to such directors, officers or employees in the ordinary course of business consistent with past practice;

  •
  make any loan or advance to any current or former consultant or independent contractor, other than travel and other business expenses advanced to such consultants or independent contractors incurred in the ordinary course of business consistent with past practice;

  •
  make any change in accounting methods, principles or practices affecting our reported consolidated assets, liabilities or results of operations, except as may have been required by a change in generally accepted accounting principles or other law;

  •
  sell, lease, license, mortgage or otherwise dispose of or encumber, directly or indirectly, any of our properties or assets, except for sales of obsolete equipment in the ordinary course of business consistent with past practice;

  •
  incur or guarantee any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any of our debt securities, or enter into any "keep well" or other agreement to maintain any financial statement condition of another person;

  •
  make any loans, advances or capital contributions to, or investments in, any other person, except for the extension of trade credit in the ordinary course of business consistent with past practice and except in connection with treasury cash management policies in the ordinary course of business consistent with past practice;

  •
  incur or commit to incur any new capital expenditures, or any obligations or liabilities in connection with any capital expenditures that, individually, is in excess of $100,000, or in the aggregate, are in excess of $500,000;

  •
  make any material tax election, or settle or compromise any material tax liability or refund;

  •
  pay, discharge, settle or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms in effect on November 21, 2002, liabilities or obligations reflected or reserved against in our most recent audited consolidated financial statements included in our publicly filed documents or incurred since the date of such audited financial statements in the ordinary course of business consistent with past practice;

  •
  cancel any indebtedness or waive, release, grant or transfer any claims or rights of material value;

  •
  waive any benefit of, agree to modify in any adverse respect, fail to enforce, consent to any matter with respect to which our consent is required under any confidentiality or similar agreement to which we are a party;

  •
  decrease or defer in any material respect the level of training provided to our employees or the associated costs;

  •
  fail to maintain our insurance policies at levels at least comparable to current levels so long as such insurance is available at reasonable rates and on reasonable terms;

  •
  transfer or license to any person or entity or otherwise extend, amend or modify any rights to our intellectual property;

  •
  enter into or amend any contracts pursuant to which any person is granted marketing, manufacturing or other rights with respect to our intellectual property or any other Synaptic product, process or technology;

  •
  enter into or amend any contract that contains any guarantees as to our future revenues or any "most-favored-nation" provisions, as such term is understood in the pharmaceutical industry;

  •
  obtain, through acquisition, lease, sublease or otherwise, any real property for our use as an office or other facility;

  •
  hire any new employee other than as a replacement for an employee whose employment with us was terminated on or after November 21, 2002, at a salary level no greater than, or comparable to, that of the terminated employee;

  •
  revalue any of our assets, except as required by generally accepted accounting principles;

  •
  enter into or amend any joint venture, partnership, collaboration, business or research alliance contract;

  •
  create any lien on any of our assets;

  •
  commence any lawsuit, arbitration or administrative proceeding against any third party;

  •
  begin any, or make any material decision or enter into any agreement with respect to any clinical study of any of our pharmaceutical products, other than the Phase II clinical trial of our SNEC-2 compound;

  •
  take any action that would reasonably be expected to result in any of our representations or warranties that are qualified as to materiality becoming untrue, any of our representations or warranties that are not so qualified becoming untrue in any material respect or any condition to the merger not being satisfied; or

  •
  authorize any of, or commit or agree to take any of, these actions prohibited by the merger agreement.

No Solicitation of Transactions

        The merger agreement contains detailed provisions prohibiting us from seeking an alternative transaction regarding an acquisition of our company. We have agreed that we will not, and that we will not authorize or permit Warburg Pincus or any of our directors, officers, employees, investment bankers, attorneys, accountants, auditors or other advisors or representatives to, directly or indirectly:

  •
  solicit, initiate or encourage or knowingly take any other action to facilitate, the submission of, any takeover proposal;

  •
  enter into any agreement with respect to any takeover proposal; or

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any takeover proposal.

        However, our Board of Directors may, prior to stockholder adoption of the merger agreement, in response to a superior proposal (as defined below) or a bona fide, written takeover proposal that our Board of Directors determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) is or is reasonably likely to lead to a superior proposal, in each case that did not otherwise result from a breach or a deemed breach of the merger agreement or the stockholder agreement, and to the extent that our Board determines in good faith (after consultation with outside counsel) that such action is or is reasonably likely to be required by its fiduciary duties:

  •
  furnish information with respect to our company to the person making such superior proposal or likely superior proposal and its officers, directors, employees, investment bankers, attorneys, accountants, auditors or other advisors or representatives pursuant to a customary confidentiality agreement; and

  •
  participate in discussions or negotiations with the person making such superior proposal or likely superior proposal and its officers, directors, employees, investment bankers, attorneys, accountants, auditors or other advisors or representatives regarding such superior proposal or likely superior proposal.

In such event, we will:

  •
  no less than 24 hours prior to furnishing any such information or participating in any such discussions, inform Lundbeck of the material terms and conditions of such superior proposal or likely superior proposal, including the identity of the person making such superior proposal or likely superior proposal;

  •
  promptly inform Lundbeck of the substance of any material discussions relating to such superior proposal or likely superior proposal; and

  •
  promptly keep Lundbeck informed of the status, including any change to the material details, of any such superior proposal or likely superior proposal.

        We have also agreed that neither our Board of Directors nor any committee of our Board of Directors may:

  •
  withdraw (or modify in a manner adverse to Lundbeck or Merger Sub) or publicly propose to withdraw (or modify in a manner adverse to Lundbeck or Merger Sub) its approval or recommendation of the merger agreement, the stockholder agreement, the merger or any other transaction contemplated by the merger agreement, except that at any time prior to our stockholders adopting the merger agreement our Board of Directors may withdraw or modify, or propose to withdraw or modify, its recommendation of the merger agreement and the merger, which we refer to in this proxy statement as an adverse recommendation change:

  •
  if our Board of Directors determines in good faith (after consulting with outside counsel) that the failure to make an adverse recommendation change would be reasonably likely to result in a breach of its fiduciary duties;

  •
  only at a time that is after the third business day following Lundbeck's receipt of our written notice advising Lundbeck that our Board is prepared to take such action and the reasons for such action (during which time we will negotiate in good faith with Lundbeck and Merger Sub concerning any proposed amendment to the terms of the merger agreement or the merger); and

  •
  if such action is in response to a superior proposal, after taking into account any amendment (or proposed amendment) by Lundbeck to the terms of the merger agreement or the merger;

  •
  adopt, approve or recommend, or propose publicly to adopt, approve or recommend, any takeover proposal, or resolve or agree to take any such action;

  •
  cause or permit us to enter into any letter of intent, memorandum of understanding, merger agreement or other acquisition agreement (as defined below) that is intended to or would reasonably be expected to lead to, any takeover proposal; or

  •
  take any action (or propose to take any action) with respect to the rights agreement to permit or facilitate the completion of a takeover proposal.

        Notwithstanding the foregoing, at any time prior to our stockholders adopting the merger agreement, our Board may, in response to a superior proposal, cause us to terminate the merger agreement and concurrently enter into an acquisition agreement, provided that we have paid Lundbeck a termination fee of $4,235,000 and any required expense reimbursement prior to or concurrently with such termination, and provided further that we will not be entitled to exercise our termination right until after the third business day following Lundbeck's receipt of a written notice from us advising Lundbeck that our Board of Directors has received a superior proposal and specifying the material terms and conditions of such superior proposal.

        We must promptly advise Lundbeck orally and in writing of any request for information that we reasonably believe could lead to or contemplates a takeover proposal or of any takeover proposal, or any inquiry we reasonably believe could lead to a takeover proposal, the material terms and conditions of such request, takeover proposal or inquiry and the identity of the person making any such request, takeover proposal or inquiry. We must promptly keep Lundbeck informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, takeover proposal or inquiry.

        The merger agreement does not prohibit us from making any disclosure to our stockholders if, in the good faith judgment of our Board of Directors, after consultation with outside counsel, failure so to disclose would be inconsistent with our obligations under applicable law; provided, however, that, subject to the merger agreement, as described above, in no event may we, our Board of Directors or any committee of our Board of Directors withdraw (or modify in a manner adverse to Lundbeck or Merger Sub), or publicly propose to withdraw (or modify in a manner adverse to Lundbeck or Merger Sub), its position with respect to the merger agreement, the stockholder agreement, the merger or any other transaction contemplated by the merger agreement or adopt, approve or recommend, or propose to adopt, approve or recommend, a takeover proposal.

        The term "takeover proposal" is defined in the merger agreement as any inquiry, proposal or offer from any person relating to, or that would reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of:

  •
  20% or more of our assets;

  •
  20% or more in voting power of the outstanding shares of our capital stock;

  •
  any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more in voting power of the outstanding shares of our capital stock; or

  •
  any merger, consolidation, business combination, recapitalization, reclassification, share exchange, liquidation, dissolution or similar transaction or any series of transactions involving our company, other than the transactions contemplated by the merger agreement.

        The term "superior proposal" means any bona fide, written offer not solicited by or on behalf of us or Warburg Pincus made by a third party to consummate a tender offer, exchange offer, merger, recapitalization, reclassification, business combination, consolidation or similar transaction which would result in such third party (or in the case of a direct merger between such third party and us, stockholders of such third party) owning, directly or indirectly, 80% or more of the voting power of our capital stock then outstanding (or of the surviving entity in a merger) or all or substantially all of our assets that our Board of Directors determines in its good faith judgment (following consultation with outside counsel and with a financial advisor of nationally recognized reputation):

  •
  to be more favorable to our stockholders from a financial point of view than the proposed acquisition by Lundbeck taking into account all the terms and conditions of such proposal and the merger agreement entered into by us, Lundbeck and Merger Sub;

  •
  to be reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal; and

  •
  for which financing, to the extent required, has been committed.

        The term "acquisition agreement" means any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or could reasonably be expected to lead to, any takeover proposal.

Additional Agreements

        In addition to our agreement to conduct our business in accordance with the covenants described above in the section entitled "—Covenants Relating to the Conduct of Our Business," the merger agreement contains agreements by us or by us and Lundbeck to take several other actions in anticipation of the merger, as described below.

        Proxy Statement.    We and Lundbeck have agreed to cooperate with respect to amending or supplementing the proxy statement to reflect material information discovered prior to the completion of the merger. Any filing of, or amendment or supplement to, the proxy statement is subject to Lundbeck's review and comment. We have agreed to promptly notify Lundbeck of the receipt of any comments or requests for further information made by the SEC.

        Stockholder Meeting.    We have agreed to, as soon as reasonably practicable after November 21, 2002, establish a record date for, duly call, give notice of, convene and hold a stockholders' meeting for the purpose of seeking stockholder adoption of the merger agreement. We have further agreed that we will, through our Board of Directors, recommend that our stockholders adopt the merger agreement, subject to the terms of the merger agreement.

        Access to Information.    We have agreed to afford to Lundbeck and to Lundbeck's subsidiaries and their respective officers, directors, employees, investment bankers, attorneys, accountants, auditors and other advisors or representatives, reasonable and prompt access during normal business hours during the period prior to the effective time of the merger or the termination of the merger agreement to our properties, assets, books, contracts, commitments, officers, directors, employees, investment bankers, attorneys, accountants, auditors or other advisors or representatives and records, and during such period, we will make available to Lundbeck on a prompt basis a copy of each report, schedule, form, statement and other document we file or receive pursuant to the requirements of domestic or foreign laws and all other information concerning our business, properties and personnel that Lundbeck reasonably requests.

        Commercially Reasonable Efforts.    Synaptic, Lundbeck and Merger Sub have agreed that each of us will use commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the merger and the other transactions contemplated by the merger agreement, including all commercially reasonable efforts to accomplish the following:

  •
  the taking of all reasonable acts necessary to cause the conditions precedent set forth in the merger agreement to be satisfied as promptly as practicable;

  •
  the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from any governmental entity;

  •
  the making of all necessary registrations, declarations and filings (including all filings with governmental entities, if any);

  •
  the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity;

  •
  the obtaining of all necessary consents, approvals and waivers from third parties;

  •
  the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement, the stockholder agreement or the consummation of the transactions contemplated by the merger agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

  •
  the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by the merger agreement;

provided, however, that Lundbeck will not be required to agree to, or proffer to, divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets (whether tangible or intangible) or any of Lundbeck's, Synaptic's or any of their respective affiliates' businesses or cease to conduct business or operations in any jurisdiction in which Lundbeck or its subsidiaries or Synaptic conducts business or operations as of the date of the merger agreement.

        Notification.    Synaptic and Lundbeck will give each other prompt written notice of any representation or warranty made by it becoming untrue or inaccurate such that the condition to the other party's or parties' obligations to effect the merger relating to such representations and warranties (see below under "—Conditions to the Merger") would not be satisfied.

        Publicity.    Lundbeck and Merger Sub, on the one hand, and Synaptic, on the other hand, will, to the extent reasonably practical, consult with each other before issuing, and provide each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to the merger agreement, the merger and the other transactions contemplated by the merger agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

Employee Benefit Matters

        Lundbeck has agreed that, from the completion of the merger until December 31, 2003, the surviving corporation will provide to those persons who were our employees on the date of the merger agreement and who continue their employment with benefits that are either:

  •
  substantially comparable in the aggregate to the benefits provided by our company in effect on the date of the merger agreement (other than equity-based awards); or

  •
  substantially comparable in the aggregate to those provided to similarly situated employees of Lundbeck (other than equity-based awards).

        Lundbeck has also agreed that the surviving corporation will honor all of our existing employment, severance and termination agreements, plans and policies that have been disclosed to Lundbeck. However, nothing in the merger agreement prevents Lundbeck from terminating the employment of any employee for any reason. To the extent any Lundbeck benefit plan becomes available in the future to our continuing employees, Lundbeck has agreed that service with our company will be credited under that Lundbeck benefit plan for purposes of determining eligibility to participate and vesting but not to the extent it would result in duplication of benefits. Lundbeck has also agreed to waive any pre-existing condition limitations for our continuing employees but only to the extent those limitations would not have been applicable under a comparable benefit plan of our company. Lundbeck has agreed to recognize amounts incurred by our continuing employees for purposes of satisfying deductible and co-payment limitations after the effective time of the merger under benefit plans in which those continuing employees participate for the year in which the merger occurs.

        In addition, Lundbeck intends to formulate a stock-based incentive program to be offered to our continuing employees, subject to all necessary authorizations and compliance with applicable law. Lundbeck's intention to provide such a program is subject to the sole discretion of Lundbeck's Board of Directors.

Conditions to the Merger

        Neither we nor Lundbeck or Merger Sub is obligated to complete the merger unless conditions are satisfied or waived by each party, including, among others, the following:

  •
  our stockholders must have adopted the merger agreement;

  •
  any waiting period (and any extension) applicable to the merger under the HSR Act must have been terminated or expired, and any consents, approvals and filings under any foreign competition, merger control, antitrust or similar law, the absence of which would prohibit the completion of the merger, must have been obtained or made; and

  •
  no temporary restraining order, preliminary or permanent injunction or other judgment issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the completion of the merger may be in effect.

        Lundbeck and Merger Sub are not obligated to complete the merger unless a number of additional conditions are satisfied or waived, including, among others, the following:

  •
  our representations and warranties that are qualified by materiality must be true and correct and our representations and warranties that are not qualified by materiality must be true and correct in all material respects, in each case as of the date of the merger agreement and as of the closing date with the same effect as though made on the closing date, except that the accuracy of representations and warranties that by their terms speak of a specified date will be determined as of such date;
  •
  we must have performed in all material respects all obligations required to be performed by us under the merger agreement at or prior to the closing date;
  •
  there must not be pending or threatened any suit, action or proceeding by any governmental entity, and there must be no legal restraint that has the effect of:
  •
  challenging the acquisition by Lundbeck or Merger Sub of any shares of our capital stock, seeking to restrain or prohibit the completion of the merger or any other transaction contemplated by the merger agreement, or seeking to obtain from us, Lundbeck or Merger Sub any damages that are material in relation to our company;
  •
  seeking to prohibit or limit the ownership or operation by us or Lundbeck and its subsidiaries of any material portion of our business or assets, or the business or assets of Lundbeck and its subsidiaries, taken as a whole, or to compel us or Lundbeck and its subsidiaries to dispose of or hold separate any material portion of our business or assets, or the business or assets of Lundbeck and its subsidiaries, taken as a whole, as a result of the merger or any other transaction contemplated by the merger agreement;
  •
  seeking to prohibit Lundbeck or any of its subsidiaries from effectively controlling in any material respect our business or operations; or
  •
  imposing material limitations on the ability of Lundbeck or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of our capital stock, including the right to vote our capital stock on all matters properly presented to our stockholders;
  •
  since December 31, 2001, there must not have been any state of facts, change, development, effect, event, condition or occurrence that, individually or in the aggregate, constitutes, has had or would reasonably be expected to have a material adverse effect on us; and
  •
  Lundbeck must have received evidence, in form and substance reasonably satisfactory to it, that Lundbeck or Synaptic have obtained or will have in full force and effect all:
  •
  material consents of all governmental entities legally required in connection with the merger agreement and the transactions contemplated by the merger agreement;
  •
  certain of our registrations, licenses, permits authorizations and approvals from governmental entities set forth in our disclosure schedule; and
  •
  all other material consents of governmental entities or third parties required in connection with the merger agreement and the other transactions contemplated by the merger agreement, except for those the failure of which to be obtained, individually and in the aggregate, would not reasonably be expected to have a material adverse effect on us.

        Our obligation to effect the merger is further subject to the following conditions:

  •
  the representations and warranties of Lundbeck and Merger Sub that are qualified as to materiality must be true and correct, and their representations and warranties that are not qualified by materiality must be true and correct in all material respects, in each case as of the date of the merger agreement and on the closing date with the same effect as though made on the closing date, except that the accuracy of representations and warranties that by their terms speak of a specified date will be determined as of such date; and

  •
  Lundbeck and Merger Sub must have performed in all material respects their obligations required to be performed by them under the merger agreement at or prior to the closing date.

        A "material adverse effect" on a party means any change, development, effect, event, condition or occurrence that would reasonably be expected to be materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), financial condition or results of operations of such party and its subsidiaries, taken as a whole, or to prevent or materially impede or delay the consummation of the merger or the other transactions contemplated by the merger agreement, other than any change, development, effect, event, condition or occurrence:

  •
  resulting from changes in the United States economy, securities markets, regulatory environment or political conditions, generally; or
  •
  resulting from changes in the pharmaceutical industry and not specifically relating to such party; or
  •
  resulting from certain other specified events.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the completion of the merger by mutual written consent of Lundbeck, Merger Sub and us, or under the following conditions:

  By either Lundbeck or us if:

  •
  the merger is not completed by April 30, 2003, except that a party may not terminate the merger agreement if its actions or failure to act or breach of representations and warranties resulted in the merger not being completed by that date; or
  •
  any temporary restraining order, preliminary or permanent injunction or other judgment issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger is in effect and has become final and nonappealable; or
  •
  our stockholders do not adopt the merger agreement at the special meeting.

  By Lundbeck if:

  •
  we have breached any of our representations, warranties or covenants contained in the merger agreement, which breach would give rise to the failure of the condition to Lundbeck's obligation to effect the merger relating to our representations and warranties (see above under "—Conditions to the Merger") and has not been or is incapable of being cured by us within 15 business days after written notice thereof from Lundbeck; or
  •
  there is any suit, action or proceeding:
  •
  challenging the acquisition by Lundbeck or Merger Sub of any shares of our capital stock, seeking to restrain or prohibit the completion of the merger or any other transaction contemplated by the merger agreement or seeking to obtain from us, Lundbeck or Merger Sub any damages that are material in relation to our company;
  •
  seeking to prohibit or limit the ownership or operation by us or Lundbeck and its subsidiaries of any material portion of our business or assets, or the business or assets of Lundbeck and its subsidiaries, taken as a whole, or to compel us or Lundbeck and its subsidiaries to dispose of or hold separate any material portion of our business or assets, or the business or assets of Lundbeck and its subsidiaries, taken as a whole, as a result of the merger or any other transaction contemplated by the merger agreement;
  •
  seeking to prohibit Lundbeck or any of its subsidiaries from effectively controlling in any material respect our business or operations; or
  •
  imposing material limitations on the ability of Lundbeck or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of our capital stock, including the right to vote our capital stock on all matters properly presented to our stockholders, that, in each case, has prevailed and is final and nonappealable; or

  •
  an adverse recommendation change has occurred or if our Board of Directors or any committee of our Board of Directors has failed to confirm its recommendation to our stockholders to adopt the merger agreement within 10 calendar days after a written request by Lundbeck that it do so if such request is made following the making of a takeover proposal.

  By us if:

  •
  Lundbeck has breached any of its representations, warranties or covenants which breach would give rise to the failure of the condition to our obligation to effect the merger relating to Lundbeck's representations and warranties (see above under "—Conditions to the Merger") and has not been or is incapable of being cured by Lundbeck within 15 business days after written notice thereof from us; or
  •
  we have received a superior proposal; provided that we:
  •
  comply with the notice provisions under the merger agreement;
  •
  pay the termination fee to Lundbeck as provided in the merger agreement; and
  •
  pay any expense reimbursement amounts to Lundbeck as required in the merger agreement.

        In the event of termination of the merger agreement by either us or Lundbeck, the merger agreement will become void and have no effect, without any liability or obligation on the part of Lundbeck, Merger Sub or us (except for the provisions that specifically survive termination of the merger agreement); provided that no such termination will relieve any party from any liability for damages resulting from a willful and material breach by any party of any of its representations, warranties or covenants set forth in the merger agreement.

Termination Fee; Expenses

        Whether or not the merger is completed, all fees and expenses incurred in connection with the merger agreement, the merger and the transaction contemplated by the merger agreement will be paid by the party incurring such fees or expenses. However, we have agreed to pay all filing, printing, mailing and other fees including fees in connection with the HSR filing, and to promptly reimburse Lundbeck for any expenses paid by Lundbeck in connection with the foregoing.

        We have agreed to pay Lundbeck a termination fee of $4,235,000 upon termination under the following circumstances:

  •
  Lundbeck terminates the merger agreement because our Board of Directors (or any committee of the Board) has withdrawn or modified its recommendation of the merger agreement or the merger, or failed to confirm its recommendation within ten calendar days after a written request by Lundbeck to do so, if such request is made following a takeover proposal; or
  •
  we terminate the merger agreement because we have entered into an acquisition agreement with a third party for a superior proposal.

We have also agreed to pay a termination fee of $4,235,000 upon the first to occur of:

  •
  consummation of a takeover proposal within twelve months after termination of the merger agreement; or
  •
  consummation of a takeover proposal pursuant to the terms of an acquisition agreement entered into within twelve months after termination of the merger agreement;

if a takeover proposal has been made known to us or our stockholders, or any person has announced an intention to make a takeover proposal and the merger agreement is terminated by either us or Lundbeck because the merger has not been completed by April 30, 2003 or our stockholders did not adopt the merger agreement at the stockholder's meeting.

        For the sole purpose of determining if a termination fee is payable if we enter into an acquisition agreement with a third party with respect to, or consummate, any takeover proposal within twelve months of the merger agreement being terminated, the term "takeover proposal" is modified in that all references to 20% of the assets, capital stock or voting power of shares of Synaptic are deemed to be references to 50%.

Amendment; Waiver

        The merger agreement may be amended by the parties at any time, whether before or after our stockholders adopt the merger agreement; provided, that after our stockholders adopt the merger agreement, there shall be no amendment that by law requires further approval by our stockholders without the further approval of such stockholders. The merger agreement may not be amended except by an instrument, in writing signed on behalf of each of the parties. At any time prior to the effective time of the merger, the parties may, by means of a signed written instrument, extend the time for the performance of any of the obligations or other acts of the parties, waive any inaccuracies in the representations and warranties in the merger agreement or any document delivered pursuant to the merger agreement or waive compliance with any of the agreements or conditions contained in the merger agreement.

ACCOUNTING TREATMENT

        The merger will be accounted for by Lundbeck using the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the fair value of the net assets acquired. The excess purchase price over the fair value of the assets acquired will be allocated to goodwill.

ANTITRUST MATTERS

        The HSR Act provides that transactions such as the merger may not be completed until certain information has been submitted to the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and the specified waiting period has expired or has been terminated. We and Lundbeck made filings under the HSR Act on December 4, 2002 and December 6, 2002, respectively. Based on these filings, the U.S. antitrust authorities did not make a request for additional information and materials. On January 10, 2003, Lundbeck advised us that its HSR filing must be resubmitted to include information about its ultimate parent entity, Lundbeck Foundation. We anticipate that Lundbeck's ultimate parent entity will make its required filing on or about January 17, 2003, or as soon thereafter as is reasonably practicable. We anticipate the waiting period under the HSR Act to expire or terminate on or about February 18, 2003 unless early termination is granted or the U.S. antitrust authorities make a request for additional information and materials.

        Lundbeck has informed us that it will file a notification with the Mexican Commission pursuant to Article 16 of the Mexican Antitrust Law with respect to the proposed transaction on or about January 15, 2003, or as soon thereafter as is reasonably practicable. Under this regulation, once a filing with the Mexican Commission is made, the Mexican Commission has 20 calendar days in which to request additional information. If the Mexican Commission requests additional information, the additional information must be submitted within 15 calendar days after the request was received. The Mexican Commission has 45 calendar days from the receipt of the notice or the additional information, as the case may be, in order to rule on the notification.

        It is possible that other state, local or foreign governmental entities or third parties may seek to challenge the merger. In addition, it is possible that governmental entities having jurisdiction over Lundbeck and us may seek regulatory concessions as conditions for granting approval of the merger. Under the merger agreement, we have both agreed to use all commercially reasonable efforts to take all steps necessary to obtain any regulatory and governmental approvals or waivers necessary to complete the merger and to defend any lawsuits or other legal proceedings challenging the merger agreement. Lundbeck is not required to divest or enter into any licensing or similar arrangement with respect to any assets or any portion of its business or the business of any of its affiliates, or our business or the business of any of our affiliates, or cease to conduct business or operations in any jurisdiction in which it, its subsidiaries or we conduct business or operations as of the date of the merger agreement.

        While we do not expect the closing of the merger to be prevented or materially delayed by any challenge by regulatory authorities within or outside the United States, we can give no assurance that the required regulatory approvals will be obtained on terms that satisfy the conditions to completion of the merger or within the time frame contemplated by Lundbeck and us. See "The Merger Agreement—Conditions to the Merger."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our outstanding capital stock, as of January 9, 2003, the record date, with respect to (i) each person known by us to be the beneficial owner of more than 5% of any class of our capital stock, (ii) each of our directors, (iii) each of our executive officers and (iv) our directors and executive officers as a group.

				Series B Convertible Preferred Stock			Series C Convertible Preferred Stock
	Common Stock(2)
Name and Address of Beneficial Owner(1)
	Shares		%	Shares		%	Shares		%
Warburg Pincus Private Equity VIII, L.P. 466 Lexington Avenue New York, New York 10017	6,429,923	(3)	36.9%	9,398		85.0%	25,452		85.0%
Ziff Asset Management, L.P. Citicorp Center 153 East 53rd Street, 43rd Floor New York, New York 10022	1,107,015	(4)	9.2%	1,618		14.6%	4,382		14.6%
Novartis Produkte AG Schwarzwaldallee 215 CH-4002 Basle Switzerland	695,715	(5)	6.3%	—		—	—		—
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	693,600	(6)	6.3%	—		—	—		—
Errol B. De Souza, Ph.D.	1,000,000	(7)	8.3%	—		—	—		—
Thomas P. Blackburn, Ph.D.	70,000	(8)	*	—		—	—		—
Theresa A. Branchek, Ph.D.	144,098	(9)	1.3%	—		—	—		—
Richard L. Weinshank, Ph.D.	124,298	(10)	1.1%	—		—	—		—
Stewart J. Hen	12,500	(11)	*	—		—	—		—
Zola P. Horovitz, Ph.D.	29,500	(12)	*	—		—	—		—
Jonathan S. Leff	6,442,423	(13)	37.0%	9,398	(14)	85.0%	25,452	(14)	85.0%
John E. Lyons	29,397	(15)	*	—		—	—		—
Patrick J. McDonald	20,000	(16)	*	—		—	—		—
Alison Taunton-Rigby, Ph.D.	29,500	(17)	*	—		—	—		—
Robert L. Zerbe, M.D.	12,500	(18)	*	—		—	—		—
All directors and principal executive officers as a group (11 persons)	7,914,216	(19)	42.0%	9,398	(20)	85.0%	25,452	(20)	85.0%

*
Less than 1%.

(1)
Except as otherwise indicated above, the address of each stockholder identified is c/o Synaptic Pharmaceutical Corporation, 215 College Road, Paramus, New Jersey 07652. Except as indicated in the other footnotes to this table, each person named in this table has sole voting and investment power with respect to all shares of stock beneficially owned by that person.

(2)
The percentage of common stock deemed outstanding is based on 10,977,790 shares of common stock outstanding as of January 9, 2003, the record date. In addition, for purposes of computing the percentage of common stock owned by each person, the percentage includes all shares of common stock issuable upon the exercise of outstanding options held by such person as of January 9, 2003 (all of which options are exercisable as a result of the merger until immediately prior to completion of the merger), and all shares of common stock issuable upon conversion of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock owned by that person as of January 9, 2003.

(3)
Consists of 2,167,535 shares of common stock issuable upon conversion of 9,398 shares of Series B Convertible Preferred Stock and 4,262,388 shares of common stock issuable upon conversion of 25,452 shares of Series C Convertible Preferred Stock held by Warburg Pincus. Warburg Pincus & Co. is the sole general partner of Warburg Pincus. Warburg Pincus is managed by Warburg Pincus LLC. Lionel I. Pincus is the managing partner of Warburg Pincus & Co. and the managing member and Chairman of Warburg Pincus LLC and may be deemed to control both entities. For voting purposes, Warburg Pincus is deemed to beneficially own approximately 34.7% of the votes entitled to be cast at the special meeting on a fully diluted basis.

  In connection with entering into the merger agreement, Lundbeck required Warburg Pincus to enter into a stockholder agreement, dated November 21, 2002, whereby Warburg Pincus agreed, among other things, to vote all of its 9,398 shares of Series B Convertible Preferred Stock and 25,452 shares of Series C Convertible Preferred Stock in favor of the adoption of the merger agreement and related matters and against any competing transaction or proposal or any frustrating transaction. The stockholder agreement terminates upon the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms. For more information, see the section entitled "The Merger—Stockholder Agreement."

(4)
Consists of 373,172 shares of common stock issuable upon conversion of 1,618 shares of Series B Convertible Preferred Stock and 733,843 shares of common stock issuable upon conversion of 4,382 shares of Series C Convertible Preferred Stock. Ziff Asset Management, L.P. is controlled by PBK Holdings, Inc., its general partner, which is controlled by Philip B. Korsant. The information relating to Ziff Asset Management, L.P. contained herein was obtained from Schedule 13G filed by ZAM-BVF Investments, LLC, Ziff Asset Management, L.P., PBK Holdings and Phillip B. Korsant with the SEC on March 4, 2002. For voting purposes, Ziff Asset Management, L.P. is deemed to beneficially own approximately 6.0% of the votes entitled to be cast at the special meeting on a fully diluted basis.

(5)
The information relating to Novartis Produkte AG was obtained from Amendment No. 1 to Schedule 13G filed by Novartis AG and Novartis Produtke AG with the SEC on March 6, 1998.

(6)
Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are referred to as the "Funds." In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over these shares of common stock, all of which are owned by the Funds. Dimensional disclaims beneficial ownership of these shares. The information relating to Dimensional was obtained from Amendment No. 1 to Schedule 13G filed by Dimensional with the SEC on February 12, 2002.

(7)
Consists of 1,000,000 shares of common stock subject to options, all of which options are exercisable as a result of the merger until immediately prior to completion of the merger.

(8)
Consists of 70,000 shares of common stock subject to options, all of which options are exercisable as a result of the merger until immediately prior to completion of the merger.

(9)
Consists of 15,565 shares of common stock and 128,533 shares of common stock subject to options, all of which options are exercisable as a result of the merger until immediately prior to completion of the merger. Does not include 100 shares of common stock held by Mr. Gary Roth, Dr. Branchek's spouse.

(10)
Consists of 5,048 shares of common stock and 119,250 shares of common stock subject to options, all of which options are exercisable as a result of the merger until immediately prior to completion of the merger.

(11)
Consists of 12,500 shares of common stock subject to options, all of which options are exercisable as a result of the merger until immediately prior to completion of the merger.

(12)
Consists of 4,500 shares of common stock and 25,000 shares of common stock subject to options, all of which options are exercisable as a result of the merger until immediately prior to completion of the merger.

(13)
Consists of (a) 12,500 shares of common stock subject to options, all of which options are exercisable as a result of the merger until immediately prior to completion of the merger and (b) 2,167,535 shares of common stock issuable upon conversion of 9,398 shares of Series B Convertible Preferred Stock and 4,262,388 shares of common stock issuable upon conversion of 25,452 shares of Series C Convertible Preferred Stock held by Warburg Pincus. Mr. Leff is a general partner of Warburg Pincus & Co. and a managing director and member of Warburg Pincus LLC. Mr. Leff disclaims beneficial ownership of all shares held by Warburg Pincus.

(14)
Consists of 9,398 shares of Series B Convertible Preferred Stock or 25,452 shares of Series C Convertible Preferred Stock, as the case may be, held by Warburg Pincus. Mr. Leff is a general partner of Warburg Pincus & Co. and a managing director and member of Warburg Pincus LLC. Mr. Leff disclaims beneficial ownership of all shares held by Warburg Pincus.

(15)
Consists of 4,397 shares of common stock and 25,000 shares of common stock subject to options, all of which options are exercisable as a result of the merger until immediately prior to completion of the merger.

(16)
Consists of 20,000 shares of common stock subject to options, all of which options are exercisable as a result of the merger until immediately prior to completion of the merger.

(17)
Consists of 4,500 shares of common stock and 25,000 shares of common stock subject to options, all of which options are exercisable as a result of the merger until immediately prior to completion of the merger.

(18)
Consists of 12,500 shares of common stock subject to options, all of which options are exercisable as a result of the merger until immediately prior to completion of the merger.

(19)
Includes (a) 34,010 shares of common stock, (b) 1,450,283 shares of common stock subject to options, all of which options are exercisable as a result of the merger until immediately prior to completion of the merger, and (c) 6,429,923 shares of common stock issuable upon conversion of: (i) 9,398 shares of Series B Preferred Stock and (ii) 25,452 shares of Series C Preferred Stock held by Warburg Pincus. All officers and directors of Synaptic disclaim beneficial ownership of all shares of common stock beneficially owned by Warburg Pincus.

(20)
Consists of 9,398 shares of Series B Convertible Preferred Stock or 25,452 shares of Series C Convertible Preferred Stock, as the case may be, held by Warburg Pincus. All officers and directors of Synaptic disclaim beneficial ownership of all shares of preferred stock held by Warburg Pincus.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

        Our common stock is traded on The Nasdaq Stock Market under the symbol "SNAP". The table below sets forth by quarter, since the beginning of our fiscal year 2001, the high and low closing sale price per share for our common stock on The Nasdaq Stock Market.

	MARKET PRICES
	HIGH	LOW
Fiscal Year 2001
First Quarter	$6.7500	$3.6875
Second Quarter	$6.8000	$3.8125
Third Quarter	$6.4000	$4.4600
Fourth Quarter	$6.0400	$4.4000
Fiscal Year 2002
First Quarter	$7.5000	$5.7250
Second Quarter	$6.0900	$5.8000
Third Quarter	$6.8100	$4.8800
Fourth Quarter	$6.4500	$3.8850
Fiscal Year 2003
First Quarter (through January 9, 2003)	$6.4500	$6.3700

        On November 20, 2002, the last full trading day prior to the public announcement of the signing of the merger agreement, the closing price for our common stock on The Nasdaq Stock Market was $6.00 per share. On January 9, 2003, the most recent practicable date prior to the printing of this proxy statement, the closing price of our common stock on The Nasdaq Stock Market was $6.37 per share.

        We have never paid any dividends on our common stock, and we do not currently intend to declare or pay any dividends in the foreseeable future.

        The market price for our common stock is subject to fluctuation and stockholders are urged to obtain current market quotations. We cannot give you any assurances as to the future price of, or market for, our common stock.

STOCKHOLDER PROPOSALS

        If the merger is completed, there will be no public stockholders of Synaptic and no public participation in any future meetings of our stockholders. However, if the merger is not completed, we will hold a 2003 annual meeting of stockholders. In that event, in order to be included in the proxy statement and related proxy card for our 2003 annual meeting, stockholder proposals must have been received by us no later than January 1, 2003. If you intend to present a proposal at our annual meeting, if held, but do not intend to have it included in our proxy statement, your proposal must be received by us no later than February 14, 2003.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including Synaptic, that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

ADDITIONAL INFORMATION

        If you have any questions about the merger or this proxy statement or you would like additional copies of this proxy statement or the proxy card, you should contact Mellon Invester Services LLC at 44 Wall Street, 7th Floor, New York, New York 10005, Attention: Frank Valenzuela, Telephone: 1-888-224-2734.

        You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated January 10, 2003. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of the proxy statement to stockholders shall not create any implication to the contrary.

ANNEX A

         EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

Dated as of November 21, 2002,

Among

H. LUNDBECK A/S,

VIKING SUB CORPORATION

And

SYNAPTIC PHARMACEUTICAL CORPORATION

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Defined Term	Section
"Acquisition Agreement"	Section 5.02(b)
"Actions"	Section 5.01(c)
"Adverse Recommendation Change"	Section 5.02(b)
"affiliate"	Section 9.03
"Agreement"	Recitals
"Appraisal Shares"	Section 2.01(d)
"Audit Committee"	Section 3.24(e)
"Authorized Agent"	Section 9.11
"Certificate"	Section 2.01(c)
"Certificate of Merger"	Section 1.03
"Closing"	Section 1.02
"Closing Date"	Section 1.02
"Code"	Section 2.02(i)
"Commonly Controlled Entity"	Section 3.10
"Company"	Recitals
"Company Benefit Agreements"	Section 3.10
"Company Benefit Plans"	Section 3.10
"Company Board"	Section 3.04(b)
"Company By-laws"	Section 3.01
"Company Capital Stock"	Section 3.03(a)
"Company Charter"	Section 3.01
"Company Common Stock"	Recitals
"Company Common Stock Price"	Recitals
"Company Convertible Preferred Stock"	Recitals
"Company Disclosure Letter"	Article III
"Company Indemnified Persons"	Section 6.06(a)
"Company Information"	Section 9.03
"Company Intellectual Property"	Section 3.17(a)
"Company Material Adverse Effect"	Section 3.01
"Company Owned IP"	Section 3.17(a)
"Company Pension Plans"	Section 3.11(a)
"Company Preferred Stock"	Section 3.03(a)
"Company Rights"	Section 3.03(a)
"Company Rights Agreement"	Section 3.03(a)
"Company Rights Agreement Amendment"	Section 3.24(c)
"Company SEC Documents"	Section 3.06(a)
"Company Stockholder Agreement"	Recitals
"Company Stockholder Approval"	Section 3.04(c)
"Company Stockholders Meeting"	Section 6.01(b)
"Company Stock Options"	Section 3.03(b)
"Company Stock Plans"	Section 3.03(a)
"Confidential Information"	Section 3.17(m)
"Confidentiality Agreements"	Section 9.03
"Consent"	Section 3.05(b)
"Continuing Employees"	Section 6.05(a)
"Contract"	Section 3.05(a)
"DGCL"	Section 1.01

A-iv

"Director Option Plan"	Section 3.03(a)
"D&O Insurance"	Section 6.06(c)
"$"	Section 9.03
"Effective Time"	Section 1.03
"Environmental Claims"	Section 3.14(b)
"Environmental Laws"	Section 3.14(b)
"Environmental Permits"	Section 3.14(a)
"ERISA"	Section 3.11(a)
"Exchange Act"	Section 3.05(b)
"Exchange Fund"	Section 2.02(a)
"FDA"	Section 3.01
"FDCA"	Section 3.01
"Filed Company SEC Document"	Section 9.03
"GAAP"	Section 3.06(b)
"Good Clinical Practices"	Section 3.22(a)
"Governmental Entity"	Section 3.05(b)
"Hazardous Materials"	Section 3.14(b)
"HSR Act"	Section 3.05(b)
"Intellectual Property"	Section 3.17(f)
"ISRA"	Section 3.05(b)
"Judgment"	Section 3.05(a)
"knowledge"	Section 9.03
"Law"	Section 3.05(a)
"Leases"	Section 3.16(a)
"Leased Property"	Section 3.16(a)
"Legal Provisions"	Section 3.22(a)
"Legal Restraints"	Section 7.01(c)
"Liens"	Section 9.03
"Likely Superior Proposal"	Section 5.02(a)
"material adverse effect"	Section 9.03
"Maximum Premium"	Section 6.06(c)
"Merger"	Recitals
"Merger Consideration"	Section 2.01(c)
"New Parent Proposal"	Section 5.02(b)
"1988 Incentive Plan"	Section 3.03(a)
"1996 Incentive Plan"	Section 3.03(a)
"Notice of Superior Proposal"	Section 5.02(b)
"Non-Plan Option Agreement"	Section 3.03(a)
"Option Consideration"	Section 6.04(a)
"Option Notice"	Section 6.04(a)
"Outside Date"	Section 8.01(b)
"Parent"	Recitals
"Parent Information"	Section 9.03
"Parent Material Adverse Effect"	Section 4.03(a)
"Parent Securities"	Section 6.02(c)
"Paying Agent"	Section 2.02(a)
"Permits"	Section 3.01
"person"	Section 9.03
"Pharmaceutical Product"	Section 3.22(a)
"Post-Signing Returns"	Section 5.01(c)

A-v

"Principal Company Stockholder"	Recitals
"Proposed Effective Date"	Section 6.04(a)
"Proxy Statement"	Section 3.05(b)
"Release"	Section 3.14(b)
"Representatives"	Section 9.03
"Retention Bonus"	Section 6.05(e)
"Retention Period"	Section 6.05(e)
"Rights Agent"	Section 3.03(a)
"Sarbanes-Oxley Act"	Section 3.06(b)
"SEC"	Section 3.05(b)
"Section 262"	Section 2.01(d)
"Securities Act"	Section 3.06(b)
"Series A Preferred Stock"	Section 3.03(a)
"Series B Preferred Stock"	Recitals
"Series B Preferred Stock Price"	Recitals
"Series C Preferred Stock"	Recitals
"Series C Preferred Stock Price"	Recitals
"Sub"	Recitals
"Subleases"	Section 3.16(a)
"subsidiary"	Section 9.03
"Superior Proposal"	Section 5.02(e)
"Surviving Corporation"	Section 1.01
"Takeover Proposal"	Section 5.02(e)
"Taxes"	Section 3.09(j)
"Tax Return"	Section 3.09(j)
"Termination Fee"	Section 6.07(b)
"Third Party Licenses"	Section 3.17(a)
"Transactions"	Section 1.01
"Transaction Agreements"	Recitals
"Transfer Taxes"	Section 6.09
"Voting Company Debt"	Section 3.03(e)
"Warning Letter"	Section 3.22(b)

A-vi

              AGREEMENT AND PLAN OF MERGER dated as of November 21, 2002 (this "Agreement"), among H. LUNDBECK A/S, a Danish corporation ("Parent"), VIKING SUB CORPORATION, a Delaware corporation ("Sub"), and a wholly owned indirect subsidiary of Parent, and SYNAPTIC PHARMACEUTICAL CORPORATION, a Delaware corporation (the "Company").

        WHEREAS the respective Boards of Directors of Sub and the Company have approved and declared advisable, and the board of directors of Parent has approved, this Agreement, providing for the merger (the "Merger") of Sub into the Company, on the terms and subject to the conditions set forth in this Agreement, whereby (a) each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") not owned by Parent, Sub or the Company, other than the Appraisal Shares (as defined in Section 2.01(d)), shall be converted into the right to receive $6.50 in cash, without interest (the "Company Common Stock Price"), (b) each issued and outstanding share of Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series B Preferred Stock"), not owned by Parent, Sub or the Company, other than the Appraisal Shares, shall be converted into the right to receive an amount in cash equal to $1,499.15, without interest (the "Series B Preferred Stock Price"), and (c) each issued and outstanding share of Series C Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series C Preferred Stock" and, together with the Series B Preferred Stock, the "Company Convertible Preferred Stock"), not owned by Parent, Sub or the Company, other than the Appraisal Shares, shall be converted into the right to receive an amount in cash equal to $1,088.54, without interest (the "Series C Preferred Stock Price");

        WHEREAS simultaneously with the execution and delivery of this Agreement, Parent and a stockholder of the Company (the "Principal Company Stockholder") are entering into an agreement (the "Company Stockholder Agreement" and, together with this Agreement, the "Transaction Agreements") pursuant to which the Principal Company Stockholder will agree to take specified actions in furtherance of the Merger; and

        WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

The Merger

        SECTION 1.01.    The Merger.    On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). At the election of Parent (and in accordance with the provisions of Section 9.09), any direct or indirect wholly-owned subsidiary of Parent that is incorporated in the State of Delaware may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing and the parties shall take all action reasonably necessary to give effect to the foregoing. It is understood and agreed that the term "Sub" as used in this Agreement shall refer to Sub and any permitted assignee thereof, pursuant to this Section 1.01 and Section 9.09. The Merger and the other transactions contemplated by the Transaction Agreements are referred to in this Agreement collectively as the "Transactions".

        SECTION 1.02.    Closing.    The closing (the "Closing") of the Merger shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law (as defined in Section 3.05), waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VII have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or, to the extent permitted by Law, waiver of those conditions by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

        SECTION 1.03.    Effective Time.    Prior to the Closing, the parties shall prepare, and on the Closing Date or as soon as practicable thereafter the Company shall file with the Secretary of State of the State of Delaware, a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to effect the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such later time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

        SECTION 1.04.    Effects.    The Merger shall have the effects set forth in Section 259 of the DGCL.

        SECTION 1.05.    Certificate of Incorporation and By-laws.    (a) The Certificate of Incorporation of the Surviving Corporation shall be amended at the Effective Time to read in the form of Exhibit A, and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

        (b) The By-laws of Sub as in effect immediately prior to the Effective Time shall, upon the Effective Time, become the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

        SECTION 1.06.    Directors.    The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as at the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        SECTION 1.07.    Officers.    The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation as at the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE II

Conversion of Securities

        SECTION 2.01.    Conversion of Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Capital Stock or any shares of capital stock of Sub:

        (a)    Capital Stock of Sub.    Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

        (b)    Cancelation of Treasury Stock and Parent- Owned Stock.    Each share of Company Capital Stock that is owned by the Company, Parent or Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

        (c)    Conversion of Company Capital Stock.

          (i) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b) and other than any Appraisal Shares (as defined in Section 2.01(d)) unless the holder thereof fails to perfect or otherwise loses such holder's rights under Section 262 of the DGCL) shall be converted into the right to receive the Company Common Stock Price.

          (ii) Each share of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b) and other than any Appraisal Shares unless the holder thereof fails to perfect or otherwise loses such holder's rights under Section 262 of the DGCL) shall be converted into the right to receive the Series B Preferred Stock Price.

          (iii) Each share of Series C Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b) and other than any Appraisal Shares unless the holder thereof fails to perfect or otherwise loses such holder's rights under Section 262 of the DGCL) shall be converted into the right to receive the Series C Preferred Stock Price.

          (iv) The cash payable upon the conversion of the shares of Company Capital Stock pursuant to this Section 2.01(c) is referred to collectively as the "Merger Consideration". As of the Effective Time all such shares of Company Capital Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Capital Stock (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such Certificate in accordance with Section 2.02, without interest, or as otherwise provided in Section 2.01(d), as applicable. The right of any holder of any share of Company Capital Stock to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax Law.

        (d)    Appraisal Rights.    Notwithstanding anything in this Agreement to the contrary, shares ("Appraisal Shares") of Company Capital Stock that are issued and outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL ("Section 262") shall not be converted into Merger Consideration as provided in Section 2.01(c), but rather the holders of Appraisal Shares shall be entitled to payment of the fair value of such Appraisal Shares in accordance with Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Capital Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

        SECTION 2.02.    Exchange of Certificates.    (a) Paying Agent.    Prior to the Effective Time, Parent shall select and appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for the payment of Merger Consideration upon surrender of certificates representing Company Capital Stock. Parent shall cause the Surviving Corporation to provide to the Paying Agent on a timely basis, as and when needed after the Effective Time, cash necessary to pay for the shares of Company Capital Stock converted into the right to receive cash pursuant to Section 2.01(c) (such cash being hereinafter referred to as the "Exchange Fund"), upon surrender of Certificates, it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be paid to Parent.

        (b)    Exchange Procedures.    As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates that immediately prior to the Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash payable in respect of the shares of Company Capital Stock theretofore represented by such Certificate pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Capital Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender Merger Consideration as contemplated by this Section 2.02. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

        (c)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof determined in accordance with this Article II; provided, however, that Parent or the Paying Agent may require the delivery of a reasonable indemnity or bond against any claim that may be made against the Surviving Corporation with respect to such Certificate or ownership thereof.

        (d)    No Further Ownership Rights in Company Capital Stock.    The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Capital Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Capital Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Capital Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Capital Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

        (e)    Termination of Exchange Fund.    Any portion of the Exchange Fund that remains undistributed to the holders of Company Capital Stock for nine months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Capital Stock who has not theretofore complied with this Article II shall thereafter look only to Parent for payment of its claim for Merger Consideration; provided, however, that Parent may cause the Surviving Corporation to pay such claim for Merger Consideration. The Exchange Fund shall not be used for any purpose except as expressly provided in this Agreement.

        (g)    No Liability. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05)), any such cash in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

        (h)    Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent. If for any reason (including losses) the Exchange Fund is inadequate to pay the Merger Consideration payable hereunder, Parent shall in any event be liable for payment thereof.

        (i)    Withholding Rights. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Capital Stock pursuant to this Agreement such amounts as Parent, the Surviving Corporation or the Paying Agent may be required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Capital Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

ARTICLE III

Representations and Warranties of the Company

        The Company represents and warrants to Parent and Sub that, except as set forth in the disclosure letter (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure letter relates and such other Sections or Subsections to the extent a matter is disclosed in such a way as to make its relevance to the information called for by such other Section or Subsection readily apparent) dated as of the date of this Agreement, from the Company to Parent and Sub and delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Letter"):

        SECTION 3.01.    Organization, Standing and Power.    The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental and other franchises, variances, exemptions, orders, registrations, licenses, permits, authorizations and approvals from, and has submitted all notices and filings to, all Governmental Entities, including all authorizations under the Federal Food, Drug and Cosmetic Act of 1938, as amended (the "FDCA"), and the regulations of the Federal Food and Drug Administration (the "FDA") promulgated thereunder (collectively, "Permits") necessary or advisable to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except for the failure to have such Permits or provide such notices or filings that, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect (as defined in Section 9.03) on the Company or to materially and adversely impact the ability of the Company to perform its obligations under this Agreement (a "Company Material Adverse Effect"). There has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancelation of, with or without notice or lapse of time or both, any material Permits. Except as set forth in Section 3.01 of the Company Disclosure Letter, the Merger, in and of itself, would not reasonably be expected to cause the revocation or cancelation of any material Permit. The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification necessary or the failure to so qualify has had or would reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to Parent true and complete copies of the certificate of incorporation of the Company, as amended to the date of this Agreement (as so amended, the "Company Charter"), and the By-laws of the Company, as amended to the date of this Agreement (as so amended, the "Company By-laws").

        SECTION 3.02.    Subsidiaries; Equity Interests.    The Company does not have any subsidiaries (as defined in Section 9.03) and has not had any subsidiaries at any time since January 16, 1987. The Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

        SECTION 3.03.    Capital Structure.    (a) The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share, of which 200,000 shares have been designated as Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock" and, together with the Company Convertible Preferred Stock, the "Company Preferred Stock"; the Company Preferred Stock together with the Company Common Stock, the "Company Capital Stock"), 11,056 shares have been designated as Series B Preferred Stock and 29,944 shares have been designated as Series C Preferred Stock. At the close of business on November 20, 2002, (i) 10,977,790 shares of Company Common Stock (excluding treasury shares) were issued and outstanding, (ii) 11,056 shares of Series B Preferred Stock (excluding treasury shares) were issued and outstanding, (iii) 29,944 shares of Series C Preferred Stock (excluding treasury shares) were issued and outstanding, (iv) no shares of Company Common Stock were held by the Company in its treasury, (v) no shares of Company Preferred Stock were held by the Company in its treasury, (vi) 750,000 shares of Company Common Stock were reserved for issuance pursuant to the non-plan option agreement between the Company and Errol De Souza dated September 9, 2002 (the "Non-Plan Option Agreement"), (vii) 4,042,495 shares of Company Common Stock were reserved for issuance pursuant to the Company's 1988 Amended and Restated Incentive Plan (the "1988 Incentive Plan"), the Company's 1996 Incentive Plan (the "1996 Incentive Plan") and the Company's 1996 Non-Employee Director Stock Option Plan (the "Director Option Plan") (such plans, collectively, together with the Non-Plan Option Agreement, the "Company Stock Plans") (of which 2,291,614 shares were subject to outstanding Company Stock Options (as defined below)), (viii) 7,564,584 shares of Company Common Stock were reserved for issuance upon conversion of the Company Convertible Preferred Stock, (ix) no shares of Company Common Stock were reserved for issuance in connection with the rights (the "Company Rights") issued pursuant to the Rights Agreement dated as of December 11, 1995, as amended October 19, 2001, and November 21, 2002 (as so amended, the "Company Rights Agreement"), between the Company and Mellon Investor Services LLC (formerly known as Chemical Mellon Shareholder Services), as rights agent (the "Rights Agent"), and (x) 200,000 shares of Series A Preferred Stock were reserved for issuance pursuant to the Company Rights Agreement (none of which were issued and outstanding or held by the Company in its treasury). Except as set forth above or in Section 3.03(b), as of the date of this Agreement, no shares of capital stock of, or other equity or voting interests in, the Company or options, warrants or other rights to acquire any such stock or securities were issued, reserved for issuance or outstanding. There are no outstanding Company stock appreciation rights linked to the price of Company Common Stock or other rights (other than the Company Rights) that are in any way linked to the price of Company Common Stock nor have any outstanding tax offset payment awards been granted or promised under the Company Stock Plans.

        (b)    Section 3.03(b) of the Company Disclosure Letter sets forth a true and complete list, as of November 20, 2002, of outstanding options to purchase Company Common Stock (collectively, the "Company Stock Options") and all other rights, if any, to purchase or receive Company Common Stock granted under the Company Stock Plans, the number of shares of Company Common Stock subject to each such Company Stock Option or other purchase right, the grant dates and exercise prices of each such Company Stock Option or other purchase right and the names of the holder thereof. Except as set forth in Section 3.03(b) of the Company Disclosure Letter, all Company Stock Options may, by the terms of their award agreement and the terms of the applicable Stock Option Plan, and without any requirement to obtain the consent of the option holder, be treated in accordance with the provisions of Section 6.04 of this Agreement. Other than the Company Stock Options there are no outstanding rights of any person to receive or purchase Company Common Stock, whether on a deferred basis or otherwise. There are no outstanding repurchase rights in favor of the Company with respect to shares of Company Common Stock issued or issuable pursuant to the Company Stock Plans. As of the close of business on November 20, 2002, there were outstanding Company Stock Options to purchase 2,309,640 shares of Company Common Stock with exercise prices on a per share basis lower than the Company Common Stock Price, and the weighted average exercise price of such Company Stock Options was equal to $5.59. Except as set forth in Section 3.03(b) of the Company Disclosure Letter, each award granted under the Company Stock Plans has been issued pursuant to an award agreement that contains terms and conditions that conform to a form of award agreement set forth in the Filed Company SEC Documents.

        (c)    During the period from November 20, 2002, to the date of this Agreement, (i) there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company other than issuances of shares of Company Common Stock (A) pursuant to the exercise of Company Stock Options outstanding on such date as required by their terms, or (B) upon conversion of the Company Convertible Preferred Stock in accordance with its terms as in effect on August 3, 2001, and (ii) there have been no issuances by the Company of options, warrants or other rights to acquire shares of capital stock of, or other equity or voting interests in, the Company (other than the Company Rights issued with shares of Company Common Stock permitted to be issued pursuant to Section 3.03(c)(i)).

        (d)    Except as set forth in Section 3.03(d) of the Company Disclosure Letter, during the period from December 31, 2001, through the date of this Agreement, the Company has not amended, waived or modified any term of any Company Stock Option with respect to vesting, exercisability, exercise price, manner of exercise or expiration of such Company Stock Option.

        (e)    All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company By-laws or any Contract (as defined in Section 3.05(a)) to which the Company is a party or otherwise bound. Except as set forth in Section 3.03(e) of the Company Disclosure Letter, there are no bonds, debentures, notes or other indebtedness of the Company and no securities or other instruments or obligations of the Company, the value of which is in any way based upon or derived from any capital or voting stock of the Company or having the right to vote (or convertible into, or exchangeable or exercisable for, securities or other instruments having the right to vote) on any matters on which stockholders of the Company may vote ("Voting Company Debt"). Except as set forth in this Section 3.03, there are no Contracts of any kind to which the Company is a party or by which the Company is bound (i) obligating the Company to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, additional shares of capital stock of, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company, (ii) obligating the Company to issue, grant, deliver, sell or enter into any such shares, securities, equity or voting interests or Contracts or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Capital Stock. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company, except the obligation of the Company to redeem the Convertible Preferred Stock in accordance with its terms. To the knowledge of the Company as of the date of this Agreement, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock or other voting securities of the Company, other than pursuant to the Company Stockholder Agreement.

        (f)    As of the date of this Agreement, (i) the Company has no outstanding indebtedness for borrowed money and (ii) there are no guarantees by the Company of indebtedness of third parties for borrowed money.

        SECTION 3.04.    Authority; Execution and Delivery; Enforceability.    (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger, subject to receipt of the Company Stockholder Approval (as defined in Section 3.04(c)). The execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Company Stockholder Approval. The Company has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery of this Agreement by Parent and Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

        (b)    The Board of Directors of the Company (the "Company Board"), at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other Transactions, (ii) declaring that it is in the best interests of the Company's stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) approving this Agreement, the Company Stockholder Agreement, the Merger and the other Transactions for purposes of Section 203 of the DGCL, (iv) directing that this Agreement be submitted to a vote at a meeting of the Company's stockholders to be held as promptly as reasonably practicable and (v) recommending that the holders of the Company Common Stock and the Company Convertible Preferred Stock adopt this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way except as permitted by Section 5.02(b). Such resolutions are sufficient to render inapplicable to Parent and Sub, this Agreement, the Company Stockholder Agreement, the Merger and the other Transactions the restrictions on "business combinations" contained in Section 203 of the DGCL. No other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Company Stockholder Agreement, the Merger or any other Transaction.

        (c)    The affirmative vote of holders of a majority in voting power of the outstanding shares of Company Capital Stock voting together as a single class (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company Capital Stock necessary to approve and adopt this Agreement, the Merger and the other Transactions.

        SECTION 3.05.    No Conflicts; Consents.    (a) Except as set forth in Section 3.05(a) of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company under, any provision of (i) the Company Charter or the Company By-Laws (ii) any lease, license, loan or credit agreement, indenture, note, bond, agreement, guarantee, permit, concession, franchise or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise or license, whether oral or written (each, including all amendments thereto, a "Contract"), to which the Company is a party or by which any of its properties or assets is subject, other than those Contracts covered by Section 3.05(a)(iii), (iii) any Contract set forth or described in Section 3.15(a) of the Company Disclosure Letter and identified as material in Section 3.15(a) of the Company Disclosure Letter or (vi) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order or decree ("Judgment") or, to the Company's knowledge, statute, law (including common law), ordinance, rule or regulation ("Law") applicable to the Company or its properties or assets, other than, in the case of clause (ii) above, any such conflicts, violations, breaches, defaults, rights, losses, Liens (as defined in Section 9.03) or entitlements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        (b)    No consent, approval, qualification, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, or permit from, any domestic or foreign (whether local, municipal, state, provincial, federal or otherwise) government or any court, administrative agency or commission or other governmental or regulatory authority or agency or instrumentality, domestic, foreign or supranational (a "Governmental Entity") is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement by the Company (as opposed to Parent and Sub) or the consummation by it (as opposed to Parent and Sub) of the Transactions, other than (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or any other applicable competition, merger control, antitrust or similar Law, (ii) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the adoption of this Agreement by the Company's stockholders (as amended or supplemented from time to time, the "Proxy Statement"), and (B) such reports under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Merger and the other Transactions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) compliance with and such filings as may be required under applicable Environmental Laws, including the New Jersey Industrial Site Recovery Act ("ISRA"), (v) such filings as may be required in connection with the taxes described in Section 6.09, (vi) any filings required under the rules and regulations of the NASDAQ National Market and (vii) such other Consents, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

        SECTION 3.06.    SEC Documents; Undisclosed Liabilities.    (a) The Company has filed with the SEC, and has heretofore made available to Parent true and complete copies of, all reports, schedules, forms, statements and other documents required to be filed with the SEC by the Company since January 1, 2001 (the "Company SEC Documents").

        (b) As of its respective date, each Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, and, to the extent not included in the Exchange Act or the Securities Act, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not when filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents when filed comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods shown (subject, in the case of unaudited statements, to the absence of certain notes to the financial statements and to normal year-end audit adjustments). Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to the Company SEC Documents. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act.

        (c) Except as reflected in the most recent audited financial statements contained in the Filed Company SEC Documents, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

        SECTION 3.07.    Information Supplied.    None of the information included or incorporated by reference in (a) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting (as defined in Section 6.01(b)), and (b) any premerger notification and report form filed under the HSR Act will, at the time filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made based on information supplied by Parent or Sub in writing for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

        SECTION 3.08.    Absence of Certain Changes or Events.    Except as set forth in Section 3.08 of the Company Disclosure Letter, since December 31, 2001, the Company has conducted its business only in the ordinary course consistent with past practice, and since such date there has not been:

          (i) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

          (ii) prior to the date of this Agreement, (A) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any Company Capital Stock or (B) any purchase, redemption or other acquisition of any shares of capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire such shares or other securities;

          (iii) prior to the date of this Agreement, any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock or other securities of the Company;

          (iv) (A) any granting by the Company to any current or former director, officer, employee, consultant or independent contractor of the Company of any increase in compensation, bonus or other benefits or any such granting of any type of compensation, bonus or benefits to any current or former director, officer, employee, consultant or independent contractor not previously receiving or entitled to receive such type of compensation, bonus or benefit, except for increases of cash compensation in the ordinary course of business consistent with past practice or required under any Company Benefit Agreement or Company Benefit Plan (as such terms are defined in Section 3.10) in effect as of December 31, 2001, (B) any granting by the Company to any current or former director, officer, employee, consultant or independent contractor of the right to receive any severance or termination pay, or increases therein, (C) any entry by the Company into, or any amendment of, any Company Benefit Agreement with any current or former director, officer, employee, consultant or independent contractor or (D) the making of any loan or cash advance by the Company to any current or former director, officer, employee, consultant or independent contractor other than travel and other business expenses advanced to such directors, officers, employees, consultants or independent contractors in the ordinary course of business consistent with past practice;

          (v) any change in financial reporting or accounting methods, principles or practices by the Company, except insofar as may have been required by a change in GAAP or applicable Law;

          (vi) any dispute with, or change in, auditors by the Company;

          (vii) any material elections with respect to Taxes (as defined in Section 3.09(j)) by the Company or settlement or compromise by the Company of any material Tax liability or refund;

          (viii) any material damage, destruction or loss of property or other assets owned or leased by the Company, whether or not covered by insurance;

          (ix) any revaluation by the Company of any of the material assets of the Company;

          (x) as of the date of this Agreement, any unsatisfied commitment or transaction (including capital expenditure or capital financing) or series of related commitments or transactions by the Company that requires payments in excess of $100,000; or

          (xi) any sale, transfer or other disposition or exclusive license of any Company Intellectual Property (as defined in Section 3.17(a)).

        SECTION 3.09.    Taxes.    (a) Except as set forth in Section 3.09(a) of the Company Disclosure Letter, the Company has timely filed, or has caused to be timely filed on its behalf (in each case after giving effect to any permitted extensions), all Tax Returns required to be filed by it, and all such Tax Returns were true, complete and accurate in all material respects. All Taxes due with respect to the taxable periods covered by such Tax Returns, or otherwise owed, have been timely paid.

        (b) The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve (including any reserve for deferred Taxes) for all Taxes payable by the Company for all taxable periods and portions thereof through the date of such financial statements.

        (c) There is no deficiency, audit examination, refund litigation, proposed adjustment or matter in controversy with any Governmental Entity with respect to any Taxes of the Company whether or not with respect to a Tax Return filed by the Company. No issues relating to Taxes were raised by the relevant Governmental Entity in any completed audit or examination that would reasonably be expected to have a material effect on the Company in a later taxable period. The federal income Tax Returns of the Company have been examined by and settled with the United States Internal Revenue

Service, or have closed by virtue of the expiration of the relevant statute of limitations, for all years through 1998. All assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been timely paid.

        (d) There are no material Liens for Taxes (other than for current Taxes not yet due and payable or that are being contested in good faith as set forth in Section 3.09(d) of the Company Disclosure Letter) on the assets of the Company.

        (e) The Company is not party to or bound by any written or oral tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including (i) any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Entity and (ii) any liability for Taxes of any other person under Treasury Regulation 1.1502-6 or comparable provision of foreign, state or local law).

        (f) The Company shall not be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign tax law, or for any other reason.

        (g) There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes and no power of attorney with respect to any Taxes has been executed or filed with any Governmental Entity by or on behalf of the Company.

        (h) The Company has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any state, local or foreign laws) and has, within the time and in the manner prescribed by Law, withheld from and paid over to the proper Governmental Entity all material amounts required to be so withheld and paid over under applicable Law.

        (i) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

        (j) For purposes of this Agreement:

        "Taxes" includes all (i) forms of taxation imposed by any Governmental Entity, including income, franchise, property, sales, use, excise, employment, unemployment, payroll, social security, estimated, value added, ad valorem, transfer, recapture, stamp, alternative minimum, withholding and other taxes of any kind, including any interest, penalties and additions thereto, (ii) liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (iii) liability for the payment of any amounts as a result of being a party to any tax sharing agreement or as a result of an express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (i) or (ii).

        "Tax Return" means any return, declaration, report, document, claim for refund, estimate, information return or other statement or information required to be filed or supplied to any Governmental Entity or jurisdiction with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        SECTION 3.10.    Absence of Changes in Benefit Plans.    Except as set forth in Section 3.10 of the Company Disclosure Letter, from December 31, 2001, to the date of this Agreement, there has not been any adoption or amendment in any material respect by the Company of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, thrift, savings, stock bonus, restricted stock, cafeteria, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company, in each case providing benefits to any current or former director, officer, employee, consultant or independent contractor of the Company (collectively, "Company Benefit Plans") or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plan or any change in the manner in which contributions to any Company Benefit Plan are made or the basis on which such contributions are determined. As of the date of this Agreement there are not any employment, consulting, deferred compensation, indemnification, severance or termination agreements or arrangements between the Company and any current or former director, officer, employee, consultant or independent contractor of the Company (collectively, the "Company Benefit Agreements"), nor does the Company have any general severance plan or policy. Section 3.10 of the Company Disclosure Letter sets forth a list and description of all arrangements in effect as of the date of this Agreement, if any, in which the Company has, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any current or former director or executive officer of the Company.

        SECTION 3.11.    ERISA Compliance; Excess Parachute Payments.    (a) Section 3.11(a)(i) of the Company Disclosure Letter contains a list of all Company Benefit Plans, including those that are "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Company Pension Plans") and "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), and all Company Benefit Agreements. The Company and each Company Benefit Plan, each Company Benefit Agreement effective as of the date of this Agreement, each current or former officer or agent of the Company, and each fiduciary of each Company Benefit Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable Laws with respect to such Company Benefit Plans and Company Benefit Agreements. Each Company Benefit Plan and Company Benefit Agreement has been administered in all material respects in compliance with (i) its terms and (ii) all applicable stock exchange rules and regulations. Except as set forth in Section 3.11(a)(ii) of the Company Disclosure Letter, the Company has delivered or made available to Parent true, complete and correct copies of (A) each Company Benefit Plan and Company Benefit Agreement (or, in the case of any unwritten Company Benefit Plan or Company Benefit Agreement, a description thereof) other than individual option agreements executed under the 1988 Incentive Plan, the 1996 Incentive Plan or the Director Option Plan that contain terms and conditions that conform to a form of award agreement set forth in the Filed Company SEC Documents, (B) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required), (C) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required and (D) each trust agreement and group annuity contract in effect as of the date of this Agreement relating to any Company Benefit Plan. The Company has filed all informational returns with respect to Company Benefit Plans as required under applicable Law, including ERISA and the Code.

        (b) All Company Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Company Pension Plans are qualified and exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs. There is no material pending or, to the knowledge of the Company, threatened, litigation, investigation or dispute relating to any of the Company Benefit Plans.

        (c) There are no persons that, together with the Company, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code, and neither the Company nor any person that is treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code has any actual or contingent liability under, related to or concerning any provision of (i) Sections 302, 405, 409 and 601 through 609, inclusive, of ERISA, or Sections 412, 4971, 4975 and 4980B of the Code, or any corresponding or similar provisions of any applicable federal, state, local or non-U.S. Law or (ii) Title IV of ERISA or any corresponding or similar provisions of any applicable federal, state, local or non-U.S. Law. All contributions and premiums required to be made under the terms of any Company Benefit Plan as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Filed Company SEC Documents.

        (d) Except as set forth in Section 3.11(d) of the Company Disclosure Letter, no Company Benefit Plan that is an employee welfare benefit plan is unfunded or funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code). The Company has reserved the right under each Company Benefit Plan to amend, modify or terminate such Company Benefit Plan. The Company has no obligations for retiree health and life benefits under any Company Benefit Plan or Company Benefit Agreement.

        (e) Except as set forth in Section 3.11(e) of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not (i) entitle any current or former director, officer, employee, consultant or independent contractor of the Company to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan or Company Benefit Agreement or (iii) result in any breach or violation of, or a default under, any Company Benefit Plan or Company Benefit Agreement.

        (f) No amount or economic benefit that could be received (whether in cash or property or the vesting of property) as a result of the Merger or any other Transaction (including as a result of termination of employment on or following the Effective Time) by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Benefit Agreement or Company Benefit Plan or other contractual obligation of the Company would be an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) and no disqualified individual is entitled to receive any additional payment from the Company or any of its affiliates, or to the knowledge of the Company any other person, in the event that the excise tax under Section 4999 of the Code is imposed on such disqualified individual.

        (g) No amount payable pursuant to the terms of the Company Benefit Plans or the Company Benefit Agreements (including by reason of the Transactions) will be nondeductible under Section 162(m) of the Code.

        SECTION 3.12.    Litigation.    (a) Section 3.12(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a complete and accurate list of (i) all suits, claims, actions, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or its assets and (ii) all Judgments, injunctions and rulings of any Governmental Entity or arbitrator outstanding against, or in effect with respect to, the Company or its assets.

        (b) Other than the matters set forth on Section 3.12(a) of the Company Disclosure Letter and in Sections (i) and (ii) on Schedule 9.03, as of the Closing Date there will not be any material suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, nor will there be any materially adverse Judgment, injunction or ruling of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Entity involving the Company or its assets (including intangible assets). Section 3.12(b) of the Company Disclosure Letter sets forth a true and complete list of each settlement or similar agreement in respect of any pending or threatened suit, claim, action, investigation, proceeding, Law, Judgment, injunction or ruling of any Governmental Entity or arbitrator which the Company has entered into or become bound by since December 31, 1997.

        SECTION 3.13.    Compliance with Applicable Laws.    Except with respect to Taxes, ERISA matters, Environmental Laws (as defined in Section 3.14), labor matters and FDA and FDCA matters, which are the subject of Sections 3.09, 3.11, 3.14, 3.18 and 3.22, respectively, the Company and its relevant personnel and operations are, and since January 1, 1996 have been, in compliance in all material respects with all Laws, Judgments, injunctions and rulings of any Governmental Entity applicable to its businesses or operations, including those relating to occupational health and safety. The Company has not received since January 1, 1997, any notice or other written communication from a Governmental Entity alleging or relating to a possible material violation of any Law, Judgment, injunction or ruling of any Governmental Entity applicable to its businesses or operations. To the knowledge of the Company, no material change is required in the Company's processes, properties or procedures in order to comply in all material respects with any Laws, Judgments, injunctions or rulings of any Governmental Entity.

        SECTION 3.14.    Environmental Matters.    (a) Except as set forth in Section 3.14(a) of the Company Disclosure Letter:

          (i)    The Company is and has been, in compliance in all material respects with all Environmental Laws (as defined below), and the Company has not received any (A) communication that alleges that the Company is in violation of, or has liability under, any Environmental Law, (B) written request for information pursuant to any Environmental Law, or (C) notice regarding any requirement that is proposed for adoption or implementation under any Environmental Law and that would be applicable to the operations of the Company;

          (ii)    (A) The Company has obtained and is in compliance in all material respects with all permits, licenses and governmental authorizations pursuant to Environmental Law (collectively "Environmental Permits") necessary for its operations as currently conducted, (B) all such Environmental Permits are valid and in good standing, and (C) the Company has not been advised by any Governmental Entity of any actual or potential change in the status or terms and conditions of any Environmental Permit;

          (iii)    There are no Environmental Claims (as defined below) pending or, to the knowledge of the Company, threatened, against the Company or any of its predecessors;

          (iv)    There have been no Releases (as defined below) of any Hazardous Material (as defined below), at, on or under any property or facility currently or formerly owned, operated or leased by the Company or at any adjacent or off-site location, that could reasonably be expected to form the basis of any Environmental Claim against the Company or against any person whose liabilities for such Environmental Claims the Company has, or may have, retained or assumed, either contractually or by operation of law;

          (v)    No underground storage tanks or treatment, storage and disposal facilities are now or have ever been located at any property or facility currently or formerly owned, operated or leased by the Company or any of its predecessors;

          (vi)    (A) The Company has not retained or assumed, either contractually or by operation of law, any liabilities or obligations that could reasonably be expected to form the basis of any Environmental Claim against the Company, and (B) to the knowledge of the Company, no Environmental Claims are pending against any person whose liabilities for such Environmental Claims the Company has, or may have, retained or assumed, either contractually or by operation of law; and

          (vii)    Except as set forth in Section 5.01(d), no Environmental Law imposes any obligation upon the Company arising out of or as a condition to the Merger or other Transaction, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

        (b)    Definitions. As used in this Agreement:

          (i)    "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, investigations, proceedings or written or oral notices of noncompliance or violation by or from any person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (x) the presence, migration or Release of, or exposure to, any Hazardous Materials at any location whether or not owned, operated or leased by the Company or any of its predecessors; or (y) the failure to comply with any Environmental Law or Environmental Permit.

          (ii)    "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees, judgments, legally binding agreements or Environmental Permits issued, promulgated or entered into by or with any Governmental Entity, relating to pollution, natural resources or protection of endangered or threatened species, human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).

          (iii)    "Hazardous Materials" means (x) any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, urea formaldehyde foam insulation and polychlorinated biphenyls; and (y) any other chemical, material, substance or waste that in relevant form or concentration is prohibited, limited or regulated under any Environmental Law.

          (iv)    "Release" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

        SECTION 3.15.    Contracts; Debt Instruments.    (a) Except for Contracts filed as Exhibits to the Filed Company SEC Documents, there are no Contracts that are required to be filed as an exhibit to any Filed Company SEC Document under the Exchange Act and the rules and regulations promulgated thereunder. Section 3.15(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all of the following that are in effect as of the date of this

Agreement or have been entered into prior to the date of this Agreement and will become effective after the date of this Agreement:

          (i)    all Contracts of the Company made in the ordinary course of business involving future payments by or to the Company of more than $100,000;

          (ii)    all Contracts of the Company made outside the ordinary course of business;

          (iii)    all Contracts to which the Company is a party, or that purport to be binding upon the Company or any of its affiliates, that contain a covenant restricting the ability of the Company (or which, following the consummation of the Merger, could reasonably be expected to restrict the ability of Parent or any of its subsidiaries, including the Company and any subsidiary of the Company) to compete with any person or engage in any business or activity in any geographic area or pursuant to which any benefit is required to be given or lost as a result of so competing or engaging;

          (iv)    all confidentiality, standstill or similar agreements to which the Company is a party;

          (v)    all joint venture, partnership, collaboration, business or research alliance or other similar Contracts (including all amendments thereto) to which the Company is a party;

          (vi)    all Contracts to which the Company is a party or otherwise bound pursuant to which the Company is restricted in any material respect in the development, marketing or distribution of its products or services;

          (vii)    all Contracts to which the Company is a party or otherwise bound that contain any guarantees as to the Company's future revenues;

          (viii)    all Contracts providing for future payments by the Company of royalties to third parties of more than $75,000;

          (ix)    all Contracts to which the Company is a party or otherwise bound that contain "most-favored-nation" provisions as such term is understood in the pharmaceutical industry;

          (x)    all Contracts to which the Company is party granting any license to any material property, asset or right;

          (xi)    all loan agreements, credit agreements, notes, debentures, bonds, mortgages, indentures and other Contracts pursuant to which the Company may incur indebtedness for borrowed money and all guarantees of or by the Company of any debt obligations of any other person, including the respective aggregate principal amounts outstanding as of the date of this Agreement; and

          (xii)    all agreements to which the Company is a party entered into in connection with the settlement or other resolution of any suit, claim, action, investigation or proceeding.

        (b)    The Company is not in violation of or default (with or without notice or lapse of time or both) under, or has waived or failed to enforce any rights or benefits under, any Contract to which it is a party or by which it or any of its properties or assets is bound, and, to the knowledge of the Company, no other party to any such Contracts is in violation or default (with or without notice or lapse of time or both) under, nor has the Company waived or failed to enforce any rights or benefits under, and there has occurred no event giving to others any right of termination, amendment or cancelation of, with or without notice or lapse of time or both, any such Contract except, in each case, for violations, defaults, waivers or failures to enforce benefits that, individually and in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent or its Representatives (as defined in Section 9.03) true and complete copies of all Contracts listed on Section 3.15(a) of the Company Disclosure Letter.

        SECTION 3.16.    Title to Properties.    (a) The Company does not own any real property or interests in real property in fee. Schedule 3.16(a) of the Company Disclosure Letter sets forth a true and complete list of all real property and interests in real property (x) leased by the Company and (y) leased or subleased by or for the use or benefit of third parties to which the Company is a party (collectively, the "Leased Property"). The Leased Property is the only real property or interest in real property leased by the Company and used, held for use or intended to be used primarily for the operation or conduct of the Company's business. Except to the extent the Leased Property is sublet to third parties under subleases described in Section 3.16(a) of the Company Disclosure Letter (the "Subleases"), the Company is in actual possession of the Leased Property. Except as set forth in Section 3.16(a) of the Company Disclosure Letter, true and complete copies of all leases (the "Leases") with respect to the Leased Property have been made available to Parent and all such Leases are valid, binding and enforceable in accordance with their respective terms, and neither the Company nor, to the knowledge of the Company, any other party thereto is in default or breach in any respect under the terms of any such Lease, nor to the Company's knowledge has any event or circumstance occurred that with notice or lapse of time or both would constitute any event of default thereunder. The Company has good and valid title to the leasehold estate in the Leased Property created by the Leases and has not assigned, mortgaged or encumbered its interest therein.

        (b)    The basic rent and all additional rent due and payable under the Leases have been paid to date. There are no brokerage fees or commission due or which may become due in the future in connection with the Leased Property that are an obligation or otherwise payable by the Company. To the knowledge of the Company, all work required to be performed under the Leases by the landlord thereunder or the Company, as the case may be, has been performed and to the extent that the Company is responsible for the payment of such work, such work has been fully paid for except for $100,000 owed to the landlord for certain capital improvements performed by the landlord for which the Company is obligated to pay pursuant to the terms of a letter agreement between the Company and the landlord dated March 23, 2001 and more particularly described in Section 3.16(a) of the Company Disclosure Letter. The Company has not exercised any purchase option or first refusal right contained in the Leases. Except for the Leased Property, the Company is not in possession of, or have any rights of occupancy to any other real property.

        (c)    To the knowledge of the Company (i) there are no pending or threatened actions, suits, claims or proceedings that could have the effect of impairing or restricting access between the Leased Property and public roads, (ii) there are sufficient parking spaces on the Leased Property for use by the Company's employees, (iii) there are no material defects in the foundations, roof, sprinkler, structural, mechanical, HVAC systems or the walls of the Leased Property, and to the knowledge of the Company the equipment, buildings, and structures are in good condition and repair, and have been maintained consistent with standards generally followed in the industry, and are suitable for their present uses. To the knowledge of the Company, the Leased Property is in compliance with all applicable Laws and is operating under valid certificates of occupancy. No work has been performed by the Company to the Leased Property for which a permit was required and not obtained and all such work has been completed in accordance with all applicable Laws and regulations. Except as set forth on Section 3.16(c) of the Company Disclosure Letter, the Company is not a party to any service or maintenance contracts affecting the Leased Property, true and complete copies of which have been delivered to Parent and all such service and maintenance contracts with respect to the Leased Property can be canceled upon no more than thirty days notice.

        (d) There is no (i) pending or, to the knowledge of the Company, threatened proceeding for the taking or condemnation of all or any portion of the Leased Property or (ii) pending or, to the knowledge of the Company, threatened proceeding for the taking or condemnation of all or any portion of the Leased Property which would result in the termination of the any Lease or the application of buy-out provisions contained in any Lease relative to taking or condemnation proceedings.

        SECTION 3.17.    Intellectual Property.    (a) Section 3.17(a) of the Company Disclosure Letter sets forth a complete list of each of the following items, as of the date of this Agreement, (i) all U.S. and foreign patents and applications therefor, registrations of trademarks (including service marks) and applications therefor, and registrations of copyrights and applications therefor in which the Company has ownership rights (collectively, the "Company Owned IP"), (ii) all licenses, agreements and Contracts relating to Company Intellectual Property (as defined below) pursuant to which the Company is entitled to use any Company Intellectual Property owned by any third party (the "Third Party Licenses"); (iii) all Contracts under which the Company has granted any third party a freedom from suit or the right to use any Company Intellectual Property and (iv) all domain names owned by the Company. For purposes of this Agreement, "Company Intellectual Property" means all Intellectual Property of the Company, including Company Owned IP or Intellectual Property in which the Company otherwise possesses legally enforceable rights and all grants and licenses or other rights running to or from the Company relating to Intellectual Property that are used in its businesses as conducted as of the date of this Agreement or as contemplated to be conducted as of the date of this Agreement, without taking into account the Merger.

        (b) Except as set forth in Section 3.17(b) of the Company Disclosure Letter, to the knowledge of the Company, the Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any Liens), the Company Intellectual Property, and has sole and exclusive rights (and, other than as provided in Third Party Licenses, is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Company Intellectual Property is being used. Except as set forth in Section 3.17(b) of the Company Disclosure Letter, to the knowledge of the Company, the Company has not entered into any agreements or licenses or created any Liens, leases, equities, claims, charges, options, restrictions, rights of first refusal, title retention agreements or other exceptions to title which materially affect the Company Intellectual Property or materially restrict the use by the Company of the Company Intellectual Property.

        (c) Except as set forth in Section 3.17(c) of the Company Disclosure Letter, the Company has the right to license to third parties the use of the Company Owned IP.

        (d) All registrations and filings relating to the Company Owned IP are in good standing. Except as set forth in Section 3.17(d) of the Company Disclosure Letter, as of the date of this Agreement, all Taxes, maintenance and renewal fees necessary to preserve the rights of the Company in respect of the Company Owned IP have been made. The Company will deliver to Parent what, to the knowledge of the Company, is a true and complete docket list of matters requiring action as of the date delivered, dated approximately 30 days prior to the Closing Date. The Company gives no representation and warranty as to the correctness or completeness of the docket list insofar as a mistake or omission is within the exclusive control of the U.S. Patent and Trademark Office. Except as set forth in Section 3.17(d) of the Company Disclosure Letter, all grants, registrations and filings relating to the Company Owned IP are proceeding and there are no material facts of which the Company has knowledge after due and diligent investigation which would reasonably be expected to materially undermine those grants, registrations or filings or reduce to a significant extent the scope of protection of any patents arising from such applications.

        (e) Except as set forth in Section 3.17(e) of the Company Disclosure Letter, the Company is in compliance in all material respects with the Third Party Licenses that are material to the conduct of the business of the Company, and the Company has not received any notice of breach and is not aware of any dispute with respect to Third Party Licenses that are material to the conduct of its businesses.

        (f) To the knowledge of the Company, except as set forth in Section 3.17(f) of the Company Disclosure Letter and subject to Section 3.17(h) hereof, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property, any trade secret material to the Company, any Intellectual Property (as defined below) right of any third party to the extent licensed by or through the Company, by any third party, including any current or former director, officer, employee, consultant or independent contractor of the Company. Except as set forth in Section 3.17(f) of the Company Disclosure Letter, the Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business and in license, distribution, and supply agreements the Company has with third parties. For purposes of this Agreement, "Intellectual Property" of a person shall include patents and patent applications, supplementary protection certificates and patent extensions, trademarks and trademark applications, service mark and service mark registrations, imprints, logos, commercial symbols, business name registrations, trade names, copyrights and copyright registrations, computer software, mask works and mask work registration applications, industrial designs and applications for registration of such industrial designs, including, any and all applications for renewal, extensions, reexaminations and reissues of any of the foregoing intellectual property rights where applicable, inventions, biological materials, trade secrets, formulae, know-how, technical information, compilations of information, research data, research raw data, laboratory notebooks, procedures, designs, proprietary technology and information owned or licensed by, or held or used in the business of, the respective person.

        (g) To the knowledge of the Company, the manufacturing, sale, offer for sale, importation and use by the Company, its licensees or sublicensees of the Compounds set forth in Section 3.17(g) of the Company Disclosure Letter in the countries where the Company has conducted or proposes to conduct such activities, do not and would not reasonably be expected to infringe the Intellectual Property rights of any third party.

        (h) To the knowledge of the Company, none of the patents, registered trademarks, service marks and copyrights held by the Company are invalid and all of the patents and registered trademarks, service marks and copyrights held by the Company are in force and there is no assertion or claim (or basis therefor) challenging the validity of any Company Intellectual Property. The Company has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party, nor has any such claim been made or, to the knowledge of the Company, any such suit been threatened. To the knowledge of the Company, neither the conduct of the business of the Company as conducted as of the date of this Agreement or contemplated to be conducted as of the date of this Agreement without taking into account the Merger nor the development of any of the products of the Company as now developed, nor the use in any way of the Company Intellectual Property in the manufacture, use, sale or licensing by the Company of any products currently proposed, infringes on or will infringe or conflict with, in any way, any license, trademark, trademark right, trade name, trade name right, patent, patent right, industrial model, invention, service mark or copyright of any third party that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.17(h) of the Company Disclosure Letter, no third party is challenging or has challenged the ownership by the Company, or the validity or effectiveness of, any of the Company Intellectual Property. Except as set forth in Section 3.17(h) of the Company Disclosure Letter, as of the date of this Agreement, the Company has not brought or contemplated bringing any action, suit or proceeding for infringement of the Company Intellectual Property or breach of any license or agreement involving the Company Intellectual Property against any third party. Except as set forth in Section 3.17(h) of the Company Disclosure Letter, there are no pending or threatened interference, re-issues, re-examinations, oppositions or nullity actions involving any patents, patent rights or patent applications of the Company, except such as may have been commenced by the Company. There is no breach or violation of, or actual loss of, rights under, or to the knowledge of the Company, any threatened breach or violation of or loss of rights under, any license agreement to which the Company is a party.

        (i) The Company has taken actions which in its reasonable business judgment are appropriate to protect the Company Intellectual Property material to the conduct of the Company's business, including filing the necessary patent and trademark applications and formal documents with the United States Patent and Trademark Office, or such other patent and trademark offices, domestic or foreign, and duly registering with or causing the respective Company Intellectual Property to be issued by such other offices.

        (j) Except as set forth in Section 3.17(j) of the Company Disclosure Letter, the Company has secured valid written assignments to Company Intellectual Property or valid written agreements to assign such Company Intellectual Property from all of its current and former employees, consultants and independent contractors who have contributed or are contributing to the creation, conception, reduction to practice or development of Company Intellectual Property, with respect to past, current and future contributions by such individuals.

        (k) To the knowledge of the Company, none of the activities of the current or former directors, officers, employees, consultants or independent contractors of the Company on behalf of the Company violates any agreement, covenant or arrangement that any such employees, consultants or independent contractors have with former or other employers.

        (l) The Company has taken actions which in its reasonable business judgment are appropriate steps to protect and preserve the confidentiality of all Company Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). The Company has a policy requiring each employee, consultant and independent contractor to execute proprietary information and confidentiality agreements substantially on the Company's standard forms, which forms have been provided to Parent, and all current and former directors, officers, employees, consultants and independent contractors of the Company have executed such an agreement. All use, disclosure or appropriation of Confidential Information owned by the Company has been pursuant to the terms of a written confidentiality agreement(s) between the Company and such third party. All use, disclosure or appropriation of Confidential Information not owned by the Company has been pursuant to the terms of a written confidentiality agreement(s) between the Company and the owner of such Confidential Information, or is otherwise lawful.

        SECTION 3.18.    Labor Matters.    As of the date of this Agreement, there are no collective bargaining or other labor union agreements to which the Company is a party or by which the Company is bound. Since January 1, 2001, the Company has not, to its knowledge, been subject to any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts. The Company has not been engaged in any unfair labor practice and, to the knowledge of the Company, there are no material unfair labor practice complaints against the Company pending before any Governmental Entity. The Company is in compliance with all applicable Laws relating to employment and employment practices, occupational safety and health standards, and terms and conditions of employment and wages and hours, other than any such noncompliance that would not reasonably be expected to result in material liability to the Company or the Surviving Corporation. Except as set forth in Section 3.18 of the Company Disclosure Letter, to the knowledge of the Company, it is not a party to any outstanding charges or proceedings with the Equal Employment Opportunity Commission nor are there any pending grievances or claims against the Company alleging age, gender or disability discrimination.

        SECTION 3.19.    Brokers; Schedule of Fees and Expenses.    Except as set forth in Section 3.19 of the Company Disclosure Letter, no broker, investment banker, financial advisor or other person, other than Banc of America Securities LLC, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with this Agreement, the Company Stockholder Agreement, the Merger and the other Transactions based upon arrangements made by or on behalf of the Company. The Company has furnished to

Parent a true and complete copy of all agreements between the Company and Banc of America Securities LLC relating to this Agreement, the Company Stockholder Agreement, the Merger and the other Transactions.

        SECTION 3.20.    Opinion of Financial Advisor.    The Company has received the opinion of [Banc of America Securities LLC], in customary form, to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by the holders of Company Capital Stock is fair, from a financial point of view, to such holders, a signed copy of which opinion will be delivered to Parent promptly after receipt by the Company.

        SECTION 3.21.    Insurance.    Section 3.21 of the Company Disclosure Letter contains a list, as of the date of this Agreement, of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by or covering the Company or all or any portion of its property and assets. All such policies are in full force and effect and no notice of cancelation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of Law and of all agreements to which the Company is a party and, to the knowledge of the Company, are valid, outstanding and enforceable policies and provide, in the reasonable judgment of management, adequate insurance coverage for the assets and operations of the Company. No insurance has been refused with respect to any operations or property assets of the Company, nor has the coverage of any insurance been limited, by any insurance carrier which has carried, or received any application for, any such insurance during the last three years.

        SECTION 3.22.    Regulatory Compliance.    (a) As to each product or product candidate subject to the jurisdiction of the FDA under the FDCA (each such product, a "Pharmaceutical Product") that is tested or created by the Company, such Pharmaceutical Product is being tested or created in substantial compliance with all applicable requirements under the FDCA and similar Laws and Judgments of any Governmental Entity (other than Tax and Environmental Laws, which are the subject of Sections 3.09 and 3.14, respectively) (collectively, "Legal Provisions"), including those relating to investigational use, such as Good Clinical Practices (as defined below), premarket approval, record keeping, filing of reports and security. The Company has not received any notice or other communication from the FDA or any other Governmental Entity (A) contesting the premarket approval or the uses of any of the Company's products or (B) otherwise alleging any violation of any Legal Provision by the Company which would reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, "Good Clinical Practices" means the standard by which clinical trials involving investigational drugs must be conducted in order to comply with protocols that have been submitted to the FDA regarding each clinical study.

        (b)    The Company has, prior to the execution of this Agreement, provided Parent access to all documents in its possession material to assessing the Company's compliance with the FDCA and its implementing regulations, including copies of (i) all Warning Letters (as defined below) and similar correspondence received in the last five years, (ii) all licenses, registrations, approvals, permits, device listings, inspections, product actions and ongoing clinical studies, (iii) all audit reports performed during the last five years and (iv) any document concerning any material oral or written communication received from the FDA in the last five years. For purposes of this Agreement, "Warning Letter" shall mean a letter characterized by the FDA or any other Governmental Entity as a warning letter, a notice of adverse finding, observation of noncompliance or a similar letter or report in which the FDA or any other Governmental Entity expresses the opinion that violations of Law, regulation or guideline have occurred.

        (c)    The Company has not withdrawn or suspended any Pharmaceutical Products in the United States or outside the United States (whether voluntarily or otherwise) since January 1, 2000. No proceedings in the United States and outside of the United States (whether completed or pending) seeking the withdrawal or suspension of any Pharmaceutical Product are pending or, to the knowledge of the Company, threatened against the Company.

        (d)    As to each biological compound or drug of the Company for which a biological license application, new drug application, investigational new drug application or similar state or foreign regulatory application has been approved, the Company is in substantial compliance with 21 U.S.C. sec. 355 or 21 C.F.R. Parts 312 or 314 et seq., respectively, and similar Legal Provisions and all terms and conditions of such applications. As to each such drug, the Company and the officers, employees, consultants, independent contractors or agents of the Company have included in the application for such drug, where required, the certification described in 21 U.S.C. sec. 335a(k)(1) or any similar Legal Provision and the list described in 21 U.S.C. sec. 335a(k)(2) or any similar Legal Provision, and such certification and such list was in each case true and accurate when made and thereafter has remained true and accurate in all material respects. In addition, to the knowledge of the Company, the Company is in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. sec. 360 and 21 C.F.R. Part 207 and all similar Legal Provisions.

        (e)    Neither the Company nor, to the knowledge of the Company, any of its current or former directors, officers, employees, consultants, independent contractors or agents has made an untrue statement of a material fact or fraudulent statement to the FDA or other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company nor, to the knowledge of the Company, any of its current or former directors, officers, employees, consultants, independent contractors or agents has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. sec. 335a(a) or any similar Legal Provision or authorized by 21 U.S.C. sec. 335a(b) or any similar Legal Provision.

        (f)    Except as set forth in Section 3.22(f) of the Company Disclosure Schedule, the Company has not received any written notice that the FDA or any other Governmental Entity has commenced, or threatened to initiate, any action to withdraw its approval of any Pharmaceutical Product of the Company, or threatened to investigate or suspend any research activities, preclinical programs or clinical trials being conducted by the Company.

        SECTION 3.23.    Product Registration Files.    The Pharmaceutical Product registration files and dossiers of the Company have been maintained in accordance with reasonable industry standards. The Company owns all right, title and interest to these files and no other person has any right or claim of right to these files anywhere in the world. The Company has in its possession copies of all the material documentation filed in connection with filings made by the Company for regulatory approval or registration of the compounds and products of the Company. The filings made by the Company for regulatory approval or registration of the Pharmaceutical Products or compounds of the Company did not contain, at the time filed and have not at any time since such filing contained, any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading (subject, after the filing was first made to any subsequently filed amendments or supplements).

        SECTION 3.24.    Company Rights Agreement; Minute Books; Audit Committee.    (a) Assuming the accuracy of the representation and warranty set forth in Section 4.07, there is not and has never been an "Acquiring Person" (as defined in the Company Rights Agreement). There has never occurred a

"Distribution Date" or a "Stock Acquisition Date" (each as defined in the Company Rights Agreement). No "Triggering Event" (as defined in the Company Rights Agreement) has ever occurred. The Company has delivered to Parent a complete and correct copy of the Company Rights Agreement, as amended to the date of this Agreement. The Company is in compliance in all material respects with the Company Rights Agreement.

        (b)    The Company and the Company Board have taken all action necessary to (i) render the Company Rights inapplicable to this Agreement, the Company Stockholder Agreement, the Merger and the other Transactions and (ii) ensure that (A) the Rights will not become separable, distributable, unredeemable or exercisable as a result of entering into the Transaction Agreements or consummating the Merger or the other Transactions, (B) none of Parent, Sub and their respective affiliates or associates is or will become an "Acquiring Person" (as defined in the Company Rights Agreement) by reason of any Transaction Agreement, the Merger or any other Transaction, (C) none of a "Distribution Date", "Triggering Event" or "Stock Acquisition Date" (each as defined in the Company Rights Agreement) shall occur by reason of any Transaction Agreement, the Merger or any other Transaction and (D) the Company Rights shall expire immediately prior to the Effective Time.

        (c)    The Company had all requisite corporate power and authority to execute and deliver the Amendment to the Company Rights Agreement dated as of November 21, 2002 (the "Company Rights Agreement Amendment"), between the Company and the Rights Agent. The execution and delivery by each of the Company and the Rights Agent of the Company Rights Agreement Amendment was duly authorized by all necessary corporate or other action on the part of the Company and the Rights Agent. Each of the Company and the Rights Agent has duly executed and delivered the Company Rights Agreement Amendment, and the Company Rights Agreement Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

        (d)    The Company has made available to Parent true and complete copies of the minute books of the Company Board and each committee of the Company Board. Such minute books contain in all material respects summaries of all meetings of the Company Board, committees of the Company Board and stockholders of the Company or actions by written consent since January 1, 1997, and such summaries are true and complete in all material respects and reflect all transactions referred to in such minutes accurately in all material respects.

        (e)    Since January 1, 1998, the Audit Committee of the Company Board (the "Audit Committee") has not received any written notice from its independent auditors (i) required to be delivered to the Audit Committee pursuant to Statement on Auditing Standards No. 53, (ii) required to be delivered to the Audit Committee pursuant to Statement on Auditing Standards No. 54, or (iii) identifying any material weaknesses in the Company's internal controls or any significant deficiencies in the design or operation of the Company's internal control structure. Since January 1, 1998, neither the Company nor the Audit Committee has consulted with accountants other than the Company's independent auditors regarding significant auditing or accounting matters of the type that would have been required to be reported to the Company's independent auditors under Statements on Auditing Standards No. 50.

ARTICLE IV

Representations and Warranties of Parent and Sub

        Parent and Sub, jointly and severally, represent and warrant to the Company that:

        SECTION 4.01.    Organization, Standing and Power.    Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority to conduct its businesses as presently conducted.

        SECTION 4.02.    Authority; Execution and Delivery; Enforceability.    (a) Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by each of Parent and Sub of this Agreement and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Sub and, subject to the following sentence, no other corporate proceedings on the part of Parent or Sub are necessary to approve this Agreement or to consummate the Transactions. Parent, as sole stockholder of Sub, shall adopt this Agreement by written consent immediately following execution of this Agreement, which constitutes the only vote of the holders of any capital stock of Sub necessary to adopt this Agreement, the Merger and the other Transactions. Each of Parent and Sub has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

        SECTION 4.03.    No Conflicts; Consents.    (a) The execution and delivery by each of Parent and Sub of this Agreement, do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Parent under, any provision of (i) the charter or organizational documents of Parent or any of its subsidiaries (including Sub), (ii) any Contract to which Parent or Sub is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.03(b), any Judgment or Law applicable to Parent or Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that, individually or in the aggregate, would not impair in any material respect the ability of Parent to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of the Merger or the other Transactions (a "Parent Material Adverse Effect").

        (b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Parent or Sub in connection with the execution, delivery and performance of any Transaction Agreement to which Parent or Sub is a party by Parent and Sub, as applicable, or the consummation by Parent and Sub of the Transactions, other than (i) the filing of a premerger notification and report form by Parent and Sub under the HSR Act or any other applicable competition, merger control, antitrust or similar Law, (ii) filings with the SEC of such reports under the Exchange Act as may be required in connection with the Transaction Agreements, the Merger and the other Transactions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) compliance with and such filings as may be required under applicable Environmental Laws, including ISRA, and (v) such other items, Consents, registrations, declarations and filings (A) that may be required under the applicable Law of any foreign country, (B) required solely by reason of the participation of the Company or the Principal Company Stockholder (as opposed to any third party) in the Transactions or (C) that the failure of which to be obtained or made, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        SECTION 4.04.    Information Supplied.    None of the information supplied or to be supplied by Parent or Sub (a) for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting and (b) in any premerger notification and report form filed under the HSR Act will, at the time such filing is made, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        SECTION 4.05.    Capital Resources.    Parent has or, on or prior to the Closing Date, will have, sufficient cash to pay the Merger Consideration and the Option Consideration.

        SECTION 4.06.    Sub.    (a) Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

        (b) As of the date of this Agreement, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, 1,000 of which have been validly issued, are fully paid, nonassessable and are owned directly by Parent free and clear of any Liens.

        SECTION 4.07.    Company Stock.    Neither Parent, Sub nor any of their respective subsidiaries owns or has ever owned any shares of Company Capital Stock for purposes of the Company Rights Plan or Section 203 of the DGCL.

ARTICLE V

Covenants Relating to Conduct of Business

        SECTION 5.01.    Conduct of Business.    (a) Conduct of Business by the Company.    Except for matters set forth in Section 5.01(a) of the Company Disclosure Letter, otherwise expressly permitted by this Agreement or as Parent shall have consented to in advance in writing, which consent shall not be unreasonably withheld, from the date of this Agreement to the Effective Time, the Company shall conduct its business in the usual, regular and ordinary course consistent with past practice use its commercially reasonable efforts to preserve its current business organization, assets and Intellectual Property, keep available the services of its current officers and employees and keep its relationships with customers, collaborators, suppliers, licensors, licensees, distributors and others having business dealings with it. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 5.01(a) of the Company Disclosure Letter or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not do any of the following without the prior written consent of Parent, which consent will not be unreasonably withheld:

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; (D) take any action the result of which is the Company acquires, forms or creates a subsidiary of the Company; or (E) take any action the result of which is the Company acquires or otherwise owns any equity interest in any other person;

          (ii) issue, deliver, sell, pledge, grant or otherwise encumber (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (D) any phantom stock, phantom stock rights, stock appreciation rights, stock-based performance units, or other rights or interests based on or linked to the value of Company Common Stock, other than the issuance of Company Common Stock (and associated Company Rights) (1) upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their terms as of the date of this Agreement and (2) upon conversion of the Company Convertible Preferred Stock pursuant to the terms thereof;

          (iii) amend the Company Charter or the Company By-Laws;

          (iv) directly or indirectly acquire or agree to acquire (A) by merging or consolidating with, or by purchasing all or a portion of the assets of, or by any other manner, any equity interest in or business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets other than (x) research supplies and office supplies in the ordinary course of business consistent with past practice or (y) capital assets as permitted by Section 5.01(a)(ix);

          (v) (A) grant to any current or former director, officer, employee, consultant or independent contractor of the Company any increase in compensation, except in the ordinary course of business consistent with past practice (which on an annualized basis shall in no event exceed $600,000 in the aggregate to all such persons), (B) grant or pay any bonus to any current or former director, officer, employee, consultant or independent contractor of the Company, except in the ordinary course of business consistent with past practice or to the extent required under employment agreements in effect as of December 31, 2001, or the employment agreement between the Company and Dr. Errol De Souza dated September 9, 2002; provided that amounts granted or paid under this clause (B) (including amounts to be paid pursuant to the Company's bonus program announced on January 31, 2002) shall not exceed $800,000 in the aggregate, (C) grant to any current or former director, officer, employee, consultant or independent contractor of the Company any increase in severance or termination pay, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or other labor union agreement, Company Benefit Agreement or Company Benefit Plan, (E) take any action to accelerate any rights or benefits or take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Agreement or Company Benefit Plan, other than pursuant to the provisions of Section 6.04 hereof, (F) make any material determinations not in the ordinary course of business consistent with past practice under any collective bargaining agreement or other labor union agreement, Company Benefit Plan or Company Benefit Agreement, (G) amend or modify any Company Stock Option, other than as contemplated by the provisions of Section 6.04 hereof, (H) grant or promise any tax offset payment award under any Company Stock Plan, (I) make any loan or cash advance to, or engage in any transaction with, any current or former director, officer or employee other than travel and other business expenses advanced to such directors, officers or employees in the ordinary course of business consistent with past practice or (J) make any loan or cash advance to any current or former consultant or independent contractor other than travel and other business expenses advanced to such consultants or independent contractors in the ordinary course of business consistent with past practice;

          (vi) make any change in accounting methods, principles or practices affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP or applicable Law;

          (vii) directly or indirectly sell, lease (as lessor), license, sell and leaseback, mortgage or otherwise dispose of or encumber or subject to any Lien any properties or assets or any interest therein, except sales of obsolete equipment in the ordinary course of business consistent with past practice;

          (viii) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (B) make any loans, advances or capital contributions to, or investments in, any other person, except (x) for the extension of trade credit in the ordinary course of business consistent with past practice and (y) subject to Section 5.01(a)(i)(E), in connection with treasury cash management policies in the ordinary course of business consistent with past practice;

          (ix) incur or commit to incur any new capital expenditure or expenditures or any obligations or liabilities in connection therewith, that, individually, is in excess of $100,000 or, in the aggregate, are in excess of $500,000;

          (x) make any material Tax election or settle or compromise any material Tax liability or refund;

          (xi) (A) pay, discharge, settle or satisfy any claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms in effect on the date of this Agreement of claims, liabilities or obligations reflected or reserved against in the most recent audited consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such audited financial statements in the ordinary course of business consistent with past practice, (B) cancel any indebtedness or waive, release, grant or transfer any claims or rights of material value or (C) waive any benefit of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality or similar agreement to which the Company is a party;

          (xii) (A) decrease or defer in any material respect the level of training provided to its employees or the level of costs expended in connection therewith or (B) fail to maintain insurance at levels at least comparable to current levels or otherwise in a manner inconsistent with past practice so long as such insurance is available at reasonable rates and on reasonable terms;

          (xiii) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property;

          (xiv) enter into or amend any Contracts pursuant to which any person is granted marketing, manufacturing or other rights with respect to any Company Intellectual Property, Pharmaceutical Product of the Company or other Company product, process or technology;

          (xv) enter into or amend any Contract that contains (A) any guarantees as to the Company's future revenues or (B) any "most-favored-nation" provisions as such term is understood in the pharmaceutical industry;

          (xvi) obtain, through acquisition, lease, sublease or otherwise, any real property for use as an office or other facility of the Company;

          (xvii) hire any new employee other than as a replacement for an employee whose employment with the Company was terminated on or after the date of this Agreement, at a salary level no greater than, or comparable to, that of the terminated employee;

          (xviii) revalue any assets of the Company, except as required by GAAP;

          (xix) enter into or amend any joint venture, partnership, collaboration, business or research alliance Contracts;

          (xx) create any Lien on any of its assets;

          (xxi) commence any lawsuit, arbitration or any administrative proceeding against any third party;

          (xxii) begin any, or make any material decision or enter into any agreement with respect to any clinical study of any Pharmaceutical Product other than the Phase II clinical trial contemplated as of the date of this Agreement with respect to SNAP 37889;

          (xxiii) take any action that would reasonably be expected to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue, (B) any such representation and warranty that is not so qualified becoming untrue in any material respect or (C) any condition to the Merger set forth in Article VII not being satisfied; or

          (xxiv) authorize any of, or commit or agree to take any of, the foregoing actions.

        (b)    Advice of Changes; Filings.    The Company shall confer with Parent on a regular and frequent basis to report on operational matters and other matters in each case as reasonably requested by Parent. The Company shall promptly advise Parent orally and in writing of any change or event that would reasonably be expected to have a Company Material Adverse Effect. Parent shall promptly advise the Company orally and in writing of any change or event that would reasonably be expected to have a Parent Material Adverse Effect. The Company and Parent shall each promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the Transactions, other than the portions of such filings that include confidential information not directly related to the Transactions.

        (c)    Certain Tax Matters.    During the period from the date of this Agreement to the Effective Time, the Company shall (i) timely file all Tax Returns ("Post-Signing Returns") required to be filed by the Company (taking into account any applicable extensions); (ii) timely pay all Taxes due and payable in respect of such Post-Signing Returns that are so filed; (iii) accrue a reserve in the books and records and financial statements of the Company in accordance with past practice for all Taxes payable by the Company for which no Post-Signing Return is due prior to the Effective Time; (iv) promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company in respect of any Tax and not settle or compromise any such Action without Parent's prior written consent, which consent shall not be unreasonably withheld; and (v) cause all existing tax sharing agreements, tax indemnity obligations and similar agreements, arrangements and practices with respect to Taxes to which the Company is a party or by which the Company is otherwise bound to be terminated as of the Closing Date so that after such date the Company shall not have any further rights or liabilities thereunder.

        (d)    Compliance with ISRA.    During the period from the date of this Agreement to the Effective Time, with respect to the Leased Property located in the State of New Jersey, the Company shall, at its sole cost and expense, fully comply with ISRA as it applies to the Merger and any other Transactions. If ISRA does not apply to the Leased Property and the Merger or the other Transactions, the Company shall, prior to the Closing Date, provide to Parent an approved Letter of Non-Applicability (as defined in ISRA). If ISRA does apply to the Leased Property and the Merger or the other Transactions, the Company shall, prior to the Closing Date, provide to Parent (i) a Negative Declaration or (ii) a Remedial Action Plan or Remediation Agreement (each as such terms are defined in ISRA), in either case, on terms reasonably acceptable to Parent, and authorizing the Merger and the other Transactions to proceed without delay.

        (e)    Clinical Trials.    During the period from the date of this Agreement to the Effective Time, with respect to the Phase II clinical trial contemplated as of the date of this Agreement with respect to

SNAP 37889, the Company shall consult with Parent on all material aspects of any such trial and shall keep Parent reasonably informed as to any developments in such trial.

        SECTION 5.02.    No Solicitation.    (a) The Company shall not, nor shall it authorize or permit the Principal Company Stockholder or any Representative of, the Company to, directly or indirectly (i) solicit, initiate or encourage or knowingly take any other action to facilitate, the submission of, any Takeover Proposal (as defined in Section 5.02(e)), (ii) enter into any agreement with respect to any Takeover Proposal or (iii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal. Notwithstanding the foregoing, prior to obtaining the Company Stockholder Approval, the Company Board may, in response to a Superior Proposal (as defined in Section 5.02(e)) or a bona fide, written Takeover Proposal that the Company Board determines in good faith (after consultation with outside counsel and with a financial advisor of nationally recognized reputation) is or is reasonably likely to lead to a Superior Proposal (a "Likely Superior Proposal"), in each case that did not otherwise result from a breach or a deemed breach of this Section 5.02(a) or Section 3(d) of the Company Stockholder Agreement and subject to compliance with Section 5.02(c) and (d), to the extent that the Company Board determines in good faith (after consultation with outside counsel) that such action is or is reasonably likely to be required by its fiduciary duties, (x) furnish information with respect to the Company to the person making such Superior Proposal or Likely Superior Proposal and its Representatives pursuant to a customary confidentiality agreement; and (y) participate in discussions or negotiations with the person making such Superior Proposal or Likely Superior Proposal and its Representatives regarding such Superior Proposal or Likely Superior Proposal. In such event, the Company shall, (i) no less than 24 hours prior to furnishing any such information or participating in any such discussions, inform Parent of the material terms and conditions of such Superior Proposal or Likely Superior Proposal, including the identity of the person making such Superior Proposal or Likely Superior Proposal, (ii) promptly inform Parent of the substance of any material discussions relating to such Superior Proposal or Likely Superior Proposal and (iii) promptly keep Parent fully informed of the status, including any change to the material details of, any such Superior Proposal or Likely Superior Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or by the Principal Company Stockholder, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 5.02(a) by the Company.

        (b) Neither the Company Board nor any committee thereof shall (i) withdraw (or modify in a manner adverse to Parent or Sub) or publicly propose to withdraw (or modify in a manner adverse to Parent or Sub) the approval or recommendation by such Company Board or any such committee of this Agreement, the Company Stockholder Agreement, the Merger or the other Transactions, except that at any time prior to obtaining the Company Stockholder Approval the Company Board may withdraw or modify, or propose to withdraw or modify, its recommendation of this Agreement and the Merger to the extent (each such action being referred to as an "Adverse Recommendation Change") (A) the Company Board determines in good faith (after consultation with outside counsel) that the failure to make an Adverse Recommendation Change would be reasonably likely to result in a breach of its fiduciary duties under applicable Law, and (B)(x) only at a time that is after the third business day following Parent's receipt of written notice advising Parent that the Company Board is prepared to take such action (during which period the Company shall negotiate in good faith with Parent and Sub concerning any New Parent Proposal (as defined below)) and the reasons for such action and (y) if such action is in response to a Superior Proposal, after taking into account any amendment to the terms of the Merger by Parent or any proposal by Parent to amend the terms of this Agreement or the Merger (a "New Parent Proposal"), (ii) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, any Takeover Proposal, or resolve or agree to take any such action (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, an "Acquisition Agreement") constituting or related to, or which is intended to or would reasonably be expected to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 5.02(a) entered into under the circumstances referred to in Section 5.02(a)), or (iv) (A) redeem the Company Rights, (B) waive or amend any provisions of the Rights Agreement or (C) take any action with respect to, or make any determination under, the Rights Agreement, in any such case to permit or facilitate the consummation of a Takeover Proposal or propose, agree or resolve to do any of the foregoing constituting or related to, or which is intended to or would reasonably be expected to lead to, any Takeover Proposal. Notwithstanding the foregoing, at any time prior to obtaining the Company Stockholder Approval, the Company Board may, in response to a Superior Proposal, cause the Company to terminate this Agreement pursuant to Section 8.01(f) and concurrently enter into an Acquisition Agreement; provided, that the Company shall not have the right to terminate this Agreement pursuant to Section 8.01(f) unless the Company shall have paid to Parent the Termination Fee prior to or concurrently with such termination; and provided, further, that the Company shall not be entitled to exercise its right to terminate this Agreement pursuant to Section 8.01(f) until after the third business day following Parent's receipt of a written notice (a "Notice of Superior Proposal") from the Company advising Parent that the Company Board has received a Superior Proposal and specifying the material terms and conditions of such Superior Proposal (it being understood and agreed that any amendment to the price or any other material term of a Superior Proposal shall require a new Notice of Superior Proposal and a new three business day period).

        (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.02, the Company shall promptly (and in no event later than 48 hours) advise Parent orally and in writing of any request for information that the Company reasonably believes could lead to or contemplates a Takeover Proposal or of any Takeover Proposal, or any inquiry the Company reasonably believes could lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry (including any subsequent amendment or other modification to such terms and conditions) and the identity of the person making any such request, Takeover Proposal or inquiry. The Company shall promptly keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

        (d) Nothing contained in this Section 5.02 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable Law; provided, however, that, subject to Section 5.02(b)(i), in no event shall the Company, the Company Board or any committee thereof withdraw (or modify in a manner adverse to Parent or Sub), or publicly propose to withdraw (or modify in a manner adverse to Parent or Sub), its position with respect to this Agreement, the Company Stockholder Agreement, the Merger or the other Transactions or adopt, approve or recommend, or propose to adopt, approve or recommend, a Takeover Proposal.

        (e) For purposes of this Agreement:

          "Takeover Proposal" means (i) any inquiry, proposal or offer from any person relating to, or that would reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of 20% or more of the assets of the Company and the subsidiaries of the Company, taken as a whole, or 20% or more in voting power of the outstanding shares of Company Capital Stock, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more in voting power of the outstanding shares of

  Company Capital Stock, or any merger, consolidation, business combination, recapitalization, reclassification, share exchange, liquidation, dissolution or similar transaction or series of transactions involving the Company or any subsidiary of the Company, other than the Transactions.

          "Superior Proposal" means any bona fide written offer not solicited by or on behalf of the Company or the Principal Company Stockholder made by a third party to consummate a tender offer, exchange offer, merger, recapitalization, reclassification, business combination, consolidation or similar transaction which would result in such third party (or in the case of a direct merger between such third party and the Company, stockholders of such third party) owning, directly or indirectly, 80% or more of the voting power of the Company Capital Stock then outstanding (or of the surviving entity in a merger) or all or substantially all of the assets of the Company, which the Company Board determines in its good faith judgment (following consultation with outside counsel and with a financial advisor of nationally recognized reputation) (i) to be more favorable to the Company's stockholders from a financial point of view than the Merger taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement proposed by Parent in response to such Superior Proposal or otherwise), (ii) to be reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and (iii) for which financing, to the extent required, has been committed.

        SECTION 5.03.    Conduct by Parent.    During the period from the date of this Agreement to the Effective Time, except as consented to in writing by the Company or as specifically contemplated by this Agreement, Parent shall not, and shall not permit any of its subsidiaries to, take any action that would or is reasonably likely to result in (i) any representation and warranty of Parent set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any such representation and warranty that is not so qualified becoming untrue in any material respect or (iii) any condition to the Merger set forth in Article VII not being satisfied.

ARTICLE VI

Additional Agreements

        SECTION 6.01.    Preparation of the Proxy Statement; Company Stockholders Meeting.    (a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement and shall use its commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as reasonably practicable following the date of this Agreement. Each of the parties shall furnish all information concerning itself and its affiliates that is required to be included in the Proxy Statement. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by Parent and (iii) shall not file or mail such document or respond to the SEC prior to receiving Parent's approval, which approval shall not be unreasonably withheld or delayed. If at any time prior to receipt of the Company Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

        (b) The Company shall, as soon as reasonably practicable following the date of this Agreement, establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement and in accordance with applicable Law) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of seeking the Company Stockholder Approval. Subject to Section 5.02(b), the Company shall, through the Company Board, recommend to its stockholders that they adopt this Agreement, and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the withdrawal or modification by the Company Board or any committee thereof of such Board's or committee's recommendation of this Agreement or the Merger. For the avoidance of doubt, the provisions of this Section 6.01(b) shall not survive the termination of this Agreement in accordance with its terms.

        SECTION 6.02.    Access to Information; Confidentiality; Standstill.    (a) Subject to Section 6.02(b) and as otherwise required by applicable Law, including any applicable competition, merger control, antitrust or similar Law, upon reasonable notice, the Company shall afford to Parent and to its subsidiaries and their respective Representatives, reasonable and prompt access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all its properties, assets, books, contracts, commitments, Representatives, employees and records and, during such period, the Company shall make available to Parent on a prompt basis (i) a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of domestic or foreign (whether national, federal, state, provincial, local or otherwise) Laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request (including the work papers of Ernst & Young LLP). All information exchanged pursuant to this Section 6.02(a) shall be subject to Section 6.02(b) and Section 6.02(c), as applicable.

        (b) (i) Except as required by Law, legal process or stock exchange or stock market rule or regulation, Parent agrees to, and agrees to cause its subsidiaries and Representatives to, (A) until the earlier of the Effective Time and the fifth anniversary of this Agreement, treat confidentially, and not to disclose to any person (other than disclosures expressly permitted by this Section 6.02(b)(i), Section 6.02(b)(ii) or to which the Company shall have consented in advance in writing) the Company Information and (B) until the Effective Time, not use any Company Information for any purpose other than evaluating the Merger or the other Transactions.

        (ii) Notwithstanding the foregoing, Parent may disclose any Company Information to those of its subsidiaries and those of the Representatives of Parent or its subsidiaries who reasonably require access to the Company Information for the purpose stated in Section 6.02(b)(i)(B) and, in each case on a confidential basis. In the event that Parent, its subsidiaries or any Representative of Parent or its subsidiaries is required to disclose any Company Information in connection with any judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena or similar process), Parent shall in advance of such disclosure provide the Company with prompt notice of such requirement(s). Parent further agrees, to the extent legally permissible, to use its commercially reasonable best efforts to provide the Company, as far in advance of any such disclosure as is practicable, with a list of any Company Information Parent intends to disclose (and, if applicable, the text of the disclosure language itself) and to cooperate with the Company to the extent it may seek to limit such disclosure, including, if requested, taking all reasonable steps to resist or avoid any such judicial or administrative proceedings referred to above and to obtain an order or other reliable assurance that confidential treatment will be accorded to all or such portion as the Company designates of the information that is compelled to be disclosed. If, in the absence of a protective order or the receipt of a written waiver from the Company after a request in writing therefor is made by Parent (such request to be made as soon as practicable to allow the Company a reasonable amount of time to respond thereto), Parent, its subsidiaries or any Representatives of Parent or its subsidiaries are advised by counsel that Parent or its subsidiaries are legally required to disclose Company Information to any tribunal to avoid censure or penalty, Parent and its subsidiaries may disclose such information without liability hereunder; provided that Parent shall disclose only that portion of the information which is required to be disclosed, and then only to the person or authority to which such disclosure is legally required to be made.

        (iii) In the event that this Agreement is terminated in accordance with Article VIII, Parent shall (and shall cause its Representatives or subsidiaries to) promptly, upon the request of the Company, deliver to the Company all copies of the Company Information, including any notes relating thereto, without retaining any copy thereof, including, to the extent practicable, expunging all such Company Information from any computer, word processor or other device containing such information; provided, however, that Parent's outside legal counsel may retain one copy of the Company Information for the limited purpose of ensuring that Parent complies with its obligations under this Section 6.02(b). If requested by the Company, an appropriate officer of Parent shall certify to the Company that all such Company Information has been so delivered. Notwithstanding the delivery of the Company Information required by this Section 6.02(b)(iii), any and all duties and obligations existing under this Section 6.02(b) shall remain in full force and effect.

        (iv) Until the earlier of the Effective Time and August 19, 2003, Parent agrees that, without the Company's prior written consent, Parent will not, directly or indirectly, solicit for employment (including as independent contractors) by Parent (as contrasted with the Company, its affiliates or the Surviving Corporation) any of the Company's or any of its affiliates' officers or employees; provided, however, that nothing in this Agreement shall restrict or preclude Parent's right to make generalized searches for employees by use of advertisements in the media (including trace media) or by engaging search firms which are not targeted or focused on employees of the Company.

        (v) Unless Parent and the Company expressly agree otherwise in writing, Parent agrees that prior to August 19, 2003, Parent will not, and Parent will cause its affiliates not to, directly or indirectly, either individually or as part of a group, (A) acquire, or agree to acquire, by purchase or otherwise, any shares of Company Common Stock or other equity securities of the Company, or securities that are convertible, exchangeable or exercisable for or into such Company Common Stock or other equity securities, or (B) without the prior approval of the Company Board, make any proposal to the Company or its stockholders that would be required to be publicly disclosed, in each case, other than pursuant to the Transaction Agreements (as the same may be amended from time to time) and the Transactions.

        (vi) Parent acknowledges and agrees that the Company is the owner or licensee of the Company Information, and that, prior to the Effective Time, nothing contained in this Agreement shall be construed so as to grant to Parent or any of its subsidiaries a license or any other right relating to the Company Information or any other property or interest of the Company.

        (vii) Parent, its subsidiaries or any Representative of Parent or its subsidiaries acknowledge that the Company Information may constitute valuable trade secrets of the Company and that the breach of the provisions of this Section 6.02(b) by Parent, its subsidiaries or any of their respective Representatives may result in the Company suffering irreparable harm for which monetary damages may be inadequate to protect the Company. Without prejudice to any other rights and remedies otherwise available to the Company, Parent, its subsidiaries or any of their respective Representatives, agree that in the event of any breach or threatened breach of the provisions of this Section 6.02(b) by Parent, its subsidiaries or any of their respective Representatives, the Company may seek the imposition of equitable relief, including a temporary or permanent injunction and Parent, its subsidiaries or any of their respective Representatives will not oppose the granting of injunctive relief in the Company's favor on the basis that an award of monetary damages would provide the Company with an adequate remedy. The prevailing party in a litigation relating to the provisions of this Section 6.02(b) shall be entitled to reimbursement for costs and expenses (including reasonable legal fees and expenses) incurred in connection with such litigation. Payment of damages or costs shall neither justify the infringement committed nor justify further infringements to be committed.

        (c) (i) Except as required by Law, legal process or stock exchange or stock market rule or regulation, the Company agrees to, and agrees to cause any Representatives of the Company to, (A) until the earlier of the Effective Time and the fifth anniversary of this Agreement, treat confidentially, and not to disclose to any person (other than disclosures expressly permitted by this Section 6.02(c)(i), Section 6.02(c)(ii) or to which Parent shall have consented in advance in writing) the Parent Information and (B) until the Effective Time, not use any Parent Information for any purpose other than evaluating the Merger or the other Transactions.

        (ii) Notwithstanding the foregoing, the Company may disclose any Parent Information to those of its Representatives who reasonably request access to the Parent Information for the purpose stated in Section 6.02(c)(i)(B), and, in each case, on a confidential basis. In the event that the Company or any Representative of the Company is required to disclose any Parent Information in connection with any judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena or similar process), the Company shall in advance of such disclosure provide Parent with prompt notice of such requirement(s). The Company further agrees, to the extent legally permissible, to use its commercially reasonable best efforts to provide Parent, as far in advance of any such disclosure as is practicable, with a list of any Parent Information the Company intends to disclose (and, if applicable, the text of the disclosure language itself) and to cooperate with Parent to the extent it may seek to limit such disclosure, including, if requested, taking all reasonable steps to resist or avoid any such judicial or administrative proceedings referred to above and to obtain an order or other reliable assurance that confidential treatment will be accorded to all or such portion as Parent designate of the information that is compelled to be disclosed. If, in the absence of a protective order or the receipt of a written waiver from Parent after a request in writing therefor is made by the Company (such request to be made as soon as practicable to allow Parent a reasonable amount of time to respond thereto), the Company or any Representative of the Company are advised by counsel that the Company is legally required to disclose Parent Information to any tribunal to avoid censure or penalty, the Company may disclose such information without liability hereunder; provided that the Company shall disclose only that portion of the information which is required to be disclosed, and then only to the person or authority to which such disclosure is legally required to be made.

        (iii) In the event that this Agreement is terminated in accordance with Article VIII, the Company shall promptly, upon the request of Parent, deliver to Parent all copies of the Parent Information, including any notes relating thereto, without retaining any copy thereof, including, to the extent practicable, expunging all such Parent Information from any computer, word processor or other device containing such information; provided, however, that the Company's outside legal counsel may retain one copy of the Parent Information for the limited purpose of ensuring that the Company complies with its obligations under this Section 6.02(c). If requested by Parent, an appropriate officer of the Company shall certify to Parent that all such Parent Information has been so delivered. Notwithstanding the delivery of the Parent Information required by this Section 6.02(c)(iii), any and all duties and obligations existing under this Section 6.02(c) shall remain in full force and effect.

        (iv) Until the earlier of the Effective Time and August 19, 2003, the Company agrees that without Parent's prior written consent, the Company will not, directly or indirectly, solicit for employment (including as independent contractors) any of Parent's or any of its affiliates' officers or employees; provided, however, that, subject to Article V hereof, this paragraph shall not restrict or preclude the Company's right to make generalized searches for employees by use of advertisements in the media (including trace media) or by engaging search firms which are not targeted or focused on employees of Parent and its affiliates.

        (v) Unless Parent and the Company expressly agree otherwise in writing, the Company agrees that prior to August 19, 2003, the Company will not, and the Company will cause its affiliates not to, directly or indirectly, either individually or as part of a group, (A) acquire, or agree to acquire, by purchase or otherwise, any shares of common stock or other equity securities of Parent, or securities that are convertible, exchangeable or exercisable for or into such common stock or other equity securities (the "Parent Securities"), or (B) without the prior approval of the board of directors of Parent, make any proposal to Parent or its stockholders that would be required to be publicly disclosed. Notwithstanding the foregoing, the Company agrees that until the earlier of the date (x) it has decided not to proceed with any collaboration with Parent or (y)(1) it has agreed to effect any collaboration with Parent and (2) the Copenhagen Stock Exchange has been notified of such decision, the Company will not, and will cause its affiliates not to, directly or indirectly, either individually or as part of a group, acquire, or agree to acquire, by purchase or otherwise, any Parent Securities.

        (vi) The Company acknowledges and agrees that Parent is the owner or licensee of the Parent Information, and that, prior to the Effective Time, nothing contained in this Agreement shall be construed so as to grant to the Company a license or any other right relating to the Parent Information or any other property or interest of Parent.

        (vii) The Company and its Representatives acknowledge that the Parent Information may constitute valuable trade secrets of the Parent or any of its subsidiaries and that the breach of the provisions of this Section 6.02(c) by the Company or any of its Representatives may result in the Parent or any of its subsidiaries suffering irreparable harm for which monetary damages may be inadequate to protect the Parent or any of its subsidiaries. Without prejudice to any other rights and remedies otherwise available to the Parent or any of its subsidiaries, the Company agrees that in the event of any breach or threatened breach of the provisions of this Section 6.02(c) by the Company or any of its Representatives, Parent or any of its subsidiaries may seek the imposition of equitable relief, including but not limited to a temporary or permanent injunction, and neither the Company nor its Representatives will oppose the granting of injunctive relief in Parent's or any of its subsidiaries' favor on the basis that an award of monetary damages would provide Parent or any of its subsidiaries with an adequate remedy. The prevailing party in a litigation relating to the provisions of this Section 6.02(c) shall be entitled to reimbursement for costs and expenses (including reasonable legal fees and expenses) incurred in connection with such litigation. Payment of damages or costs shall neither justify the infringement committed nor justify further infringements to be committed.

        SECTION 6.03.    Commercially Reasonable Efforts; Notification.    (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other Transactions, including using all commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including filings with Governmental Entities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Company Stockholder Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution and delivery of any additional instruments necessary to consummate the Transactions; provided, however, that Parent will not be required to agree to, or proffer to, (A) divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets (whether tangible or intangible) or any of Parent's, the Company's or any of their respective affiliates' businesses or (B) cease to conduct business or operations in any jurisdiction in which Parent or its subsidiaries or the Company conducts business or operations as of the date of this Agreement.

        (b) In connection with and without limiting the foregoing, the Company and the Company Board shall, (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Company Stockholder Agreement, the Merger or any of the other Transactions and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement, the Company Stockholder Agreement, the Merger or any other Transaction, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Company Stockholder Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions.

        (c) The Company shall give prompt written notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 7.02(a) would not be satisfied; provided that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        (d) Parent shall give prompt written notice to the Company of any representation or warranty made by it or Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 7.03(a) would not be satisfied; provided that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        (e) Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in the defense of any litigation against the Company or its directors relating to the Merger or the other Transactions, it being understood and agreed that this Section 6.03(c) shall not give Parent the right to direct such defense; provided, however, that the Company shall not settle, or enter into any settlement agreement with respect to, such litigation without Parent's prior written consent.

        SECTION 6.04.    Company Stock Options.    (a) The Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions (if any) as may be required to provide that (i) each holder of a Company Stock Option (A) shall be given written notice in the form set forth in Section 6.04(a) of the Company Disclosure Letter and in accordance with the terms of the applicable Company Stock Plan and the applicable stock option agreement of the proposed Merger and the other Transactions (the "Option Notice") at least 20 days prior to the proposed effective date of January 27, 2003 (the "Proposed Effective Date"), (which date shall be specified in the Option Notice), provided such Option Notice shall not be given any earlier than 30 days prior to the Proposed Effective Date, and (B) shall (subject to any earlier termination of such Company Stock Option pursuant to the terms of the applicable Company Stock Plan, the applicable stock option agreement, any Company action taken pursuant to this Section 6.04 or otherwise) be permitted during the period commencing on the date of the Option Notice and ending immediately prior to the Effective Time to exercise such Company Stock Option in full as to all the shares of Company Common Stock covered by such Company Stock Option, whether or not then vested and (ii) each Company Stock Option outstanding immediately prior to the Effective Time shall be canceled effective immediately prior to the Effective Time with the holder thereof becoming entitled to receive an amount of cash (such amount, the "Option Consideration") equal to the product of (A) the excess, if any, of (1) the Company Common Stock Price over (2) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (B) the number of shares of Company Common Stock issuable pursuant to the unexercised portion of such Company Stock Option. All amounts payable pursuant to this Section 6.04 shall be subject to any required withholding of Taxes or proof of eligibility of exemption therefrom and shall be paid (and Parent shall cause to be paid) at or as soon as practicable following the Effective Time, but in any event within five business days following the Effective Time, without interest. Neither Parent, Sub nor the Surviving Corporation shall assume any Company Stock Option, or substitute any new stock option for any Company Stock Option prior to, at or after the Effective Time.

        (b) The Company shall use its commercially reasonable best efforts to obtain all consents of the holders of the Company Stock Options, if such consents are determined to be necessary to effectuate the foregoing as mutually agreed by Parent and the Company. The cancelation of a Company Stock Option in exchange for the cash payment described in this Section 6.04 shall terminate, and be deemed a release of, any and all rights the holder of such Company Stock Option had or may have had in respect thereof, and any necessary consents from all such holders shall so provide. Notwithstanding anything to the contrary contained in this Agreement, payment shall, at Parent's request, be withheld in respect of any Company Stock Option until all necessary consents with respect to such Company Stock Option are obtained.

        (c) As soon as reasonably practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall take or cause to be taken such actions as are required to cause (x) the Company Stock Plans to terminate as of the Effective Time, (y) the provisions in any other Company Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company or any right or interest based on or linked to the value of any capital stock of the Company to be deleted as of the Effective Time and (z) each holder of a Company Stock Option and each participant in any Company Stock Plan or other Company Benefit Plan to have, immediately following the Effective Time, no right thereunder to acquire, no right or interest based on or linked to the value of, any capital stock of the Company or the Surviving Corporation.

        SECTION 6.05.    Benefit Plans.    (a) Parent shall, for a period following the Effective Time and ending on December 31, 2003, provide or cause the Surviving Corporation to provide benefits to the employees of the Company as of the date of this Agreement who continue to be employed by the Surviving Corporation (such employees, the "Continuing Employees") that, taken as a whole, are either (i) substantially comparable in the aggregate to such employees to those in effect on the date of this Agreement (other than (A) benefits providing for the issuance of Company Capital Stock or capital stock of any affiliate of the Company or rights or interests based on or linked to the value of Company Capital Stock or the capital stock of any affiliate of the Company and (B) any other awards (including tax offset payments) granted or promised under any Company Stock Plan) or (ii) substantially comparable in the aggregate to such employees to those provided to similarly situated employees of Parent and its subsidiaries (other than benefits providing for the issuance of capital stock of Parent or any affiliate of Parent or rights or interests based on or linked to the value of the capital stock of Parent or any affiliate of Parent).

        (b) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their respective terms (as in effect on the date of this Agreement) all the Company's employment, severance and termination agreements, plans and policies disclosed in the Company Disclosure Letter.

        (c) With respect to any employee benefit plan, maintained by Parent or any of its subsidiaries, to the extent such plan is made available to an employee of the Company, for purposes only of determining eligibility to participate and vesting, service with the Company shall be treated as service with Parent or any of its subsidiaries; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

        (d) Parent shall waive, or cause to be waived, any pre-existing condition limitation under any welfare benefit plan maintained by Parent or any of its affiliates (other than the Company) in which employees of the Company (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitation would have been applicable under the comparable Company welfare benefit plan immediately prior to the Effective Time. Parent shall recognize, or cause to be recognized, the dollar amount of all expenses incurred by each Company employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year's deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time.

        (e) Parent shall cause the Surviving Corporation to provide to each Continuing Employee who continuously remains an employee of the Surviving Corporation during the applicable periods described below a retention bonus (the "Retention Bonus") on the terms and conditions set forth below in an amount determined by Parent in its sole discretion. Parent shall cause the Surviving Corporation (i) to provide to each Continuing Employee who continuously remains an employee of the Surviving Corporation during the period commencing on the date of this Agreement and ending on the date that is three months immediately following the date on which the Effective Time occurs twenty-five percent (25%) of such employee's Retention Bonus, (ii) to provide to each Continuing Employee who continuously remains an employee of the Surviving Corporation during the period commencing on the date of this Agreement and ending on the date that is six months immediately following the date on which the Effective Time occurs twenty-five percent (25%) of such employee's Retention Bonus and (iii) to provide to each Continuing Employee who continuously remains an employee of the Surviving Corporation during the period commencing on the date of this Agreement and ending on the date that is twelve months immediately following the date on which the Effective Time occurs (such period, the "Retention Period") fifty percent (50%) of such employee's Retention Bonus. For purposes of the foregoing sentence, "such employee's Retention Bonus" shall, in the case of any employee, mean the full retention bonus that Parent would have granted to such employee if such employee had continuously remained an employee of the Surviving Corporation during the entire Retention Period. The Retention Bonus shall be subject to any required withholding of Taxes or proof of eligibility of exemption therefrom and shall be paid as soon as practicable following the Retention Bonus Determination Date.

        (f) As of the date of this Agreement, it is the intention of Parent to formulate a stock-based incentive program to be offered to eligible Continuing Employees, subject to all necessary authorizations and compliance with all applicable Law; provided, however, that such intention remains subject to the sole discretion of the Board of Directors of Parent.

        (g) With respect to all documents required to be delivered or made available by the Company to Parent under Section 3.11(a) of this Agreement, the Company will deliver to Parent within six (6) calendar days after the date of this Agreement a true, complete and correct copy of each such document to the extent such document was not, as of the date of this Agreement, previously delivered by the Company to Parent.

        (h) Following the date of this Agreement, the Company shall take all such action as set forth in Section 6.05(h) of the Company Disclosure Letter.

        (i) Nothing contained in this Section 6.05 or elsewhere in this Agreement shall be construed to prevent, from and after the Effective Time, the termination of employment of any individual employee of the Company or any change in the employee benefits available to any such individual employee or the amendment or termination of any particular Company Benefit Plan, Company Benefit Agreement or other employee benefit plan, program, policy or arrangement.

        SECTION 6.06.    Indemnification.    (a) Parent and Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of the current or former directors or officers of the Company (the "Company Indemnified Persons") as provided in the Company Charter or Company By-Laws or in written agreements between the Company and any current or former director or officer in effect as of the date of this Agreement shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms and shall not be amended, repealed or otherwise modified in any manner that would materially and adversely affect the rights thereunder of any such Company Indemnified Person.

        (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.06.

        (c) The Surviving Corporation shall, at its option, either (i) maintain for a period of not less than six years after the Effective Time, the Company's directors' and officers' liability insurance as of the date of this Agreement covering each person covered by the Company's directors' and officers' liability insurance policy as of the date of this Agreement for acts or omissions occurring prior to the Effective Time ("D&O Insurance") on terms with respect to such coverage and amounts no less favorable in any material respect to such directors and officers than those of such policy as in effect on the date of this Agreement (which policy is set forth in Section 6.06(c) of the Company Disclosure Letter) or (ii) cause to be provided coverage no less favorable in any material respect to such directors or officers, as the case may be, than the D&O Insurance, in each case so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid for the D&O Insurance prior to the date of this Agreement (which premium is hereby represented and warranted by the Company to be $39,585) (such 200% amount the "Maximum Premium"); provided, that if the premium to obtain the foregoing insurance exceeds the Maximum Premium, the Surviving Corporation shall nonetheless provide the amount and nature of coverage that can be obtained for the Maximum Premium. If the existing or substituted directors' and officers' liability insurance expires, is terminated or canceled during such six-year period, the Surviving Corporation will obtain as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium. If the Surviving Corporation does not pay the premium necessary to maintain the D&O Insurance required to be provided pursuant to this Section 6.06(c), Parent shall make such payment on behalf of the Surviving Corporation.

        (d) The provisions of this Section 6.06 are intended to be for the benefit of, and will be enforceable by, each indemnified party, including each Company Indemnified Person, his or her heirs and his or her legal representatives and are in addition to, and not in substitution for any other rights to indemnification or contribution that such Company Indemnified Person may have by Contract, under Law or otherwise.

        SECTION 6.07.    Fees and Expenses.    (a) Except as set forth in Section 6.07(c), all fees and expenses incurred in connection with this Agreement, the Merger, the Company Stockholder Agreement and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

        (b) In the event that (i) (A) a Takeover Proposal shall have been made known to the Company or has been made directly to its stockholders or any person has announced an intention (whether or not conditional and whether or not withdrawn) to make a Takeover Proposal, (B) thereafter this

Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b)(i)(but only if the Company Stockholders Meeting has not been held by the date that is five business days prior to the date of such termination) or 8.01(b)(iii) and (C) within twelve months after such termination, the Company or any subsidiary of the Company enters into any Acquisition Agreement with respect to, or consummates, any Takeover Proposal (solely for purposes of this Section 6.07(b)(i)(C), the term "Takeover Proposal" shall have the meaning set forth in the definition of the term Takeover Proposal contained in Section 5.02(e) except that all references to 20% shall be deemed to be references to 50%), (ii) this Agreement is terminated by Parent pursuant to Section 8.01(d) or (iii) this Agreement is terminated by the Company pursuant to Section 8.01(f), then the Company shall pay Parent a fee equal to $4,235,000 (the "Termination Fee") by wire transfer of same day funds to an account designated by Parent (x) in the case of a termination by Parent pursuant to Section 8.01(d), within two business days after such termination, (y) in the case of a payment as a result of any event referred to in Section 6.07(b)(i)(C), upon the first to occur of (1) the consummation of any Takeover Proposal within twelve months after termination in the circumstances described in Section 6.07(b)(i)(B) or (2) the consummation of any Takeover Proposal pursuant to the terms of an Acquisition Agreement entered into by the Company or any subsidiary of the Company within twelve months after termination in the circumstances described in Section 6.07(b)(i)(B) and (z) in the case of a termination by the Company pursuant to Section 8.01(f), promptly, but in no event later than the date of such termination. The Company acknowledges that the agreements contained in this Section 6.07(b) are an integral part of the Transactions, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 6.07(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 6.07(b), the Company shall pay to Parent interest on the amounts set forth in this Section 6.07 from the date such amount was due through the date on which such payment is made, at the prime rate of JPMorgan Chase Bank in effect on the date such payment was required to be made.

        (c) The Company shall pay all filing, printing, mailing and other fees, including fees in connection with the HSR filing, and shall promptly reimburse Parent for any expenses paid by Parent in connection with the foregoing. All payments made pursuant to this Section 6.07(c) shall be made by wire transfer of same day funds to an account designated by Parent.

        SECTION 6.08.    Public Announcements.    Parent and Sub, on the one hand, and the Company, on the other hand, shall, to the extent reasonably practical, consult with each other before issuing, and provide each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the Transactions shall be in the form heretofore agreed to by the parties.

        SECTION 6.09.    Transfer Taxes.    All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Transactions shall be paid by either Sub or the Surviving Corporation, and the Company shall cooperate with Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

        SECTION 6.10.    Rights Agreements; Consequences if Rights Triggered.    The Company Board shall take all action (in addition to that referred to in Section 3.24) requested in writing by Parent in order to render the Company Rights inapplicable to the Merger and the other Transactions. Except as approved in writing by Parent, neither the Company nor the Company Board shall (a) amend the Company Rights Agreement, (b) redeem the Company Rights or (c) take any action with respect to, or make any determination under, the Company Rights Agreement. If any Distribution Date, Stock Acquisition Date or Triggering Event (each as defined in the Company Rights Agreement) occurs under the Company Rights Agreement at any time prior to the Effective Time, the Company and Parent shall make such adjustment to the Merger Consideration as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other Transactions.

        SECTION 6.11.    Information Supplied.    (a) The Company agrees that none of the information included or incorporated by reference in the Proxy Statement will, at the date it is filed with the SEC or mailed to the Company's stockholders, at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by Parent or Sub specifically for inclusion therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

        (b) Parent and Sub agree that none of the information supplied or to be supplied in writing by Parent or Sub specifically for inclusion in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date the Proxy Statement is filed with the SEC or mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        SECTION 6.12.    Company Stockholder Agreement Legend.    (a) Upon delivery by the Principal Company Stockholder, the Company will inscribe upon any Certificate representing Subject Shares (as defined in the Company Stockholder Agreement) that constitute (i) Company Common Stock the following legend: "THE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY, REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF NOVEMBER 21, 2002, AND THE TRANSFER AND VOTING THEREOF ARE SUBJECT TO THE TERMS OF SUCH AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY."; (ii) Series B Preferred Stock the following legend: "THE SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY, REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF NOVEMBER 21, 2002, AND THE TRANSFER AND VOTING THEREOF ARE SUBJECT TO THE TERMS OF SUCH AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY"; and (iii) Series C Preferred Stock the following legend: "THE SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY, REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF NOVEMBER 21, 2002, AND THE TRANSFER AND VOTING THEREOF ARE SUBJECT TO THE TERMS OF SUCH AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY", and in each case the Company will return such certificate containing such inscription to the Principal Company Stockholder within three business days following the Company's receipt thereof.

        (b) The Company hereby acknowledges the limitations on Transfer (as defined in the Company Stockholder Agreement) on the Subject Shares (as defined in the Company Stockholder Agreement) set forth in the Company Stockholder Agreement and agrees to instruct the transfer agent for the

Company Capital Stock not to register any Transfer in violation of the Company Stockholder Agreement.

        SECTION 6.13.    Resignation of Directors of the Company.    Prior to the Effective Time, the Company shall cause each member of the Company Board to execute and deliver a letter, which shall not be revoked or amended prior to the Effective Time, effectuating his or her resignation as a director of such Board effective immediately prior to the Effective Time.

ARTICLE VII

Conditions Precedent

        SECTION 7.01.    Conditions to Each Party's Obligation To Effect The Merger.    The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver by each party (to the extent permitted by Law) on or prior to the Closing Date of the following conditions:

        (a)    Stockholder Approval.    The Company Stockholder Approval shall have been obtained.

        (b)    Antitrust.    Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. Any consents, approvals and filings under any foreign competition, merger control, antitrust or similar Law, the absence of which would prohibit the consummation of Merger, shall have been obtained or made.

        (c)    No Injunctions or Restraints.    No temporary restraining order, preliminary or permanent injunction or other Judgment issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Legal Restraints") that has the effect of preventing the consummation of the Merger shall be in effect.

        SECTION 7.02.    Conditions to Obligations of Parent and Sub.    The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a)    Representations and Warranties.    The representations and warranties of the Company in this Agreement that are qualified by materiality shall be true and correct and the representations and warranties of the Company in this Agreement that are not qualified by materiality shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made on the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the principal financial officer of the Company to such effect.

        (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the principal financial officer of the Company to such effect.

        (c)    No Litigation.    There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, and there shall be no Legal Restraint that has the effect of, (i) challenging the acquisition by Parent or Sub of any Company Capital Stock, seeking to restrain or prohibit the consummation of the Merger or any other Transaction or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company, (ii) seeking to prohibit or limit the ownership or operation by the Company or Parent and its subsidiaries of any material portion of the business or assets of the Company, or Parent and its subsidiaries, taken as a whole, or to compel the Company or Parent and its subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, or Parent and its subsidiaries, taken as a whole, as a result of the Merger or any other Transaction, (iii) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or (iv) imposing material limitations on the ability of Parent or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Capital Stock (or shares of common stock of the Surviving Corporation), including the right to vote the Company Capital Stock (or shares of common stock of the Surviving Corporation) on all matters properly presented to the stockholders of the Company.

        (d)    Material Adverse Effect.    Since December 31, 2001, there shall not have been any state of facts, change, development, effect, event, condition or occurrence that, individually or in the aggregate, constitutes, has had or would reasonably be expected to have a Company Material Adverse Effect.

        (e)    Consents.    Parent shall have received evidence, in form and substance reasonably satisfactory to it, that Parent or the Company shall have obtained or shall have in full force and effect (i) all material Consents of all Governmental Entities legally required in connection with this Agreement and the Transactions, (ii) all Permits set forth in Section 3.01(a) of the Company Disclosure Letter and (iii) all other Consents of Governmental Entities or third parties required in connection with this Agreement and the Transactions, except, in the case of this clause (iii), for those the failure of which to be obtained, individually and in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

        SECTION 7.03.    Conditions to Obligation of the Company.    The obligation of the Company to effect the Merger is further subject to the following conditions:

        (a)    Representations and Warranties.    The representations and warranties of Parent and Sub in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub in this Agreement not qualified by materiality shall be true and correct in all material respects, in each case as of the date of this Agreement and on the Closing Date with the same effect as though made on the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

        (b)    Performance of Obligations of Parent and Sub.    Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

        SECTION 7.04.    Frustration of Closing Conditions.    None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 7.01, 7.02 or 7.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use commercially reasonable efforts to consummate the Merger and the other Transactions, as required by and subject to Section 6.03.

ARTICLE VIII

Termination, Amendment and Waiver

        SECTION 8.01.    Termination.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval:

        (a) by mutual written consent of Parent, Sub and the Company;

        (b) by either Parent or the Company:

          (i) if the Merger is not consummated on or before April 30, 2003 (the "Outside Date"); provided that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to any party whose breach of this Agreement has been a principal reason the Merger has not been consummated by such date;

          (ii) if any Legal Restraint set forth in Section 7.01(c) shall be in effect and shall have become final and nonappealable; or

          (iii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor;

        (c) by Parent (i) if the Company shall have breached any of its representations, warranties or covenants contained in this Agreement, which breach (A) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b), and (B) has not been or is incapable of being cured by the Company within fifteen business days after written notice thereof from Parent, or (ii) if any suit, action or proceeding set forth in Section 7.02(c) shall have prevailed and become final and nonappealable;

        (d) by Parent (i) if an Adverse Recommendation Change has occurred or (ii) if the Company Board or any committee thereof shall have failed to confirm its recommendation referred to in Section 6.01(b) within ten calendar days after a written request by Parent that it do so if such request is made following the making of a Takeover Proposal;

        (e) by the Company, if Parent shall have breached any of its representations, warranties or covenants contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b), and (ii) has not been or is incapable of being cured by Parent within fifteen business days after its receipt of written notice thereof from the Company; or

        (f) by the Company in accordance with Section 5.02(b), subject to compliance by the Company with the notice provisions therein and the Termination Fee and expense reimbursement provisions of Section 6.07.

        SECTION 8.02.    Effect of Termination.    In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.19, Section 4.05, the last sentence of Section 6.02(a), Section 6.02(b), Section 6.02(c), Section 6.07, this Section 8.02 and Article IX, which provisions shall survive such termination; provided that no such termination shall relieve any party hereto from any liability for damages resulting from a wilful and material breach by a party of any of its representations, warranties or covenants set forth in this Agreement.

        SECTION 8.03.    Amendment.    This Agreement may be amended by the parties at any time, whether before or after the Company Stockholder Approval has been obtained; provided, that after the Company Stockholder Approval, there shall be made no amendment that by Law requires further approval by stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        SECTION 8.04.    Extension; Waiver.    At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

ARTICLE IX

General Provisions

        SECTION 9.01.    Nonsurvival of Representations and Warranties.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        SECTION 9.02.    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt (or refusal to accept receipt) by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Parent or Sub, to

    H. Lundbeck A/S
    Ottiliavej 9
    2500 Valby
    Denmark
    Attention: General Counsel

    with a copy to:
    Cravath, Swaine & Moore
    Worldwide Plaza
    825 Eighth Avenue
    New York, NY 10019
    Attention: Faiza J. Saeed, Esq.

        (b) if to the Company, to

    Synaptic Pharmaceutical Corporation
    215 College Road
    Paramus, New Jersey 07652
    Attention: Errol De Souza

    with a copy to:
    Brown Raysman Millstein Felder & Steiner LLP
    900 Third Avenue
    New York, NY 10022
    Attention: Steven S. Pretsfelder, Esq.

        SECTION 9.03.    Definitions.    (a) For purposes of this Agreement:

        An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

        "Business Day" means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in New York.

        "Company Information" means all non-public and confidential information about the Company furnished by the Company or its Representatives to Parent, its subsidiaries or any of their respective Representatives, whether before, on or after the date of this Agreement, regardless of the manner in which it was furnished, including all oral, written, tape recorded and electronic disclosures, or disclosures in any other form or medium, arising out of, in connection with or related to the Merger or any other Transaction or obtained by Parent, its subsidiaries or any of their respective Representatives through observation or examination, including all compositions, machinery, apparatus, records, reports, drawings, patent applications and documents as well as data, compilations, specifications, strategies, projections, processes, techniques, formulae, models and patent disclosures and all tangible and intangible embodiments thereof of any kind whatsoever; provided that the term "Company Information" does not include information that Parent can prove (a) becomes generally available to the public other than as a result of a disclosure by Parent or its subsidiaries or their respective Representatives, (b) was available to Parent or its subsidiaries on a non-confidential basis prior to its disclosure to Parent or its subsidiaries by the Company or its Representatives, (c) becomes available to Parent or its subsidiaries on a non-confidential basis from a source other than the Company or its Representatives, provided further that such source is not, to Parent's knowledge (after due inquiry), providing such information in violation of a confidentiality agreement with the Company or its Representatives or (d) is developed by Parent or any of its subsidiaries, without violating any of its obligations under this Agreement and independent of the Company Information.

        "Confidentiality Agreements" means the Unilateral Secrecy Agreement dated August 16, 2002, between Parent and the Company, and the Unilateral Secrecy Agreement dated August 19, 2002, between Parent and the Company.

        "$" means U.S. dollars or other legal currency of the United States of America.

        "knowledge" of any person that is not an individual means, with respect to any matter in question, the knowledge of such person's executive officers and other officers having primary responsibility for such matter.

        "Liens" means all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever.

        A "material adverse effect" on a party means any change, development, effect, event, condition or occurrence that would reasonably be expected to be materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), financial condition or results of operations of such party and its subsidiaries, taken as a whole, or to prevent or materially impede or delay the consummation of the Merger or the other Transactions, other than any change, development, effect, event, condition or occurrence (a) resulting from changes in the United States economy, securities markets, regulatory environment or political conditions, generally, (b) resulting from changes in the pharmaceutical industry and not specifically relating to such party or (c) resulting from the matters set forth on Schedule 9.03.

        "Parent Information" means all non-public and confidential information about Parent or any of its subsidiaries furnished by Parent, its subsidiaries or their respective Representatives to the Company or any of its Representatives, whether before, on or after the date of this Agreement, regardless of the manner in which it was furnished, including all oral, written, tape recorded and electronic disclosures, or disclosures in any other form or medium, arising out of, in connection with or related to the Merger or any other Transaction or obtained by the Company or any of its Representatives through observation or examination, including all compositions, machinery, apparatus, records, reports, drawings, patent applications and documents as well as data, compilations, specifications, strategies, projections, processes, techniques, formulae, models and patent disclosures and all tangible and intangible embodiments thereof of any kind whatsoever; provided that the term "Parent Information" does not include information that the Company can prove (a) becomes generally available to the public other than as a result of a disclosure by the Company or its Representatives, (b) was available to the Company on a non-confidential basis prior to its disclosure to the Company by Parent or its subsidiaries or their respective Representatives, (c) becomes available to the Company on a non-confidential basis from a source other than Parent or its subsidiaries or any of their respective Representatives, provided further that such source is not, to the Company's knowledge (after due inquiry), providing such information in violation of a confidentiality agreement with Parent, any of its subsidiaries or any of their respective Representatives or (d) is developed by the Company, without violating any of its obligations under this Agreement and independent of the Parent Information.

        "Filed Company SEC Document" means any Company SEC Document filed and publicly available prior to the date of this Agreement.

        A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

        "Representatives" of a person means such person's officers, directors, employees, investment bankers, attorneys, accountants, auditors or other advisors or representatives.

        A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

        SECTION 9.04.    Interpretation.    When a reference is made in this Agreement to an Article, Section or Schedule such reference shall be to an Article or Section of, or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented (other than the Filed Company SEC Documents). References to a person are also to its permitted successors and assigns.

        SECTION 9.05.    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

        SECTION 9.06.    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        SECTION 9.07.    Entire Agreement; No Third-Party Beneficiaries.    The Transaction Agreements, taken together with the Company Disclosure Letter, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions, including the Confidentiality Agreements, and (b) except for the provisions of Article II and Section 6.06, are not intended to confer upon any person other than the parties any rights or remedies.

        SECTION 9.08.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        SECTION 9.09.    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        SECTION 9.10.    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or any Delaware state court in the event of any action, suit or proceeding to enforce this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than any court of the United States located in the State of Delaware or any Delaware state court and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.

        SECTION 9.11.    Agent For Service of Process.    Each of the parties to this Agreement hereby appoints The Corporation Trust Company, with offices on the date of this Agreement at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, as its authorized agent (the "Authorized Agent"), upon whom process may be served to enforce this Agreement in any action, suit or proceeding that may be instituted in any court described in Section 9.10. Each of the parties hereto agrees to take any and all action, including the filing of any and all documents, that may be necessary to establish and continue such appointment in full force and effect as aforesaid. Each of the parties hereto agrees that service of process upon the Authorized Agent shall be, in every respect, effective service of process upon such party.

        IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

H. LUNDBECK A/S,
By:	/s/ ERIK SPRUNK-JANSEN Name: Erik Sprunk-Jansen Title: CEO
VIKING SUB CORPORATION,
By:	/s/ OLE VAHLGREN Name: Ole Vahlgren Title: President
SYNAPTIC PHARMACEUTICAL CORPORATION,
By:	/s/ ERROL B. DE SOUZA Name: Errol B. De Souza Title: President and CEO

EXHIBIT A

RESTATED CERTIFICATE OF INCORPORATION

OF

SURVIVING CORPORATION

ARTICLE I

        The name of the corporation is Synaptic Pharmaceutical Corporation (hereinafter called the "Corporation").

ARTICLE II

        The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE III

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

ARTICLE IV

        The total number of shares of all classes of stock that the Corporation shall have authority to issue is 25,000,000 shares of Common Stock having the par value of $5.00 per share.

ARTICLE V

        In furtherance and not in limitation of the powers conferred upon it by law, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

ARTICLE VI

        The number of directors of the Corporation shall be fixed from time to time by the Board of Directors of the Corporation.

ARTICLE VII

        Unless and except to the extent that the bylaws of the Corporation so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VIII

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but the foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

ANNEX B
EXECUTION COPY

              STOCKHOLDER AGREEMENT dated as of November 21, 2002 (this "Agreement"), between H. Lundbeck A/S, a Danish corporation ("Parent"), and the party listed on Schedule A attached hereto (the "Stockholder").

        WHEREAS Parent, Viking Sub Corporation, a Delaware corporation and a wholly owned direct or indirect subsidiary of Parent ("Sub"), and Synaptic Pharmaceutical Corporation, a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date of this Agreement (as the same may be amended or supplemented, the "Merger Agreement"; terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

        WHEREAS the Stockholder owns (of record and beneficially) the number of shares of Company Common Stock, Series B Preferred Stock and Series C Preferred Stock set forth opposite the Stockholder's name on Schedule A hereto (such shares of Company Capital Stock being referred to herein as the "Original Shares"; the Original Shares, together with any other shares of Company Common Stock, Series B Preferred Stock, Series C Preferred Stock, other capital stock of the Company or other voting securities of the Company acquired (of record or beneficially) by the Stockholder after the date of this Agreement and during the term of this Agreement (including through the exercise of any warrants, stock options or similar instruments), being collectively referred to herein as the "Subject Shares"); and

        WHEREAS as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholder enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

        SECTION 1.    Representations and Warranties of the Stockholder.    The Stockholder hereby represents and warrants to Parent as follows:

        (a) Organization; Authority; Execution and Delivery; Enforceability.The Stockholder (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has all requisite partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated by this Agreement have been duly authorized by all necessary partnership action on the part of the Stockholder and no other partnership proceedings on the part of the Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) any certificate of incorporation or by-laws, partnership agreement or limited liability company agreement (or similar organizational documents) of the Stockholder, (ii) any Contract to which the Stockholder is a party or any of the properties or assets of the Stockholder is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) Law or (B) Judgment, in each case, applicable to the Stockholder or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements, that, individually or in the aggregate, would not impair, in any material respect, the ability of the Stockholder to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement. No Consent of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated by this Agreement or the compliance by the Stockholder with the provisions of this Agreement, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar Law, (2) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and (3) such other items and Consents the failure of which to be obtained or made, individually or in the aggregate, would not impair the ability of the Stockholder to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement.

        (b) The Subject Shares. The Stockholder is the record and beneficial owner of and has good and marketable title to, the Subject Shares, free and clear of any Liens. As of the date of this Agreement, the Stockholder does not own of record any shares of capital stock of the Company other than the Original Shares, nor does the Stockholder beneficially own any shares of capital stock of the Company other than the Original Shares, and the Stockholder does not own (of record or beneficially) any options, warrants, rights or other similar instruments to acquire any capital stock or other voting securities of the Company. The Stockholder has the sole right to vote and Transfer (as defined in Section 3(c)) the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of the Subject Shares, except as set forth in Sections 3 and 4 of this Agreement.

        SECTION 2.    Representations and Warranties of Parent.    Parent hereby represents and warrants to the Stockholder as follows: Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. The execution and delivery of this Agreement and the consummation of the Transactions do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the articles of organization or by-laws or similar organizational documents of Parent, (ii) any Contract applicable to Parent or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) Law or (B) Judgment in each case, applicable to Parent or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that, individually or in the aggregate, would not have a Parent Material Adverse Effect. No Consent of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the Transactions, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar Law, (2) filings with the SEC of such reports under the Exchange Act as may be required in connection with the Transaction Agreements, the Merger and the other Transactions, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (4) compliance with and such filings as may be required under applicable Environmental Laws, including ISRA, (5) such other items and Consents, (A) that may be required under the applicable Law of any foreign country, (B) required solely by reason of the participation of the Company (as opposed to any third party) in the Transactions or (C) that the failure of which to be obtained or made, individually or in the aggregate, would not have a Parent Material Adverse Effect.

        SECTION 3.    Covenants of the Stockholder.    The Stockholder covenants and agrees as follows:

        (a) At any meeting of the stockholders of the Company called to vote upon the Merger Agreement, the Merger or any other Transactions, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) with respect to the Merger Agreement, the Merger or any other Transactions is sought, the Stockholder shall vote (or cause to be voted) all of the Subject Shares of the Stockholder (owned of record or beneficially) in favor of, and shall consent in writing to (or cause to be consented in writing to), the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other Transactions.

        (b) At any meeting of the stockholders of the Company or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) is sought, the Stockholder shall vote (or cause to be voted) all the Subject Shares of the Stockholder (owned of record or beneficially) against, and shall not consent in writing to (and shall cause not to be consented in writing to), any of the following (or any agreement to enter into, effect, facilitate or support any of the following): (i) any Takeover Proposal or transaction or occurrence that if proposed and offered to the Company or its stockholders (or any of them) would constitute a Takeover Proposal (collectively, "Alternative Transactions") or (ii) any amendment of the Company Charter, the Company By-laws or the Company Rights Agreement or other proposal, action or transaction involving the Company or any of its stockholders, which amendment or other proposal, action or transaction could reasonably be expected to prevent or materially impede or delay the consummation of the Merger or the other Transactions or to dilute the benefits to Parent of the Merger and the other Transactions, or change in any manner the voting rights of the Company Common Stock (collectively, "Frustrating Transactions").

        (c) Other than pursuant to this Agreement, the Stockholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer") or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, or the creation or offer of any derivative security in respect of, any Subject Shares, to or with any person other than pursuant to the Merger or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares, and shall not commit or agree to take any of the foregoing actions. The Stockholder shall not, nor shall the Stockholder permit any entity under the Stockholder's control to, deposit any Subject Shares in a voting trust.

        (d) The Stockholder shall not, nor shall the Stockholder facilitate any action by any of its subsidiaries to, nor shall it authorize or permit any director, officer, employee, consultant or Representative of the Stockholder or facilitate any action by any director, officer, employee, consultant or Representative of any subsidiaries of the Stockholder to, directly or indirectly (i) solicit, initiate or encourage or knowingly take any other action to facilitate, any Takeover Proposal or Frustrating Transaction, (ii) enter into any agreement with respect to any Takeover Proposal or Frustrating Transaction or (iii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (other than Parent and any of its affiliates and Representatives) any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal or Frustrating Transaction. The Stockholder shall promptly (and in no event later than 48 hours) advise Parent orally and in writing of any request for information that the Stockholder reasonably believes could lead to or contemplates a Takeover Proposal or of any Takeover Proposal, or any inquiry made to the Stockholder that could reasonably be expected to lead to any Takeover Proposal and the material terms and conditions of such request, Takeover Proposal or inquiry (including any subsequent amendment or other modification to such terms and conditions) and the identity of the person making any such request, Takeover Proposal or inquiry. The Stockholder shall promptly keep Parent informed in all material respects of the status and material details (including material amendments or proposed material amendments) of any such request, Takeover Proposal or inquiry.

        (e) (i) The Stockholder shall use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions; provided, however, the foregoing shall not require the expenditure of material funds by the Stockholder and shall not require the Stockholder to take actions that are required to be taken by the Company pursuant to the Merger Agreement other than as specifically provided in this Agreement. The Stockholder shall not commit or agree to take any action inconsistent with the Transactions.

        (ii) The Stockholder shall not, nor shall the Stockholder facilitate any action by any of its subsidiaries or any of their Representatives to, nor shall the Stockholder authorize or permit any of its Representatives to, directly or indirectly, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the Merger or any other Transactions without the prior written consent of Parent, except as may be required by applicable Law.

        (f) The Stockholder hereby waives any appraisal rights with respect to any and all shares of Company Capital Stock owned (of record or beneficially) by the Stockholder in connection with the Merger that the Stockholder may have.

        SECTION 4.    Grant of Irrevocable Proxy; Appointment of Proxy.    (a) The Stockholder hereby irrevocably grants to, and appoints, Parent and Ole Vahlgren, its Director, and Mogens Otto Gruner, its Divisional Director of Financial Risk Management, in their respective capacities as designees of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, or any of them, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote all of the Stockholder's Subject Shares (owned of record), or grant a consent or approval or consent in writing in respect of such Subject Shares, (i) in favor of the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other Transactions, (ii) against any Alternative Transaction or any Frustrating Transaction and (iii) otherwise in accordance with Section 3 of this Agreement.

        (b) The Stockholder represents that any proxies heretofore given in respect of the Stockholder's Subject Shares are not irrevocable and that all such proxies are hereby revoked.

        (c) The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. The irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.

        SECTION 5.    Further Assurances.    The Stockholder shall from time to time execute and deliver, or cause to be executed and delivered, such additional or further Consents, documents and other instruments as Parent may reasonably request for the purpose of effectuating the matters covered by this Agreement, including the grant of the proxies set forth in Section 4.

        SECTION 6.    Certain Events.    The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of any Subject Shares shall pass, whether by operation of Law or otherwise, including the Stockholder's administrators or successors, and the Stockholder further agrees to take all actions necessary to effectuate the foregoing. The Stockholder agrees that each certificate representing the Subject Shares shall be inscribed with a legend to such effect. In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, the number of Original Shares shall be adjusted appropriately. In addition, in the event of any other acquisition (of record or beneficially) of additional shares of Company Common Stock, Series B Preferred Stock, Series C Preferred Stock, other capital stock of the Company or other voting securities of the Company by the Stockholder (including through the exercise of any warrants, stock options or similar instruments), the number of Subject Shares listed on Schedule A hereto beside the name of the Stockholder shall be adjusted appropriately. This Agreement and the representations, warranties, covenants, agreements and obligations hereunder shall attach to any additional shares of Company Common Stock, Series B Preferred Stock, Series C Preferred Stock, other capital stock of the Company or other voting securities of the Company issued to or acquired (of record or beneficially) by the Stockholder directly or indirectly (including through the exercise of any warrants, stock options or similar instruments).

        SECTION 7.    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, except that Parent may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of any of its obligations under this Agreement. Any purported assignment in violation of this Section 7 shall be void. Subject to the preceding sentences of this Section 7, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

        SECTION 8.    Termination.    Except as set forth below, this Agreement shall terminate upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms. In the event of the termination of this Agreement pursuant to this Section 8, except as set forth herein, this Agreement shall forthwith become null and void, there shall be no liability on the part of any of the parties, and all rights and obligations of each party hereto shall cease; provided, however, that no such termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to termination.

        SECTION 9.    General Provisions.    (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

        (b)    Notices.    All notices, requests, clauses, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, via facsimile (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to Parent in accordance with Section 9.02 of the Merger Agreement and to the Stockholder at the addresses set forth on Schedule A hereto (or at such other address as shall be specified by like notice).

        (c)    Interpretation.    When a reference is made in this Agreement to a Section or a Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

        (d)    Counterparts; Effectiveness.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties thereto.

        (e)    Entire Agreement; No Third-Party Beneficiaries.    This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any person other than the parties hereto (and the persons specified as proxies in Section 4) any rights or remedies.

        (f)    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

        (g)    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner and to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        (h)    Additional Matters.    No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such a director or officer of the Company. The Stockholder signs solely in its capacity as the record holder and beneficial owner of the Subject Shares and nothing herein shall limit or affect any actions taken by a representative of the Stockholder serving as an officer or director of the

Company in his or her capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

        SECTION 10.    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event of any action, suit or proceeding to enforce this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated by this Agreement.

        IN WITNESS WHEREOF, Parent and the Stockholder have duly executed this Agreement, all as of the date first written above.

H. LUNDBECK A/S,
By:	/s/ ERIK SPRUNK-JANSEN Name: Erik Sprunk-Jansen Title: CEO
STOCKHOLDER: WARBURG PINCUS PRIVATE EQUITY VIII, L.P., by its General Partner, WARBURG PINCUS & CO.,
By:	/s/ JONATHAN LEFF Name: Jonathan Leff Title: Partner

SCHEDULE A

Name and Address of Stockholder	Number of Original Shares Owned of Record	Number of Original Shares Owned Beneficially	Number of Subject Shares Owned of Record	Number of Subject Shares Owned Beneficially
WARBURG PINCUS Private Equity VIII, L.P. 466 Lexington Ave. New York, NY 10017 Attention: Jonathan Leff Fax No.: (212) 878-9361	0 shares of Company Common Stock 9,398 shares of Series B Preferred Stock 25,452 shares of Series C Preferred Stock	0 shares of Company Common Stock 9,398 shares of Series B Preferred Stock 25,452 shares of Series C Preferred Stock

ANNEX C

[LETTERHEAD OF BANC OF AMERICA SECURITIES LLC]

November 21, 2002

Board of Directors
Synaptic Pharmaceutical Corporation
215 College Road
Paramus, NJ 07652

Members of the Board of Directors:

        You have requested our opinion as to the fairness from a financial point of view to the holders of capital stock of Synaptic Pharmaceutical Corporation (the "Company") of the consideration proposed to be received by such holders of capital stock in connection with the proposed merger (the "Merger") of the Company with a wholly owned indirect subsidiary of H. Lundbeck A/S (the "Purchaser"). Pursuant to the terms of the proposed Agreement and Plan of Merger (the "Agreement"), among the Company, the Purchaser and Viking Sub Corporation ("Acquisition Sub"), the Company will become a wholly owned indirect subsidiary of the Purchaser, and holders of capital stock of the Company will receive consideration (the "Merger Consideration") as follows: (i) each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") not owned by the Purchaser, Acquisition Sub or the Company, other than shares as to which appraisal rights have been perfected ("Appraisal Shares"), shall be converted into the right to receive $6.50 in cash, without interest (the "Company Common Stock Price"), (ii) each issued and outstanding share of Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series B Preferred Stock"), not owned by the Purchaser, Acquisition Sub or the Company, other than Appraisal Shares, shall be converted into the right to receive $1,449.15 in cash, without interest, and (iii) each issued and outstanding share of Series C Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series C Preferred Stock" and, together with the Series B Preferred Stock and the Company Common Stock, the "Company Capital Stock"), not owned by the Purchaser, Acquisition Sub or the Company, other than Appraisal Shares, shall be converted into the right to receive $1,088.54 in cash, without interest. The terms and conditions of the Merger are more fully set out in the Agreement.

        For purposes of the opinion set forth herein, we have:

  (i)
  reviewed certain publicly available financial statements and other business and financial information of the Company;

  (ii)
  reviewed certain internal financial statements and other financial and operating data concerning the Company;

  (iii)
  analyzed certain financial forecasts prepared by the management of the Company;

  (iv)
  discussed the past and current operations, financial condition and prospects of the Company with senior executives of the Company;

  (v)
  reviewed the reported prices and trading activity for the Company Common Stock;

  (vi)
  compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly traded companies we deemed relevant;

  (vii)
  compared certain financial terms of the Merger to financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant;

C-1

  (viii)
  participated in discussions and negotiations among representatives of the Company and the Purchaser and their financial and legal advisors;

  (ix)
  reviewed the November 19, 2002 draft of the Agreement, the November 19, 2002 draft of the form of voting agreement to be executed by the Purchaser and a stockholder of the Company and certain related documents; and

  (x)
  performed such other analyses and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion. We have assumed that the final form of the Agreement and related agreements will be substantially similar to the last drafts reviewed by us. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of the Company. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals.

        We have acted as sole financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services which is contingent upon the consummation of the Merger. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company and the Purchaser or their respective affiliates for our own or our affiliates' account or for the accounts of customers and, accordingly, we or our affiliates may at any time hold long or short positions in such securities.

        We express no opinion as to whether any alternative transaction might produce consideration for the holders of Company Capital Stock in an amount in excess of that contemplated in the Merger.

        It is understood that this letter is for the benefit and use of the Board of Directors of the Company in connection with and for purposes of its evaluation of the Merger and is not on behalf of, and shall not confer rights or remedies upon, any person other than the Board of Directors. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. However, this opinion may be included in its entirety in any filing made by the Company in respect of the Merger with the Securities and Exchange Commission, so long as this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analyses in such filing is in a form acceptable to us and our counsel. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise, or reaffirm this opinion. In addition, we express no opinion or recommendation as to how the holders of Company Capital Stock should vote at the stockholders' meeting held in connection with the Merger.

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Merger Consideration to be received by the holders of Company Capital Stock in the proposed Merger is fair from a financial point of view to such holders of Company Capital Stock.

Very truly yours,
/s/ BANC OF AMERICA SECURITIES LLC

C-2

ANNEX D

SECTION 262 OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE

§262. Appraisal rights.

        (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §257, §258, §263 or §264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsections (f) of §251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to §228 or §253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j) The costs of the proceeding maybe determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROXY FOR HOLDERS OF PREFERRED STOCK

SYNAPTIC PHARMACEUTICAL CORPORATION
215 College Road
Paramus, New Jersey 07652

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS

        The undersigned hereby appoints Errol B. De Souza, President and Chief Executive Officer of Synaptic Pharmaceutical Corporation (the "Company"), and Edmund M. Caviasco, the Controller of the Company, and either of them, as proxy of the undersigned with all powers of substitution and revocation, to represent and vote, as set forth on the reverse side, all of the shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock of the Company held of record by the undersigned at the close of business on January 9, 2003, at the special meeting of stockholders of the Company, which is being held at the offices of the Company at 215 College Road, Paramus, New Jersey, on February 11, 2003, at 10:00 a.m., local time, and at any postponements or adjournments of such meeting, with all powers which the undersigned would possess if personally present at such meeting or at any such postponement or adjournment, and to vote such shares at their discretion upon any other business that may properly come before the meeting or any adjournment thereof.

(TO BE MARKED, SIGNED AND DATED ON THE REVERSE SIDE)

/*\ FOLD AND DETACH HERE /*\

THE BOARD OF DIRECTORS OF SYNAPTIC PHARMACEUTICAL CORPORATION RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 1	Please mark your votes as indicated in this example.	☒
CHECK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING	☐
1.	Adoption of the Agreement and Plan of Merger dated as of November 21, 2002, among H. Lundbeck A/S, Viking Sub Corporation and Synaptic Pharmaceutical Corporation.
FOR	AGAINST	ABSTAIN
☐	☐	☐	Unless otherwise specified by the undersigned, this proxy when properly executed will be voted "FOR" Proposal No. 1 and will be voted by the proxyholders in their discretion upon any other business that may properly come before the special meeting or any adjournment thereof.
2.	In their discretion, upon such other matters as may properly come before the special meeting or any adjournment thereof.
Date

Signature

Signature, if held jointly
Note: Please sign as name(s) exactly appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

/*\ FOLD AND DETACH HERE /*\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

        Internet and telephone voting is available through 4:00 p.m. Eastern Standard Time the business day prior to the special meeting day.

        Your Internet or telephone vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/snap

Use the Internet to vote your
proxy. Have your proxy card
in hand when you access the
web site. You will be
prompted to enter your
control number, located in
the box below, to create and
submit an electronic ballot.	OR
Telephone
1-800-435-6710

Use any touch-tone
telephone to vote your
proxy. Have your proxy
card in hand when you call.
You will be prompted to
enter your control number,
located in the box below,
and then follow the
		directions given.	OR	Mail Mark, sign and date your proxy card, and return it in the enclosed postage- paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY FOR HOLDERS OF COMMON STOCK

SYNAPTIC PHARMACEUTICAL CORPORATION
215 College Road
Paramus, New Jersey 07652

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS

        The undersigned hereby appoints Errol B. De Souza, President and Chief Executive Officer of Synaptic Pharmaceutical Corporation (the "Company"), and Edmund M. Caviasco, the Controller of the Company, and either of them, as proxy of the undersigned with all powers of substitution and revocation, to represent and vote, as set forth on the reverse side, all of the shares of common stock of the Company held of record by the undersigned at the close of business on January 9, 2003, at the special meeting of stockholders of the Company, which is being held at the offices of the Company at 215 College Road, Paramus, New Jersey, on February 11, 2003, at 10:00 a.m., local time, and at any postponements or adjournments of such meeting, with all powers which the undersigned would possess if personally present at such meeting or at any such postponement or adjournment, and to vote such shares at their discretion upon any other business that may properly come before the meeting or any adjournment thereof.

(TO BE MARKED, SIGNED AND DATED ON THE REVERSE SIDE)

/*\ FOLD AND DETACH HERE /*\

THE BOARD OF DIRECTORS OF SYNAPTIC PHARMACEUTICAL CORPORATION RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 1	Please mark your votes as indicated in this example.	☒
CHECK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING	☐
1.	Adoption of the Agreement and Plan of Merger dated as of November 21, 2002, among H. Lundbeck A/S, Viking Sub Corporation and Synaptic Pharmaceutical Corporation.
FOR	AGAINST	ABSTAIN
☐	☐	☐	Unless otherwise specified by the undersigned, this proxy when properly executed will be voted "FOR" Proposal No. 1 and will be voted by the proxyholders in their discretion upon any other business that may properly come before the special meeting or any adjournment thereof.
2.	In their discretion, upon such other matters as may properly come before the special meeting or any adjournment thereof.
Date

Signature

Signature, if held jointly
Note: Please sign as name(s) exactly appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

/*\ FOLD AND DETACH HERE /*\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

        Internet and telephone voting is available through 4:00 p.m. Eastern Standard Time the business day prior to the special meeting day.

        Your Internet or telephone vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/snap

Use the Internet to vote your
proxy. Have your proxy card
in hand when you access the
web site. You will be
prompted to enter your
control number, located in
the box below, to create and
submit an electronic ballot.	OR
Telephone
1-800-435-6710

Use any touch-tone
telephone to vote your
proxy. Have your proxy
card in hand when you call.
You will be prompted to
enter your control number,
located in the box below,
and then follow the
		directions given.	OR	Mail Mark, sign and date your proxy card, and return it in the enclosed postage- paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
SUMMARY
THE PARTIES TO THE MERGER AGREEMENT
THE SPECIAL MEETING
THE MERGER
THE MERGER AGREEMENT
ACCOUNTING TREATMENT
ANTITRUST MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PRICE RANGE OF COMMON STOCK AND DIVIDENDS
STOCKHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
ADDITIONAL INFORMATION

INDEX OF DEFINED TERMS
ARTICLE I The Merger
ARTICLE II Conversion of Securities
ARTICLE III Representations and Warranties of the Company
ARTICLE IV Representations and Warranties of Parent and Sub
ARTICLE V Covenants Relating to Conduct of Business
ARTICLE VI Additional Agreements
ARTICLE VII Conditions Precedent
ARTICLE VIII Termination, Amendment and Waiver
ARTICLE IX General Provisions
RESTATED CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII
ARTICLE VIII
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE